UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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The Walt Disney Company

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January     , 2010

Dear Fellow Shareholder,

I am pleased to invite you to our 2010 Annual Meeting of shareholders, which will be held on Wednesday, March 10, 2010, at 10 a.m. at the JW Marriott San Antonio Hill Country in San Antonio, Texas.

At the meeting, we will be electing 13 members of our Board of Directors. I am pleased that the Board has nominated Sheryl Sandberg as a new Director. We think she will be a valuable addition to our Board with the experience she brings from her current position with Facebook and her prior experience at Google and in the United States Treasury Department.

At the meeting we will also be considering ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountants, an amendment to our stock incentive plan, four amendments to our Certificate of Incorporation and up to two shareholder proposals.

You may vote your shares using the Internet or the telephone by following the instructions on page 79 of the proxy statement. Of course, you may also vote by returning a proxy card or voting instruction form if you received a paper copy of this proxy statement.

If you wish to attend the meeting in person, you will need to request an admission ticket in advance. You can request a ticket by following the instructions set forth on page 80 of the proxy statement. If you cannot attend the meeting, you can still listen to the meeting, which will be webcast and available on our Investor Relations website.

Thank you very much for your continued interest in The Walt Disney Company.

Sincerely,

Robert A. Iger

President and Chief Executive Officer

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

500 South Buena Vista Street

Burbank, California 91521

January     , 2010

Notice of Meeting

The 2010 Annual Meeting of shareholders of The Walt Disney Company will be held at JW Marriott San Antonio Hill Country, 23808 Resort Parkway, San Antonio, Texas on Wednesday, March 10, 2010, beginning at 10:00 a.m. The items of business are:

1.	Elect as Directors the 13 nominees named in the proxy statement, each for a term of one year.

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for fiscal 2010.

3.	Approval of an amendment to the Company’s Amended and Restated 2005 Stock Incentive Plan.

4.	Approval of four amendments to the Company’s Restated Certificate of Incorporation.

5.	Consideration of two shareholder proposals, if presented at the meeting.

Shareholders of record of Disney common stock (NYSE: DIS) at the close of business on January 11, 2010, are entitled to vote at the meeting and any postponements or adjournments of the meeting. A list of these shareholders is available at the offices of the Company in Burbank, California.

Alan N. Braverman

Senior Executive Vice President, General Counsel

and Secretary

Important Notice Regarding the Availability of

Proxy Materials for the Shareholder

Meeting to be Held on March 10, 2010

The proxy statement and annual report to shareholders and the means to vote by Internet are available at www.ProxyVote.com.

Your Vote is Important

Please vote as promptly as possible

by using the Internet or telephone or

by signing, dating and returning the Proxy Card

mailed to those who receive paper copies of this proxy statement

If you plan to attend the meeting, you must request an admission ticket in advance following the instructions set forth on page 80 of this proxy statement. Tickets will be issued to registered and beneficial owners and to one guest accompanying each registered or beneficial owner.

Requests for admission tickets will be processed in the order in which they are received and must be requested no later than March 5, 2010. Please note that seating is limited and requests for tickets will be accepted on a first-come, first-served basis. On the day of the meeting, each shareholder will be required to present a valid picture identification such as a driver’s license or passport with their admission ticket. Seating will begin at 9:00 a.m. and the meeting will begin at 10:00 a.m. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

1	Introduction

1	Corporate Governance and Board Matters

1	Corporate Governance Guidelines and Code of Ethics

1	Chairman of the Board

2	Committees

4	Director Independence

5	Director Selection Process

6	Board Compensation

10	Certain Relationships and Related Person Transactions

12	Shareholder Communications

13	Executive Compensation

13	Compensation Committee Report

13	Compensation Discussion and Analysis

34	Compensation Tables

55	Audit-Related Matters

55	Audit Committee Report

56	Policy for Approval of Audit and Permitted Non-audit Services

56	Auditor Fees and Services

57	Items to Be Voted On

57	Election of Directors

61	Ratification of Appointment of Independent Registered Public Accountants

61	Approval of an Amendment to the Amended and Restated 2005 Stock Incentive Plan

70	Approval of Amendments to the Restated Certificate of Incorporation

73	Shareholder Proposals

78	Other Matters

78	Information About Voting and the Meeting

78	Shares Outstanding

79	Voting

80	Attendance at the Meeting

81	Other Information

81	Stock Ownership

81	Section 16(a) Beneficial Ownership Reporting Compliance

81	Electronic Availability of Proxy Statement and Annual Report

82	Reduce Duplicate Mailings

82	Proxy Solicitation Costs

Annexes

A-1	Restated Certificate of Incorporation

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

500 South Buena Vista Street

Burbank, California 91521

January     , 2010

Introduction

This proxy statement contains information relating to the annual meeting of shareholders of The Walt Disney Company to be held on Wednesday, March 10, 2010, beginning at 10:00 a.m. local time, at JW Marriott San Antonio Hill Country, San Antonio, Texas. On or about January     , 2010, we began mailing a notice containing instructions on how to access this proxy statement and our annual report online and we began mailing a full set of the proxy materials to shareholders who had previously requested delivery of the materials in paper copy. For information on how to vote your shares, see the instructions included on the proxy card or instruction form and under “Information About Voting and the Meeting” on page 79.

Corporate Governance and Board Matters

There are currently 12 members of the Board of Directors:

Susan E. Arnold John E. Bryson John S. Chen Judith L. Estrin Robert A. Iger Steven P. Jobs	Fred H. Langhammer Aylwin B. Lewis Monica C. Lozano Robert W. Matschullat John E. Pepper, Jr. Orin C. Smith

The Board met nine times during fiscal 2009. Each Director other than Mr. Jobs attended at least 75% of all of the meetings of the Board and Committees on which he or she served. Mr. Jobs’ inability to attend at least 75% of the meetings this fiscal year was due to medical reasons. All but two of our Directors attended the Company’s 2009 annual shareholders meeting. Under the Company’s Corporate Governance Guidelines, each Director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including by attending annual and special meetings of the shareholders of the Company, the

Board and Committees of which he or she is a member.

Corporate Governance Guidelines and Code of Ethics

The Board of Directors has adopted Corporate Governance Guidelines, which set forth a flexible framework within which the Board, assisted by its Committees, directs the affairs of the Company. The Guidelines address, among other things, the composition and functions of the Board of Directors, director independence, stock ownership by and compensation of Directors, management succession and review, Board Committees and selection of new Directors.

The Company has Standards of Business Conduct, which are applicable to all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. The Board has a separate Code of Business Conduct and Ethics for Directors, which contains provisions specifically applicable to Directors.

The Corporate Governance Guidelines, the Standards of Business Conduct and the Code of Business Conduct and Ethics for Directors are available on the Company’s Investor Relations website under the “Corporate Governance” heading at www.disney.com/investors and in print to any shareholder who requests them from the Company’s Secretary. If the Company amends or waives the Code of Business Conduct and Ethics for Directors, or the Standards of Business Conduct with respect to the chief executive officer, principal financial officer or principal accounting officer, it will post the amendment or waiver at the same location on its website.

Chairman of the Board

John Pepper became non-executive Chairman of the Board effective January 1, 2007. The Chairman of the Board organizes Board activities to enable the Board

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

to effectively provide guidance to and oversight and accountability of management. To fulfill that role, the Chairman, among other things: creates and maintains an effective working relationship with the Chief Executive Officer and other members of management and with the other members of the Board; provides the Chief Executive Officer ongoing direction as to Board needs, interests and opinions; and assures that the Board agenda is appropriately directed to the matters of greatest importance to the Company. In carrying out his responsibilities, the Chairman preserves the distinction between management and oversight, maintaining the responsibility of management to develop corporate strategy and the responsibility of the Board to review and express its views on corporate strategy. The functions of the Chairman include:

•	Presiding over all meetings of the Board of Directors and shareholders, including regular executive sessions of non-management Directors of the Board;

•	Establishing the annual agenda of the Board and agendas of each meeting in consultation with the chief executive officer;

•	Advising Committee chairs, in consultation with the chief executive officer, on meeting schedules, agenda and information needs for the Board committees;

•	Defining the subject matter, quality, quantity and timeliness of the flow of information between management and the Board and overseeing the distribution of that information;

•	Coordinating periodic review of management’s strategic plan for the Company;

•	Leading the Board review of the succession plan for the chief executive officer and other key members of senior management;

•	Coordinating the annual performance review of the chief executive officer and other key senior managers;

•	Consulting with Committee Chairs about the retention of advisors and experts;

•	Acting as the principal liaison between the independent directors and the chief executive officer on sensitive issues;

•

Working with the Governance and Nominating Committee to develop and maintain the agreed-on definitions of the role of the Board and the organization, processes and governance guidelines necessary to carry it out;

•

After consulting with other Board members and the chief executive officer, making recommendations to the Governance and Nominating Committee as to the membership of various Board Committees and Committee Chairs;

•	Working with management on effective communication with shareholders, including being available for consultation and direct communication upon the reasonable request of major shareholders;

•	Encouraging active participation by each member of the Board; and

•	Performing such other duties and services as the Board may require.

The Company’s Corporate Governance Guidelines specify that the Chairman of the Board will be an independent Director unless the Board determines that the best interests of the shareholders would be otherwise better served, in which case the Board will disclose in the Company’s proxy statement the reasons for a different arrangement and appoint an independent director as Lead Director with duties and responsibilities detailed in the Corporate Governance Guidelines.

Committees

The Board of Directors has four standing committees: Audit, Governance and Nominating, Compensation and Executive. Information regarding these committees is provided below. The charters of the Audit, Governance and Nominating and Compensation Committees are available on the Company’s Investor Relations website under the “Corporate Governance” heading at www.disney.com/investors and in print to any shareholder who requests them from the Company’s Secretary.

The members of the Audit Committee are:

Robert W. Matschullat

John E. Pepper, Jr.

Orin C. Smith (Chair)

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

The functions of the Audit Committee are described below under the heading “Audit Committee Report.” The Audit Committee met nine times during fiscal 2009. All of the members of the Audit Committee are independent within the meaning of SEC regulations, the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The Board has determined that Mr. Smith, the chair of the Committee, and Mr. Matschullat and Mr. Pepper are qualified as audit committee financial experts within the meaning of SEC regulations, and that they have accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange.

The members of the Governance and Nominating Committee are:

Judith L. Estrin

Aylwin B. Lewis (Chair)

Monica C. Lozano

Robert W. Matschullat

John E. Pepper, Jr.

The Governance and Nominating Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of the Company’s Corporate Governance Guidelines. In addition, the Committee assists the Board in developing criteria for open Board positions, reviews background information on potential candidates and makes recommendations to the Board regarding such candidates. The Committee also reviews and approves transactions between the Company and Directors, officers, 5% stockholders and their affiliates under the Company’s Related Person Transaction Approval Policy, supervises the Board’s annual review of Director independence and the Board’s annual self-evaluation, makes recommendations to the Board with respect to Committee assignments and oversees the Board’s director education practices. The Committee met six times during fiscal 2009. All of the members of the Governance and Nominating Committee are independent within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

The members of the Compensation Committee are:

Susan E. Arnold

John S. Chen

Fred H. Langhammer (Chair)

Aylwin B. Lewis

John E. Pepper, Jr.

The Compensation Committee is responsible for reviewing and approving corporate goals and objectives relevant to the compensation of the Company’s chief executive officer, evaluating the performance of the chief executive officer and, either as a committee or together with the other independent members of the Board, determining and approving the compensation level for the chief executive officer and making recommendations regarding compensation of other executive officers and certain compensation plans to the Board (the Board has delegated to the Committee the responsibility for approving these arrangements). Additional information on the roles and responsibilities of the Compensation Committee is provided under the heading “Compensation Discussion and Analysis,” below. In fiscal 2009, the Compensation Committee met ten times. All of the members of the Committee are independent within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

The members of the Executive Committee

are:

Robert A. Iger

John E. Pepper, Jr. (Chair)

The Executive Committee serves primarily as a means for taking action requiring Board approval between regularly scheduled meetings of the Board. The Executive Committee is authorized to act for the full Board on matters other than those specifically reserved by Delaware law to the Board. In practice, the Committee’s actions are generally limited to matters such as the authorization of transactions including corporate credit facilities and borrowings. In fiscal 2009, the Executive Committee held no meetings.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

Director Independence

The provisions of the Company’s Corporate Governance Guidelines regarding Director independence meet and in some areas exceed the listing standards of the New York Stock Exchange. These provisions are included in the Company’s Corporate Governance Guidelines, which are available on the Company’s Investor Relations website under the “Corporate Governance” heading at www.disney.com/investors.

Pursuant to the Guidelines, the Board undertook its annual review of Director independence in December 2009. During this review, the Board considered transactions and relationships between each Director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under “Certain Relationships and Related Person Transactions” below. The Board also considered whether there were any transactions or relationships between Directors or any member of their immediate family (or any entity of which a Director or an immediate family member is an executive officer, general partner or significant equity holder) and members of the Company’s senior management or their affiliates. As provided in the Guidelines, the purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the Director is independent.

As a result of this review, the Board affirmatively determined that all of the Directors nominated for election at the annual meeting are independent of the Company and its management under the standards set forth in the Corporate Governance Guidelines, with the exception of Robert Iger, John Bryson and Steven Jobs. Mr. Iger is considered an inside Director because of his employment as a senior executive of the Company. The Board determined that Mr. Bryson is not an independent Director as a result of relationships between the Company, Lifetime Entertainment Television and Mr. Bryson’s wife. Lifetime was a joint venture that was 50% owned by the Company during most of the fiscal year.

(It merged with A&E Television Networks, a joint venture that is 42% owned by the Company, in the fourth quarter of the fiscal year). Ms. Bryson was under contract to serve as a consultant to Lifetime through April 2009 and received compensation from Lifetime as described under “Certain Relationships and Related Person Transactions” below. In addition, Lifetime acquired programming from and sold advertising time to Company subsidiaries in an aggregate amount that exceeded 2% of Lifetime’s total revenues for fiscal year 2009. Although the relationship between the Company, Lifetime and Ms. Bryson may not mandate disqualification from independence under the Company’s Guidelines, the Board determined that the relationship was sufficient to deem Mr. Bryson non-independent at this time. Mr. Jobs is considered a non-independent outside director because, during fiscal 2006, the Company acquired Pixar, of which Mr. Jobs was chairman and chief executive officer and the beneficial owner of 50.6% of the issued and outstanding equity.

In determining the independence of each Director, the Board considered the following relationships, which it determined were immaterial to the Directors’ independence. The Board considered that the Company and its subsidiaries in the ordinary course of business have, during the last three years, sold products and services to and/or purchased products and services from companies at which some of our Directors or their immediate family members were officers or employees during fiscal 2009. In each case, the amount paid to or received from these companies in each of the last three years did not approach the 2% of total revenue threshold in the Guidelines. The Board also considered employment relationships with immediate family members of Directors that involved compensation of less than the threshold of $120,000 in the Company’s Guidelines. The Board determined that none of the relationships it considered impaired the independence of the Directors.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

Director Selection Process

Working closely with the full Board, the Governance and Nominating Committee develops criteria for open Board positions, taking into account such factors as it deems appropriate, which may include: the current composition of the Board; the range of talents, experiences and skills that would best complement those already represented on the Board; the balance of management and independent Directors; and the need for financial or other specialized expertise. Applying these criteria, the Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The Committee retains a third-party executive search firm to identify and review candidates upon request of the Committee from time to time.

Once the Committee has identified a prospective nominee—including prospective nominees recommended by shareholders—it makes an initial determination as to whether to conduct a full evaluation. In making this determination, the Committee takes into account the information provided to the Committee with the recommendation of the candidate, as well as the Committee’s own knowledge and information obtained through inquiries to third parties to the extent the Committee deems appropriate. The preliminary determination is based primarily on the need for additional Board members and the likelihood that the prospective nominee can satisfy the criteria that the Committee has established. If the Committee determines, in consultation with the Chairman of the Board and other Directors as appropriate, that additional consideration is warranted, it may request the third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee against the specific criteria that it has established for the position, as well as the standards and qualifications set out in the Company’s Corporate Governance Guidelines, including:

•	the ability of the prospective nominee to represent the interests of the shareholders of the Company;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•

the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards, as specifically set out in the Company’s Corporate Governance Guidelines;

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board;

•	the extent to which the prospective nominee helps the Board reflect the diversity of the Company’s shareholders, employees, customers and guests and the communities in which it operates; and

•	the willingness of the prospective nominee to meet the minimum equity interest holding guideline set out in the Company’s Corporate Governance Guidelines.

If the Committee decides, on the basis of its preliminary review, to proceed with further consideration, members of the Committee, as well as other members of the Board as appropriate, interview the nominee. After completing this evaluation and interview, the Committee makes a recommendation to the full Board, which makes the final determination whether to nominate or appoint the new Director after considering the Committee’s report.

A shareholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Secretary or any member of the Governance and Nominating Committee in writing with whatever supporting material the shareholder considers appropriate. The Governance and Nominating Committee will also consider whether to nominate any person nominated by a shareholder pursuant to the provisions of the Company’s Bylaws relating to shareholder nominations as described in “Shareholder Communications” below.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

Board Compensation

Under the Company’s Corporate Governance Guidelines, non-employee Director compensation is determined annually by the Board of Directors acting upon the recommendation of the Compensation Committee. Directors who are also employees of the Company receive no additional compensation for service as a Director. Since July 1, 2008, annual compensation for non-employee Directors has been as follows:

Annual Board retainer	$80,000
Annual committee retainer[1]	$10,000
Annual committee chair retainer[2]	$15,000
Annual deferred stock unit grant	$84,000
Annual retainer for Board Chairman[3]	$500,000
Annual stock option grant[4]	$56,000

[1]	Per committee.
[2]	This is in addition to the annual committee retainer the Director receives for serving on the committee.
[3]	In lieu of all other Director compensation except the annual stock option grant. Paid in shares of Company common stock.
[4]	Grant is made on March 1 of each year for a number of options with a fair value on the date of grant equal to the amount shown.

At Mr. Jobs’ request, the Board has excluded Mr. Jobs from receiving compensation as a Director.

The Company does not provide retirement benefits to any non-employee Directors who served during fiscal 2009.

Unless the Board exempts a Director, each Director is required to retain at all times stock representing no less than 50% of the after-tax value of exercised options and shares received upon distribution of deferred stock units until he or she leaves the Board. The Company’s Corporate Governance Guidelines also encourage Directors to own, or acquire within three years of first becoming a Director, shares of common stock of the Company (including stock units received as Director compensation) having a market value of at least $100,000.

The following table identifies the compensation earned during fiscal 2009 by each person who is currently a non-employee Director. Information regarding the amounts in each column follows the table.

DIRECTOR COMPENSATION FOR FISCAL 2009
	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
Susan E. Arnold	$90,000	$83,971	$18,593	$3,678	$196,242
John E. Bryson	80,000	83,971	54,694	338	219,003
John S. Chen	90,000	84,773	54,694	7,091	236,558
Judith L. Estrin	90,000	83,971	54,694	6,974	235,639
Steven P. Jobs	—	—	—	—	—
Fred H. Langhammer	105,000	85,389	49,157	7,309	246,855
Aylwin B. Lewis	108,376	84,773	54,694	—	247,843
Monica C. Lozano	96,625	83,971	54,694	19,512	254,802
Robert W. Matschullat	95,583	83,971	54,694	1,935	236,183
John E. Pepper, Jr. (Chairman)	—	501,248	39,530	9,954	550,732
Orin C. Smith	105,000	85,386	39,530	14	229,930

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

Fees Earned or Paid in Cash.    The annual Board retainer and annual committee and committee-chair retainers are payable in cash at the end of each quarter. The Company’s Amended and Restated 1997 Non-Employee Directors Stock and Deferred Compensation Plan allows non-employee Directors to elect each year to receive all or part of their retainers in Disney stock or to defer all or part of this compensation until after their service as a Director ends. Directors who elect to receive stock instead of cash but who do not defer their compensation are credited each quarter with a dollar amount equal to fees earned that quarter and receive shares after the end of each calendar year based on the average of the fair market value of shares of the Company’s common stock at the end of each quarter. Directors who elect to defer their compensation may also elect to receive cash or stock. Directors who elect to receive deferred compensation in cash receive a credit each quarter, and the balance in their deferred cash account earns interest at an annual rate equal to the Moody’s Average Corporate (Industrial) Bond Yield, adjusted quarterly. For fiscal 2009, the average interest rate was 6.59%. Interest earned on deferred amounts is included in the “All Other Compensation” column. Directors who elect to receive deferred compensation in stock receive stock units each quarter and shares of stock are distributed with respect to these units after their service as a Director ends.

This column sets forth amounts payable in cash on a current basis, whether paid currently or deferred by the Director to be paid in cash or shares after their service ends. None of the Directors elected to receive stock on a current basis for fiscal 2009. This column does not include fees paid for service as Chairman of the Board, as those fees are required to be paid in the form of shares of stock distributed to the Chairman after the end of the calendar year in which they were earned and are therefore included in the “Stock Awards” column.

The following table identifies for each Director the dollar amount included in the “Fees Earned or Paid in Cash” column received in cash, the dollar amount deferred to be paid in cash, and the number and dollar value of stock units received as deferred compensation. The number of units awarded is equal to the dollar amount of fees accruing each quarter divided by the average over the last ten trading days of the quarter of the average of the high and low trading price for shares of Company common stock on each day in the ten-day period.

FORM OF RECEIPT OF DIRECTOR FEES FOR FISCAL 2009
		Deferred Fees
	Fees Paid Currently in Cash	To be Paid in Cash	To be Paid in Stock
			Number of Units	Value of Units
Susan E. Arnold	—	$45,000	2,003	$45,000
John E. Bryson	—	—	3,560	80,000
John S. Chen	$45,000	—	2,003	45,000
Judith L. Estrin	90,000	—	—	—
Steven P. Jobs	—	—	—	—
Fred H. Langhammer	—	—	4,672	105,000
Aylwin B. Lewis	54,188	—	2,396	54,188
Monica C. Lozano	48,313	—	2,165	48,313
Robert W. Matschullat	—	—	4,233	95,583
John E. Pepper, Jr.	—	—	—	—
Orin C. Smith	105,000	—	—	—

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

Stock Awards.    This column sets forth the dollar amount recognized for financial statement reporting purposes for compensation expense incurred by the Company for service in fiscal 2009 with respect to:

•	the annual deferred stock unit grant;

•	for the Chairman of the Board, shares awarded with respect to the annual retainer; and

•	stock units and restricted stock units awarded in fiscal 2007 as compensation related to the dilutive effect of the ABC Radio spin-off which occurred during that fiscal year.

The accounting charge for compensation expense incurred by the Company is calculated using the average of the high and low trading prices on the date of grant. Except for restricted stock units awarded as compensation for the dilutive effect of the ABC Radio spin-off, all charges relating to stock unit grants are reflected in the fiscal year for which the grant is made because they are immediately vested. A portion of the charge for restricted stock units awarded as compensation for the dilutive effect of the ABC Radio spin-off in fiscal 2007 was reflected in fiscal 2009 and these amounts are included in the table.

The number of shares awarded to each Director was calculated by dividing the amount payable with respect to a quarter by the average over the last ten trading days of the quarter of the average of the high and low trading price on each day. The following table identifies the number and grant date fair value (which is equal to the market value of the Company’s common stock on the date of the award times the number of shares underlying the units) of stock units awarded to each Director during fiscal 2009.

DIRECTOR STOCK UNIT AWARDS FOR FISCAL 2009
	Stock Units and Restricted Stock Units Awarded	Grant Date Fair Value
Susan E. Arnold	3,738	$83,971
John E. Bryson	3,738	83,971
John S. Chen	3,738	83,971
Judith L. Estrin	3,738	83,971
Steven P. Jobs	—	—
Fred H. Langhammer	3,738	83,971
Aylwin B. Lewis	3,738	83,971
Monica C. Lozano	3,738	83,971
Robert W. Matschullat	3,738	83,971
John E. Pepper, Jr.	22,250	499,833
Orin C. Smith	3,738	83,971

One fourth of the annual deferred stock unit grant and annual retainer is awarded at the end of each quarter. Shares with respect to annual deferred stock unit grants are distributed to the Director on the second anniversary of the award date, whether or not the Director is still a Director on the date of distribution. Shares with respect to the annual retainer for the Chairman of the Board are distributed after the end of the calendar year in which they are earned.

At the end of any quarter in which dividends are distributed to shareholders, Directors receive additional stock units with a value (based on the average of the high and low trading prices of Disney stock averaged over the last ten trading days of the quarter) equal to the amount of dividends they would have received on all stock units held by them at the end of the prior quarter. Shares with respect to these additional units are distributed when the underlying units are distributed. Units awarded in respect of dividends are included in the fair value of the stock units when the units are initially awarded and therefore are not included in the tables above, but they are included in the total units held at the end of the fiscal year in the following table.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

The following table sets forth all stock units held by each Director as of the end of fiscal 2009. All stock units are fully vested when granted, but shares are distributed with respect to the units only later, as described above. Stock units in this table are included in the share ownership table on page 81 except to the extent they may have been distributed as shares and sold prior to January 11, 2010.

DIRECTOR STOCK UNIT HOLDINGS AT THE END OF FISCAL 2009
Stock Units
Susan E. Arnold	10,347
John E. Bryson	32,133
John S. Chen	14,434
Judith L. Estrin	5,852
Steven P. Jobs	—
Fred H. Langhammer	18,514
Aylwin B. Lewis	15,440
Monica C. Lozano	24,913
Robert W. Matschullat	29,687
John E. Pepper, Jr.	19,945
Orin C. Smith	5,852

Option Awards.    This column sets forth the dollar amount recognized for financial statement reporting purposes for compensation expense incurred by the Company in fiscal 2009 with respect to options awarded to Directors. The fair value of the options on the date of their award is calculated using the binomial model. The assumptions used in estimating the fair value of options are set forth in footnote 13 to the Company’s Audited Financial Statements for fiscal year 2009. The accounting charge reported in the table excludes a portion of the fair value of options awarded in fiscal 2009 to reflect the fact that vesting of the options occurs in future years and it includes amounts with respect to options awarded in prior years to reflect the fact that vesting occurs in or after fiscal 2009.

The following table sets forth, for each Director, the fair value of option awards received by Directors in fiscal 2009 and the amount included in the “Options Awards” column with respect to prior-year grants and this year’s grant.

DIRECTOR OPTION VALUES FOR FISCAL 2009

		Amount Reported in Fiscal 2009 Attributable to
	Grant Date Fair Value of Fiscal 2009 Awards	Prior- Year Awards	Fiscal 2009 Awards
Susan E. Arnold	$56,005	$10,346	$8,247
John E. Bryson	56,005	46,447	8,247
John S. Chen	56,005	46,447	8,247
Judith L. Estrin	56,005	46,447	8,247
Steven P. Jobs	—	—	—
Fred H. Langhammer	56,005	40,910	8,247
Aylwin B. Lewis	56,005	46,447	8,247
Monica C. Lozano	56,005	46,447	8,247
Robert W. Matschullat	56,005	46,447	8,247
John E. Pepper, Jr.	56,005	31,283	8,247
Orin C. Smith	56,005	31,283	8,247

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

Each Director identified in the table above received an option for 10,360 shares on March 2, 2009, except for Mr. Jobs, who does not receive director compensation. The exercise price of the options granted in fiscal 2009 is $16.225 (the average of the high and low prices reported on the New York Stock Exchange on the date of grant; the closing price on that date was $16.05). The options vest in equal installments over four years and have a seven-year term. If a Director ends his or her service by reason of mandatory retirement pursuant to the Board’s retirement or tenure policy or permanent disability, the options continue to vest in accordance with their original schedule. If service ends by reason of death, the options vest immediately. In any of the foregoing cases, the options remain exercisable for five years following termination or until the original expiration date of the option, whichever is sooner. In all other cases, options cease to vest upon termination and all vested options must be exercised within three months of termination.

The following table sets forth the aggregate number of stock options outstanding for each Director at the end of fiscal 2009.

DIRECTOR OPTION HOLDINGS AT THE END OF FISCAL 2009
Number of Shares Underlying Options Held
Susan E. Arnold	16,360
John E. Bryson	58,360
John S. Chen	40,360
Judith L. Estrin	64,360
Steven P. Jobs	—
Fred H. Langhammer	34,360
Aylwin B. Lewis	40,360
Monica C. Lozano	58,360
Robert W. Matschullat	46,360
John E. Pepper, Jr.	28,360
Orin C. Smith	28,360

All Other Compensation.    To encourage Directors to experience the Company’s products, services and entertainment offerings personally, the Board has adopted a policy, that, subject to availability, entitles each non-employee Director (and his or her spouse, children and grandchildren) to use Company products, attend Company entertainment offerings and visit Company properties (including staying at resorts, visiting theme parks and participating in cruises) at the Company’s expense, up to a maximum of $15,000 in fair market value per calendar year plus reimbursement of associated tax liabilities. In addition, the Company reimburses Directors for the travel expenses of or provides transportation on Company aircraft for immediate family members of Directors if the family members are specifically invited to attend events for appropriate business purposes and allows family members (including domestic partners) to accompany Directors traveling on company aircraft for business purposes on a space-available basis. The value of these benefits is not included in the table as permitted by SEC rules because the aggregate incremental cost to the Company of providing the benefits did not exceed $10,000 for any Director. The reimbursement of associated tax liabilities is included in the table above, which was less than $10,000 for each Director. The column also includes interest earned on deferred cash compensation, which was less than $10,000 for each Director except for Ms. Lozano, for whom interest earned totaled $19,297.

Certain Relationships and Related Person Transactions

The Board of Directors has adopted a written policy for review of transactions involving more than $120,000 in any fiscal year in which the Company is a participant and in which any Director, executive officer, holder of more than 5% of our outstanding shares or any immediate family member of any of these persons has a direct or indirect material interest. Directors, 5% shareholders and executive officers are required to inform the Company of any such transaction promptly after they become aware of it, and the Company collects information from Directors and executive officers about their affiliations and affiliations of their family members so the Company can search its

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

records for any such transactions. Transactions are presented to the Governance and Nominating Committee of the Board (or to the Chairman of the Committee if the Committee delegates this responsibility) for approval before they are entered into or, if this is not possible, for ratification after the transaction has been entered into. The Committee approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company, including whether the transaction impairs independence of a Director. The policy does not require review of the following transactions:

•	Employment of executive officers approved by the Compensation Committee;

•	Compensation of Directors approved by the Board;

•	Transactions in which all shareholders receive benefits proportional to their shareholdings;

•	Ordinary banking transactions identified in the policy;

•

Any transaction contemplated by the Company’s Certificate of Incorporation, Bylaws or Board action where the interest of the Director, executive officer, 5% shareholder or family member is disclosed to the Board prior to such action;

•

Commercial transactions in the ordinary course of business with entities affiliated with Directors, executive officers, 5% shareholders or their family members if the aggregate amount involved during a fiscal year is less than the greater of (a) $1,000,000 and (b) 2% of the Company’s or other entity’s gross revenues and the related person’s interest in the transaction is based solely on his or her position with the entity;

•	Charitable contributions to entities where a Director is an executive officer of the entity if the amount is less than the lesser of $200,000 and 2% of the entity’s annual contributions; and

•

Transactions with entities where the Director, executive officer, 5% shareholder or immediate family member’s sole interest is as a non-executive officer employee of, volunteer with, or director or trustee of the entity.

Director John Bryson’s wife, Louise Bryson, served during the fiscal year as a consultant to Lifetime Entertainment Television, a cable television programming service in which the Company had an indirect 50% equity interest during most of the fiscal year (and which was merged with A&E Television Networks, a joint venture that is 42% owned by the Company, in the fourth quarter of the fiscal year). Ms. Bryson received an aggregate salary (including car allowance and payments of deferred compensation) of $668,546 for her services with Lifetime during fiscal 2009 and received a bonus of $433,031 in fiscal 2009 with respect to her services in fiscal 2008. Under her employment agreement and her separation agreement entered into in connection with her retirement from Lifetime, Ms. Bryson was entitled to continue receiving her base compensation and benefits through April 30, 2009, but is not entitled to receive any incentive compensation thereafter. This ongoing relationship was reviewed and approved by the Governance and Nominating Committee under the Related Person Transaction Approval Policy at the beginning of fiscal 2009. Ms. Bryson also received a lump sum payment of pension benefits in the amount of $1,441,536 and monthly annuity payments totaling $12,884 in fiscal 2009. In addition, as noted above, Lifetime acquired programming and purchased advertising time from, and sold advertising time to, Company subsidiaries, but the Company believes that neither Mr. Bryson nor Ms. Bryson had a material direct or indirect interest in those transactions.

During fiscal year 2009, Fidelity Management Trust Company (FMTC) served as trustee of the Company’s 401(k) plan and the Company paid FMTC approximately $400,266 in fees for this and ancillary services. Additionally, entities affiliated with FMTC benefit from fees incurred by plan participants on balances invested in mutual funds through the plan. FMTC and its affiliated entities are subsidiaries of FMR LLC, which was the beneficial owner of more than 5% of the Company’s outstanding shares at the end of the fiscal year. This relationship has been in place since before FMR LLC was the beneficial

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

owner of more than 5% of the Company’s outstanding shares, and the ongoing relationship was reviewed and approved by the Governance and Nominating Committee under the Related Person Transaction Approval Policy in December 2009.

Shareholder Communications

Generally.    Shareholders may communicate with the Company through its Shareholder Services Department by writing to 500 South Buena Vista Street, MC 9722, Burbank, California 91521, by calling Shareholder Services at (818) 553-7200, or by sending an e-mail to investor.relations@disneyonline.com. Additional information about contacting the Company is available on the Company’s investor relations website (www.disney.com/investors) under “My Shareholder Account.”

Shareholders and other persons interested in communicating directly with the Chairman of the Board or with the non-management Directors as a group may do so by writing to the Chairman of the Board, The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521-1030. Under a process approved by the Governance and Nominating Committee of the Board for handling letters received by the Company and addressed to non-management members of the Board, the office of the Secretary of the Company reviews all such correspondence and forwards to Board members a summary and/or copies of any such correspondence that, in the opinion of the Secretary, deals with the functions of the Board or Committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to mem-

bers of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Shareholder Proposals for Inclusion in 2011 Proxy Statement.    To be eligible for inclusion in the proxy statement for our 2011 annual meeting, shareholder proposals must be received by the Company’s Secretary no later than the close of business on September     , 2010. Proposals should be sent to the Secretary, The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521-1030 and follow the procedures required by SEC Rule 14a-8.

Shareholder Director Nominations and Other Shareholder Proposals for Presentation at the 2011 Annual Meeting.    Under our bylaws, written notice of shareholder nominations to the Board of Directors and any other business proposed by a shareholder that is not to be included in the proxy statement must be delivered to the Company’s Secretary not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, any shareholder who wishes to have a nomination or other business considered at the 2011 annual meeting must deliver a written notice (containing the information specified in our bylaws regarding the shareholder and the proposed action) to the Company’s Secretary between November 10, 2010 and December 10, 2010. SEC rules permit management to vote proxies in its discretion with respect to such matters if we advise shareholders how management intends to vote.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

Executive Compensation

Compensation Committee Report

The Compensation Committee has:

(1)	reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management; and

(2)	based on the review and discussion referred to in paragraph (1) above, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement relating to the 2010 annual meeting of shareholders.

Members of the Compensation Committee

Susan E. Arnold

John S. Chen

Fred H. Langhammer (Chair)

Aylwin B. Lewis

John E. Pepper, Jr.

Compensation Discussion and Analysis

Overview

Disney’s executive compensation program is designed to align the interests of senior management with shareholders by tying a significant portion of their compensation to the Company’s performance as measured by a variety of factors during the fiscal year in question, including financial returns, stock price performance and efforts to position the Company for long-term success.

Under the program, the portion of compensation guaranteed to the Company’s five named executives at the beginning of any fiscal year represents only a fraction of the total potential compensation. In the case of Mr. Iger, only about 10% of his target annual compensation (excluding benefits and perquisites) is guaranteed at the beginning of the year in the form of his base salary. The remaining ninety percent of Mr. Iger’s target annual compensation, including performance-based bonus, stock awards and options, is linked directly to the Company’s performance. Although the percentages differ modestly for the other named executive officers and benefits and perquisites received during the year can increase the percentage of fixed compensation somewhat, more than 80% of all annual compensation awarded to the named executive officers in recent years was tied to the Company’s performance.

In making decisions on performance-based compensation in fiscal 2009, the Compensation Committee weighed the Company’s overall performance against one of the worst national and global economic downturns in the post-war era. It took into consideration not only the Company’s ability to weather the downturn effectively but to make changes and introduce initiatives critical to positioning the Company for future long-term growth, particularly in operations affected by secular challenges brought on by technology shifts and changes in consumer behavior.

For the year, Disney’s revenues decreased to $36.1 billion, 4% below the previous year, while earnings per share, excluding the impact of items that affected comparability between the years, decreased by 20%.1 The challenging economic situation was also reflected in the Company’s stock price performance. Total shareholder return for the Company in fiscal 2009 was a decrease of 7.1%, lagging the S&P 500, which saw a decrease of 4.8% in total shareholder return. Over the last five years, however, total shareholder return for the Company was an increase of 29.1%, compared to an increase of only 5.2% for the S&P 500.

[1]	Earnings per share for the current year included a non-cash gain in connection with the merger of Lifetime Entertainment Services (Lifetime) and A&E Television Networks (A&E), a gain on the sale of our investment in two pay television services in Latin America, and restructuring and impairment charges, which collectively had a net adverse impact of $0.06. Earnings per share for the prior year included an accounting gain related to the acquisition of the Disney Stores North America, a gain on the sale of movies.com, the favorable resolution of certain income tax matters, a bad debt charge for a receivable from Lehman Brothers, and an impairment charge, which collectively had no net impact on earnings per share.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

Taking into account these circumstances, and driven primarily by the application of the financial performance measures described on page 29 in determining performance-based bonuses, total annual cash compensation for the five named executive officers serving at the end of fiscal 2009 (as set forth in the table below)2 was in the aggregate 25.6% less than in fiscal 2008, primarily due to a 33.6% average decline in performance-based bonuses. The grant-date fair value of the regular annual equity awards which were granted in January 2009, was 18.0% higher than in fiscal 2008, driven primarily by the impact of equity award minimums under new employment agreements for Mr. Staggs, Mr. Braverman and Mr. Mayer that increased the target value of their equity awards. At the same time, the intrinsic value of previously granted equity awards was reduced by the decline in the market price of the Company’s shares. Overall, total annual compensation for the five named executive officers, including the grant date fair value of equity awards, decreased by an aggregate of approximately 10.3% in fiscal 2009. In addition, Mr. Braverman received a special equity award in fiscal 2009 in connection with the execution of a new employment agreement at the beginning of the fiscal year, which is intended to compensate him over the five-year term of the agreement. Mr. Iger and Mr. Staggs each received special equity awards in connection with the renegotiation of their employment agreements in fiscal 2008, but none in fiscal 2009.

[2]	We have not included in this analysis the compensation received by Dennis Shuler, who left the Company in April 2009 and was not among the five named executive officers in fiscal 2008. His compensation is included in the Summary Compensation Table on page 34 of this proxy statement because, based on the accounting treatment of his equity awards in light of the termination of his employment, his compensation as reported in that table would have placed him among the five highest paid executive officers if he had been an executive officer at the end of the fiscal year. His compensation is discussed below under “Fiscal 2009 Decisions — Severance.”

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

The following table sets forth the compensation received by the five named executive officers for the last three fiscal years. It provides, for fiscal years 2007, 2008 and 2009: (a) cash compensation comprised of salary, benefits and perquisites and the annual performance-based bonus; (b) the grant-date fair value of regular annual equity awards during the fiscal year; (c) total annual compensation comprised of fixed compensation, performance-based bonus and the grant-date fair value of regular annual equity awards; and (d) grant-date fair value of any special equity awards received during the fiscal year. The amounts in the table differ from those in the Summary Compensation Table on page 34 in that this table uses the grant-date fair value of equity awards rather than the portion of grant date fair value of current and former awards that is included in the financial statements as the annual expense of these awards. This table also does not include the change in pension value included in the Summary Compensation Table. This table also excludes Mr. Shuler, who served for only a portion of both fiscal 2008 and fiscal 2009. This table is not a substitute for the Summary Compensation Table and is intended to provide additional information that the Company believes is useful in analyzing compensation decisions made by the Company with respect to the three fiscal years covered.

Annual Compensation and Other Equity Awards
	Year	Annual Compensation
		Cash Compensation					Regular Annual Equity Awards[2]	Total Annual Compensation	Special Equity Awards[3]
		Fixed Compensation[1]	Performance- Based Bonus[2]	Total		Percent Change
Robert A. Iger	2009	$2,780,063	$9,260,000	$12,040,063	> >	(28.0)% 1.8%	$9,538,409	$21,578,471	—
	2008	2,773,090	13,945,493	16,718,583			9,335,949	26,054,532	$25,018,048
	2007	2,745,177	13,670,686	16,415,863			9,328,365	25,744,228	2,242,026
Thomas O. Staggs	2009	1,317,824	2,450,000	3,767,824	> >	(29.8)% (4.6)%	4,212,811	7,980,635	—
	2008	1,265,116	4,100,000	5,365,116			2,800,786	8,165,902	7,380,000
	2007	1,174,271	4,450,000	5,624,271			2,963,127	8,587,398	1,052,971
Alan N. Braverman	2009	1,154,919	2,035,000	3,189,919	> >	(22.2)% (8.8)%	2,331,653	5,521,572	3,035,500
	2008	1,100,534	3,000,000	4,100,534			1,867,193	5,967,727	—
	2007	1,048,106	3,450,000	4,498,106			2,271,731	6,769,837	521,345
Kevin A. Mayer	2009	733,158	900,000	1,633,158	> >	(1.6)% (7.5)%	1,600,369	3,233,527	—
	2008	665,398	1,025,000	1,690,398			980,278	2,670,676	—
	2007	626,618	1,200,000	1,826,618			1,086,480	2,913,098	101,330
Christine M. McCarthy	2009	608,879	545,000	1,153,879	> >	(16.9)% (2.4)%	991,999	2,145,878	—
	2008	589,340	800,000	1,389,340			840,237	2,229,577	—
	2007	548,682	875,000	1,423,682			888,938	2,312,620	141,532
Total for five officers	2009	6,594,843	15,190,000	21,784,843	> >	(25.6)% (1.8)%	18,675,241	40,460,084	3,035,500
	2008	6,393,478	22,870,493	29,263,971			15,824,443	45,088,414	32,398,048
	2007	6,142,854	23,645,686	29,788,540			16,538,641	46,327,181	4,059,204

[1]

Salary and “other compensation” as set forth in the Summary Compensation Table. The amounts reflect compensation for 53 weeks in fiscal year 2009 compared to 52 weeks in fiscal 2008 and fiscal 2007 due to the timing of fiscal period end.

[2]

In fiscal 2007, some named executive officers received a portion of their performance based bonus in the form of restricted stock units. The grant date fair value of these units is included in the “Performance-Based Bonus” column and excluded from the “Regular Annual Equity Awards” column.

[3]

In the case of Mr. Iger and Mr. Staggs, the awards in fiscal 2008, and in the case of Mr. Braverman, the award in fiscal 2009, were options or units awarded in connection with the signing of a new employment agreement. In the case of each of the named executive officers, the other awards in fiscal 2007 were restricted stock units awarded to compensate for the dilutive effect on outstanding stock units and options arising from the Company’s transaction relating to ABC Radio.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

Compensation Objectives and Program Design

The Company’s executive compensation program seeks to promote the creation of long-term shareholder value by:

•

tying a substantial portion of executives’ total compensation to financial performance measures that align with long-term shareholder value and leadership actions that are expected to position the Company for long-term success; and

•	attracting and retaining high-caliber executives in a competitive market for talent.

We use five different types of compensation in pursuing these objectives:

•	a base salary;

•	a variable, annual, performance-based bonus;

•	periodic grants of long-term, equity-based compensation such as stock options, restricted stock units and performance-based restricted stock units;

•	retirement plans and agreements and arrangements regarding compensation upon termination of employment; and

•	benefits and perquisites.

This section discusses how we have designed our compensation program to address these objectives.

•	“Roles and Responsibilities” addresses the process used to make compensation decisions for executive officers.

•	“Compensation Mix” addresses how we balance fixed and performance-based compensation to achieve our objectives.

•

“Performance-Based Compensation” addresses the specific design elements of the Company’s performance-based bonus and equity compensation programs that are designed to align compensation with the creation of long-term shareholder value.

•	“Fixed Compensation” addresses base salary, benefits and perquisites and retirement plans.

•	“Competitive Considerations” addresses how we evaluate the competitive market for talent and use that evaluation in designing compensation packages.

•	“Other considerations” addresses the use of employment agreements and tax deductibility of executive compensation.

Specific compensation decisions relating to fiscal 2009 are discussed in the section titled “2009 Decisions.”

Roles and Responsibilities

The Compensation Committee determines the compensation, including related terms of employment agreements for those who have them, for each of the named executive officers.

The Committee also conducts reviews of the Company’s general executive compensation policies and strategies and oversees and evaluates the Company’s overall compensation structure and programs. The Committee’s responsibilities include:

•	evaluating and approving goals and objectives relevant to compensation of the chief executive officer and other executive officers, and evaluating performance in light of those goals and objectives;

•	determining compensation for executive officers and other senior officers;

•	evaluating and approving all grants of equity-based compensation to executive officers and other senior officers;

•	recommending to the Board compensation policies for non-employee directors; and

•

reviewing performance-based and equity-based incentive plans for the chief executive officer and other executive officers and reviewing any other benefit programs presented to the Committee by the chief executive officer.

In carrying out these responsibilities, the Committee: reviews the Company’s general executive compensation policies; determines salaries and bonuses for and equity awards to the named executive

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

officers and such other officers as it determines appropriate; reviews benefit programs for the named executive officers; reviews and approves (or recommends approval to the Board where it deems appropriate) all incentive, performance-based and equity-based plans and any other benefit plans submitted to it by the chief executive officer; reviews and approves all employment contracts with named executive officers and such other officers as it deems appropriate; and recommends non-employee Director compensation policies to the Board of Directors.

The Compensation Committee determines the compensation of the chief executive officer without management input, but is assisted in this determination by its independent compensation consultant (described below) and reviews its determination with the Board of Directors (without members of management present) prior to its final determination.

In making determinations regarding compensation for other named executive officers, the Committee considers the recommendations of the chief executive officer and the input received from its independent compensation consultant. The chief executive officer recommends compensation, including the compensation provisions of employment agreements for those who have them, for named executive officers other than himself and all other officers whose compensation is determined by the Compensation Committee. In making this recommendation, the chief executive officer evaluates the performance of the executives, considers the executive’s responsibilities and compensation in relation to other officers of the Company, and considers publicly available information regarding the competitive market for talent and information provided to him by the Company and information provided to the Committee by the Committee’s independent consultant. As with the chief executive officer’s compensation, the Committee advises the full Board of its deliberations prior to making a final determination of annual bonus and equity incentive awards for named executive officers and considers whatever input is provided by the full Board in making its final determination.

Management also provides data, analysis and recommendations for the Committee’s consideration regarding the Company’s executive compensation programs and policies, preparing materials for the information of and review by the Compensation Committee. Management also administers those programs and policies consistent with the direction of the Committee. Management provides an ongoing review of the effectiveness of the compensation programs, including competitiveness and alignment with the Company’s objectives, and recommends changes, if necessary to promote achievement of all program objectives.

The Committee meets regularly outside of the presence of management to discuss compensation decisions and matters relating to the design of compensation programs.

The Committee has retained the firm of Towers Perrin as its compensation consultant to assist in the continual development and evaluation of compensation policies and the Committee’s determinations of compensation awards. The Committee’s consultant attends Compensation Committee meetings, meets with the Committee without management present and provides third-party data, advice and expertise on proposed executive and director compensation and executive compensation plan designs. At the direction of the Committee, the consultant reviews briefing materials prepared by management and advises the Committee on the matters included in the materials, including the consistency of proposals with the Committee’s compensation philosophy and comparisons to programs at other companies. At the request of the Committee, the consultant also prepares its own analysis of compensation matters, including positioning of programs in the competitive market and the design of plans consistent with Committee’s compensation philosophy.

In October 2008, the Compensation Committee adopted a policy requiring its

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

consultant to be independent of Company management. The policy provides that a consultant will be considered independent if: the firm does not receive from the Company fees for services or products provided to the Company in any fiscal year that exceed 1% of the firm’s annual gross revenues; the individual that advises the Committee does not participate directly or by collaboration with others in the firm in the provision of any services or products to the Company without the approval of the chair of the Compensation Committee unless the related fees are, in the aggregate, less than $100,000; the consultant does not provide any products or services to any executive officer of the Company; and the Committee pre-approves any specific engagement of the firm if the estimated cost of the engagement exceeds $500,000. The Committee performs an annual assessment of the consultant’s independence to determine whether the consultant is independent. The Committee completed this assessment in December 2009 and confirmed that its consultant is independent under the policy.

Compensation Mix

The Committee believes that a substantial portion of the total compensation of senior executives should be variable and tied to performance in order to align compensation with measures that correlate with creation of long-term shareholder value. This should offer an opportunity for gain in the event of successful performance, matched with the prospect of reduced compensation in the absence of success. The Committee also believes that compensation for more senior executive officers, including the named executive officers, should be more heavily weighted toward variable elements of compensation than is the case for less senior officers because the performance of these officers is more likely to have a strong and direct impact in achieving strategic and financial goals that are most likely to affect shareholder value.

At the same time, the Committee believes that the Company must attract and retain high-caliber executives, and therefore must offer a mixture of fixed and at-risk compensation, and that the levels and mix of these types of compensation must be attractive in light of the competitive market for senior executive talent.

The following charts show the percentage of total annual compensation (constituting cash compensation and benefits plus the grant-date fair value of regular annual equity awards) awarded to Mr. Iger and to all of the other named executive officers serving at the end of fiscal 2009 combined over the last three years that is performance-based (performance-based bonus and equity awards) versus fixed (salary and all other compensation) based on amounts shown in the Annual Compensation and Other Equity Awards table, above:

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

The amounts shown for equity compensation above reflect the grant-date fair value of equity awards, but the actual value of these awards will depend directly on the performance of the Company’s stock price over the period during which restricted units vest and options can be exercised and, with respect to performance-based stock units, whether the performance tests for vesting of these units are met. The value realized by an executive for options and performance-based restricted stock unit awards could be as little as zero, which would occur if the Company’s stock price were less than the exercise price of options and none of the performance tests related to the restricted stock units were met (including tests to assure deductibility under Section 162(m) of the Internal Revenue Code).

Performance-based Compensation

The Company ties compensation to the achievement of performance that aligns with long-term shareholder value through:

•	an annual performance-based bonus determined using performance measures designed to correlate closely with the creation of long-term shareholder value; and

•

equity-based compensation whose realizable value varies directly with the market price of the Company’s common stock and a portion of which (for senior executives) is subject to performance tests based on the Company’s stock price and earnings per share in addition to a test to assure deductibility under Section 162(m).

Annual Performance-based Bonus.    The Company’s annual performance-based bonus compensates individuals based on the achievement of specific annual financial and other objectives that the Committee believes correlate closely with growth of long-term shareholder value. The process for determining the amount of this bonus for named executive officers involves four basic steps:

(1)	Setting a target bonus. Early in the fiscal year, the Committee approves a target bonus amount for each named executive officer. The target bonus takes into account all factors that the

Committee deems relevant, including minimums set in the employment agreement where applicable, the recommendation of the chief executive officer (except with respect to his own bonus), the nature and responsibility of the position and competitive market conditions.

(2)	Setting Company financial performance ranges. Early each fiscal year, the Compensation Committee receives recommended financial performance measures and ranges from senior management, reviews them with senior management and the Committee’s compensation consultant, and then sets performance measures and ranges and reports their determination to the full Board. These performance ranges may anticipate adjustments to take into account expected events that will have a predictable impact on the measure.

(3)	Setting other performance objectives. The Committee believes that the bulk of the bonus should be based on objective measures of financial performance, but believes that more subjective elements are also important in recognizing achievement and motivating officers. Therefore, at the same time it sets Company-wide financial performance ranges, the Committee also approves other performance objectives for the Company. These objectives are based on the recommendations of the chief executive officer and the Committee’s discussion with him regarding corporate objectives. These objectives allow the Committee to play a more proactive role in identifying performance objectives beyond purely financial measures.

(4)

Measuring performance and preliminary bonus determination.    After the end of the fiscal year, the Committee reviews the Company’s actual performance against each of the financial performance ranges established at the outset of the year. In determining the extent to which the financial performance ranges are met for a given period, the Committee exercises its judgment whether to reflect or exclude the impact of changes in accounting principles and

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

extraordinary, unusual or infrequently occurring events.

To make its preliminary bonus determination, the Committee multiplies an amount equal to 70% of the target bonus by a factor reflecting actual performance compared to the financial performance ranges set at the beginning of the year. The factor ranges from a minimum of zero to a maximum of 200% for Mr. Iger, Mr. Staggs and Mr. Braverman and a maximum of 150% for Mr. Mayer and Ms. McCarthy. The Committee establishes a higher maximum for Mr. Iger, Mr. Staggs and Mr. Braverman consistent with its philosophy that a higher percentage of the most senior executives’ compensation should be tied to performance measures and that greater compensation should be available for superior performance.

The Committee then multiplies the remaining 30% of the target bonus amount by a factor to reflect the Committee’s assessment of performance against the other performance objectives set at the outset of the year as well as the named executive officer’s overall contribution to the Company’s success. This factor may range from 0% to a maximum that, when combined with the award based on financial performance factors, will, except in special circumstances such as unusual challenges or extraordinary successes, result in a bonus that does not exceed 200% of the target bonus. In arriving at this factor, the Committee considers the recommendation of the chief executive officer in cases other than his own bonus, and the Committee may consider the nature and impact of events that resulted in adjustments to the financial performance targets as described above.

All bonus awards for named executive officers are also subject to a test specifically designed to assure that the awards are eligible for deductibility under Section 162(m), which is in addition to the performance measures described above.

The Committee has the discretion, in appropriate circumstances, to award a bonus less than the amount determined by the steps set out above, including discretion to award no bonus at all.

Equity-based Compensation.    The Company’s long-term incentive program provides for the award of restricted stock units and stock options to participating employees including the named executive officers. The program is designed to provide incentives to create and maintain shareholder value over a multi-year period by making annual awards whose value depends on and is directly related to sustained changes in the market price of the Company’s shares. For senior officers, including the named executive officers, each annual award is typically in the form of a mix of stock options and restricted stock units as follows:

•	stock options with an exercise price not less than the market price on the date of grant (40% of the grant-date fair value of the award);

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restricted stock units whose vesting is conditioned on the satisfaction of performance conditions in addition to a test to ensure that the compensation is deductible pursuant to Internal Revenue Code Section 162(m) (30% of the grant-date fair value of the award); and

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restricted stock units whose vesting is not subject to performance conditions other than the test to ensure that the compensation is deductible pursuant to Internal Revenue Code Section 162(m) (30% of the grant-date fair value of the award).

Stock options and restricted stock units are generally scheduled to vest from one to four years after the awards are made and stock options generally remain exercisable for seven years (for awards made in 2005 through 2009) or ten years (for all other awards) after the date of the award. Participants realize value from stock options only if and to the extent the market price of the Company’s common stock when a participant exercises an award exceeds the market price on the date of grant. Participants realize value on restricted stock units subject to performance tests only if and to the extent that the tests described below are satisfied at the time the units vest. The value participants realize on restricted stock units (whether

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

or not subject to performance tests) varies directly with the market price of the Company’s common stock at the time the units vest.

The Committee has weighted the awards slightly more toward restricted stock units because these awards reflect both increases and decreases in stock price from the grant-date market price and thus tie compensation more closely to changes in shareholder value at all levels compared to options, whose intrinsic value changes with shareholder value only when the market price of shares is above the exercise price. In addition, the weighting toward restricted stock units allows the Committee to deliver equivalent value with use of fewer authorized shares. The Committee may in the future adjust this mix of award types or approve different award types, such as restricted stock, as part of the overall long-term incentive award. Awards made in connection with a new, extended or expanded employment relationship may involve a different mix of restricted stock units and options depending on the Compensation Committee’s assessment of the total compensation package being offered.

The Committee adjusts performance tests for restricted stock units from time to time in response to changes in the competitive environment and to ensure that the program meets the objective of providing clear incentives tied to the creation of long-term shareholder value. Units subject to a performance test awarded in 2009 are subject to the following test:

•	50% of these units vest two years after the date of the award (assuming the participant is employed by the Company on that date and the test to ensure deductibility under Section 162(m) is met for executive officers) if the Company’s total shareholder return exceeds the total shareholder return for the S&P500 for either the one- or two-year period ending at the end of the second month prior to the second anniversary of the award (based on market prices for the last 20 trading days of the period). If this performance test is not met, the units remain available to vest after four years (again assuming continued employment and satisfaction of the Section 162(m) test) if the Company’s total shareholder return exceeds the total shareholder return for the S&P500 for either the one- or four-year period ending at the end of the second month prior to the fourth anniversary of the award.

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The other 50% of these units vest four years after the date of the award (assuming continued employment and satisfaction of the Section 162(m) test) if the Company’s total shareholder return exceeds the total shareholder return for the S&P500 for either the one- or two-year period ending at the end of the second month prior to the fourth anniversary of the award.

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Any units that have not satisfied the total shareholder return tests at the end of four years could still vest on that date if the average annual growth rate of the Company’s earnings per share for the sixteen preceding fiscal quarters (adjusted to reflect changes that the Committee deems appropriate to fairly reflect earnings per share growth) is 8% or more, with 100% of the units vesting if the growth rate is 10% or more and 50% of the units vesting if the growth rate is 8% or more but less than 10%.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

In 2009, the Committee revised the performance tests for units issued in calendar 2010 while retaining the split between options, restricted stock units without performance tests and restricted stock units with performance tests at 40%, 30% and 30% of grant-date fair value. The revised performance test is designed to provide clearer incentives through a simpler test and to respond to changes in market practice. Under the new test, all units subject to a performance test awarded in 2010 will be eligible for vesting three years after the award date. The number of units that vest is based on a target number of units and depends on the level of performance, with the number of units vesting ranging from 0% of the target to 150% of the target. Units will vest on the vesting date (assuming continued

employment and satisfaction of the Section 162(m) test applicable to awards to executive officers) if (a) the Company’s total shareholder return (TSR in the table below ) equals or exceeds the total shareholder return of 25% of the companies in the S&P500 (based on market prices for the last 20 trading days of the period ending one month prior to the third anniversary of the award) or (b) the Company’s growth in earnings per share (EPS in the table below) for the 12 quarters reported on or before one month prior to the third anniversary equals or exceeds the growth in earnings per share of 50% of the companies in the S&P500 over the same period. The number of units that vest will be determined according to the following schedule:

First Performance Test	Second Performance Test (if applicable)	Percent of Target Units Vesting*
TSR below 25th percentile	EPS below 50th percentile	0%
	EPS 50th percentile or higher	50%
TSR equal to 25th percentile to 50th percentile	EPS below 50th percentile	50% to 100%
	EPS 50th percentile or higher	75% to 100%
TSR equal to 50th percentile to 75th percentile	Not applicable	100% to 150%
TSR 75th percentile and above	Not applicable	150%

*	The percent of units vesting varies within ranges in a linear manner from the low end of the range to the high end of the range based on the Company’s TSR percentile.

EPS for the Company will be adjusted as the Committee deems appropriate in its sole discretion (i) to exclude the effect of extraordinary, unusual and/or nonrecurring items and (ii) to reflect such other factors as the Committee deems appropriate to fairly reflect earnings per share growth. No adjustments to the diluted EPS of S&P 500 companies will be made.

Units subject to a performance test that were awarded prior to 2009 had performance tests described in our proxy statements for the years in which the awards were issued.

The Committee may impose different vesting conditions on awards of restricted stock units other than the annual award. Restricted stock units awarded upon commencement of employment or execution of a new employment agreement are generally subject to the Section 162(m) test and are generally not subject to any additional performance test, although restricted stock units awarded to Mr. Iger in connection with the execution of his employment agreement in 2005 were subject to a total shareholder return test based on total shareholder return from the date the agreement was originally entered into through the applicable vesting dates. Vesting of restricted stock unit awards granted in lieu of cash under the Company’s annual bonus program is subject to a time-vesting condition, but vesting has not been conditioned on a total shareholder return or earnings per share test or an additional Section 162(m) test because the awards related to bonuses that were subject to a test to determine deductibility under Section 162(m), which was satisfied at the time the bonuses were awarded.

Equity awards to named executive officers (and to other employees of the Company except as described below) are made by the Compensation Committee only on dates the Compensation Committee meets. Compensation Committee meet-

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

ings are normally scheduled well in advance and are not scheduled with an eye to announcements of material information regarding the Company. The Committee may make an award with an effective date in the future contingent on commencement of employment, execution of a new employment agreement or some other subsequent event.

The Committee will not grant stock options with exercise prices below the fair market value of the Company’s stock on the date of grant. The Company defines fair market value as the average of the high and low stock prices on the date of grant, which may be higher or lower than the closing price on that day. The Committee believes that the average of high and low prices is a better representation of the fair market value on the date of grant and tends to be less volatile than the closing price. The Committee will not reduce the exercise price of stock options (except in connection with adjustments to reflect recapitalizations, stock or extraordinary dividends, stock splits, mergers, spin-offs and similar events permitted by the relevant plan) without shareholder approval.

Equity awards to employees of Pixar (other than awards granted as part of the annual equity grant and awards granted to senior officers of Pixar, which are issued by the Compensation Committee) are issued by action of the chief executive officer or the chief human resources officer pursuant to authority delegated by the Compensation Committee. These awards generally relate to new hires and promotions and are granted on the first fiscal Monday of a month after hiring or promotion, with options carrying an exercise price equal to the average of the high and low prices of Company stock on the date of grant.

Risk Management Considerations.    The Committee believes that the Company’s performance-based bonus and equity programs create incentives to create long-term shareholder value. Several elements of the program are designed to promote the creation of long-term value and thereby discourage behavior that leads to excessive risk:

•	The financial metrics used to determine the amount of an executive’s bonus are measures the Committee believes drive long-term shareholder value. These measures are operating income, return on invested capital, after-tax free cash flow and earnings per share. Moreover, the Committee attempts to set ranges for these measures that encourage success without encouraging excessive risk taking to achieve short-term results. In addition, the overall bonus is not expected to exceed two times the target amount, no matter how much financial performance exceeds the ranges established at the beginning of the year.

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The measures used to determine whether performance-based stock units vest are based on one to four years of performance, with all new awards based on three years of performance. The Committee believes that the longer performance periods encourage executives to attain sustained performance over several periods, rather than performance in a single period.

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Stock options become exercisable over a four year period and remain exercisable for up to ten years (seven years for options issued from 2005 to 2009) from the date of grant, encouraging executives to look to long-term appreciation in equity values.

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Named executive officers are required to acquire over time and hold as long as they are executive officers of the Company shares (including restricted stock units) having a value of at least three times their base salary amounts, or five times in the case of the chief executive officer. To the extent these levels have not been reached, these officers are required to retain ownership of shares representing at least 75% of the after-tax gain (100% in the case of the chief executive officer) realized on exercise of options for a minimum 12 months.

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If the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws as a result of misconduct by an executive officer, applicable law permits the Company to recover incentive compensation from that executive officer (including profits realized from the sale of Company securities). In such a situation, the Board of Directors would

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

exercise its business judgment to determine what action it believes is appropriate. Action may include recovery or cancellation of any bonus or incentive payments made to an executive on the basis of having met or exceeded performance targets during a period of fraudulent activity or a material misstatement of financial results if the Board determines that such recovery or cancellation is appropriate due to intentional misconduct by the executive officer that resulted in performance targets being achieved that would not have been achieved absent such misconduct.

Each of these elements of the compensation program other than the share retention requirements apply to all of the senior executives of the Company, and all but the share retention requirements and performance tests for equity awards apply to all participants in the program.

Fixed Compensation

Two elements of compensation for executive officers are not performance-based: base salary and benefits and perquisites, including pension benefits. These elements are discussed below.

Base Salary.    Base salary provides fixed compensation to an individual that reflects his or her job responsibilities, experience, value to the Company, and demonstrated performance.

Salaries or minimum salaries for Mr. Iger, Mr. Staggs, Mr. Braverman and Mr. Mayer are determined in their employment agreements. These salaries or minimum salaries, the amount of any increase over minimums, and Ms. McCarthy’s salary (which is not specified in an agreement) are determined by the Compensation Committee based on its subjective evaluation of a variety of factors, including:

•	the nature and responsibility of the position;

•	the impact, contribution, expertise and experience of the individual executive;

•	competitive market information regarding salaries to the extent available and relevant;

•	the importance of retaining the individual along with the competitiveness of the market for the individual executive’s talent and services; and

•	the recommendations of the president and chief executive officer (except in the case of his own compensation).

Where not specified by contract, salaries are generally reviewed annually.

Benefits and Perquisites.    Employment agreements with Mr. Iger, Mr. Staggs, Mr. Braverman and Mr. Mayer provide that each is entitled to participate in employee benefits and perquisites generally made available to senior executives of the Company (except, in the case of Mr. Mayer, the Family Income Assurance Plan, which, as described on page 32 of this proxy statement, is being phased out). The Company provides benefits to its salaried employees, including health care coverage, life and disability insurance protection, reimbursement of certain educational expenses and access to favorably priced group insurance coverage. The Company provides these benefits to help alleviate the financial costs and loss of income arising from illness, disability or death, to encourage ongoing education in job-related areas and to allow employees to take advantage of reduced insurance rates available for group policies.

In addition to the benefits provided to salaried employees generally, executive officers receive benefits and perquisites that are substantially the same as those offered to other officers of the Company at or above the level of vice president, including: the option of receiving an automobile supplied by the Company (including insurance, maintenance and fuel) or a monthly payment in lieu of the automobile benefit; relocation assistance; eligibility for reimbursement of up to $450 for health club membership or exercise equipment and reimbursement of up to $1,500 for an annual physical exam; complimentary access to the Company’s theme parks and some resort facilities and discounts on Company merchandise and resort facilities; and personal use of tickets acquired by the Company for business

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

entertainment when they become available because no business use has been arranged. In addition to the benefits and perquisites provided to vice presidents, executive officers may be eligible to receive basic financial planning services, enhanced excess liability coverage, increased relocation assistance, an increased automobile benefit and, until its phase-out is completed, benefits under the Family Income Assurance Plan. The Company pays the cost of security services and equipment for the president and chief executive officer and, in the interest of security, requires the chief executive officer to use corporate aircraft for personal travel. Other senior executive officers are also permitted at times to use corporate aircraft for personal travel at the discretion of the chief executive officer.

Retirement Plans.    The Company maintains defined benefit and defined contribution retirement programs for its salaried employees in which the Company’s named executive officers participate. These programs aim to recruit and retain talent by helping provide financial security into retirement and rewarding and motivating tenure.

In addition to the Company’s tax-qualified defined benefit plans, the Company maintains non-qualified defined benefit plans in which the named executive officers participate. All tax-qualified defined benefit plans have a maximum compensation limit and a maximum annual benefit, which limit the benefit to participants whose compensation exceeds these limits. In order to provide retirement benefits commensurate with salary levels, the non-qualified plans provide benefits to key salaried employees, including the named executive officers, using the same formula for calculating benefits as is used under the tax-qualified plans but on compensation in excess of the compensation limitations and maximum benefit accruals for tax-qualified plans. Additional information regarding the terms of retirement programs for named executive officers is included in “Compensation Tables – Pension Benefits” beginning on page 45.

Competitive Considerations

In designing the Company’s compensation program, the Committee seeks to offer compensation that responds to the competitive market for executive talent in such a way that the Company can attract executives of the highest caliber. We consider the competitive landscape in determining the mix of compensation elements, the level of compensation and other specific terms of compensation packages and seek to promote attraction and retention of executives by offering the opportunity for compensation that is competitively desirable in the event of successful performance.

The Company is a complex organization that operates and recruits talent across diverse industries and markets and necessarily must make each compensation decision in the context of the particular situation, including the characteristics of the business or businesses in which the individual operates and the individual’s specific roles, responsibilities, qualifications and experience. The Company takes into account information about the competitive market for executive talent, but because of the complex mix of businesses in which the Company is engaged, the Company believes that strict benchmarking against selected groups of companies does not provide a meaningful basis for establishing compensation. Therefore, the Committee does not attempt to maintain a specific target percentile with respect to a specific list of benchmark companies in determining compensation for named executive officers. Rather, the Committee reviews information regarding competitive conditions from a variety of sources in making compensation decisions. These sources include broad public company indexes such as Fortune 100 companies, the four U.S. public companies that are major, complex, diversified and publicly-held entertainment companies (CBS Corp., News Corp., Time Warner and Viacom), and a group of companies assembled by Towers Perrin (the Committee’s independent consultant), which Towers Perrin has determined are relevant to the Committee’s determinations in a number of respects, including size, complexity,

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

diversity and global presence. Towers Perrin periodically revises this group, which, at the beginning of fiscal 2009, consisted of the following 30 companies:

• Accenture	• IBM
• Amazon	• Johnson & Johnson
• AT&T	• Kimberly Clark
• BCE	• Microsoft
• CBS Corp.	• Motorola
• Cisco Systems	• News Corp
• Colgate Palmolive	• Nextel Communications
• Comcast	• Oracle
• Dell	• Procter & Gamble
• DirectTV Group	• SAP
• EMC	• Texas Instruments
• Emerson Electric	• Time Warner Cable
• Google	• Time Warner
• Hewlett-Packard	• Verizon
• Intel	• Viacom

By the end of the fiscal year, this list was revised to add Apple and Pepsico (because they were deemed to be comparably-sized businesses whose consumer-oriented focus was determined to be similar to that of the Company) and to delete BCE and Motorola (because they no longer were considered to be of comparable size to the Company).

Other Considerations

Employment Agreements.    The Committee enters into employment agreements with senior officers when it determines that an employment agreement is desirable for the Company to obtain a measure of assurance as to the executive’s continued employment in light of prevailing market competition for the particular position held by the executive officer, or where the Committee determines that an employment agreement is necessary and appropriate to attract an executive in light of market conditions, the prior experience of the executive or practices at the Company with respect to other similarly situated employees. With respect to the named executive officers serving at the end of fiscal 2009, the Company has entered into employment agreements with Mr. Iger (for a term through January 31, 2013), Mr. Staggs (for a term through March 31, 2013), Mr. Braverman (for a term through

September 30, 2013) and Mr. Mayer (for a term through September 30, 2012).

Employment agreements with executive officers provide executive officers with certain benefits upon termination of their employment in various circumstances, as described under “Compensation Tables — Payments and Rights on Termination,” beginning on page 47. The termination provisions define the rights the executives and the Company have in various termination scenarios and serve a variety of purposes including providing benefits to the executive and his family in the event of the death or disability of the executive, defining when an executive can be terminated with cause and receive no further compensation, and clearly defining rights in the event of a termination in other circumstances.

The agreements specifically define benefits that are provided in the event of termination following a change in control, which are intended to motivate executive officers to remain with the Company despite the uncertainty and dislocation that arises in the context of change in control situations and to ensure that opportunities for change in control are evaluated in light of shareholders’ long-term interests rather than any loss of prospective compensation the executive may suffer as a result of the change in control.

The termination provisions are also designed to align executives’ interests with long-term shareholder growth by providing that, in those circumstances in which bonus payments are made and equity awards vest after termination, the payments and awards are (except in the case of vesting of restricted stock units following termination due to death or disability) subject to the same performance measures (other than the test to assure deductibility under Section 162(m)) as apply if there is no termination.

Other material terms of the employment agreements with Mr. Iger, Mr. Staggs, Mr. Braverman and Mr. Mayer are described under “Fixed Compensations” above and “Fiscal 2009 Decisions” below.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

Tax deductibility.    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and up to three other executive officers whose compensation must be included in this proxy statement because they are the most highly compensated executive officers. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Committee has structured awards to executive officers under the Company’s annual performance-based bonus program and equity awards program to qualify for this exemption. However, the Committee believes that shareholder interests are best served if the Committee’s discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses. Therefore, the Committee has approved salaries for executive officers that were not fully deductible because of Section 162(m) at the time of approval and retains the right to authorize payments or take other actions that can result in the payment of compensation that is not deductible for income tax purposes.

Fiscal 2009 Decisions

The following is a discussion of specific decisions made by the Compensation Committee in fiscal year 2009 or with respect to fiscal year 2009 compensation for the named executive officers.

Employment Agreements

The Compensation Committee approved new employment agreements for Mr. Braverman and Mr. Mayer at the very beginning of fiscal 2009, which were described in our proxy statement for the 2009 annual meeting because they were made so close to the end of fiscal 2008. The Committee also agreed to non-material amendments to Mr. Iger’s and Mr. Staggs’ employment agreements to ensure that the terms of the agreements complied with the terms of Internal Revenue Code Section 409A.

Base Salary

Employment agreements with Mr. Iger, Mr. Staggs, Mr. Braverman and Mr. Mayer provide for a base salary as follows:

•	Mr. Iger’s employment agreement provides for Mr. Iger to receive an annual salary of at least $2,000,000.

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Mr. Staggs’s employment agreement provides for an annual salary of $1,250,000 from April 1, 2008 through March 31, 2009, $1,325,000 through March 31, 2010, $1,400,000 through March 31, 2011, $1,450,000 through March 31, 2012 and $1,500,000 through March 31, 2013. In light of the adverse economic environment facing the Company’s businesses and efforts to reduce costs in response to these conditions, Mr. Staggs volunteered to defer the increase in his base salary scheduled in his employment agreement for April 1, 2009.

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Mr. Braverman’s employment agreement provides for an annual salary of $1,100,000 for the first year of the agreement, effective October 1, 2008, and provides for the Company to set an annual salary for subsequent years in its sole discretion as long as the amount is at least $1,100,000. In light of the adverse economic environment facing the Company’s businesses and efforts to reduce costs in response to these conditions, Mr. Braverman’s salary was not increased during the fiscal year.

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Mr. Mayer’s employment agreement provides for an annual salary of $700,000 for the first year of the agreement, effective October 1, 2008, and provides for the Company to set an annual salary of no less than that amount for subsequent years in its sole discretion. In light of the adverse economic environment facing the Company’s businesses and efforts to reduce costs in response to these conditions, Mr. Mayer’s salary was not increased during the fiscal year.

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Ms. McCarthy does not have an employment agreement, and her salary is adjusted each year at the discretion of the Company. In light of the adverse economic environment facing the Company’s businesses and efforts to reduce costs in response to these conditions, Ms. McCarthy’s salary was not increased during the fiscal year.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

Annual Performance Bonuses for Named Executive Officers

The Committee approved one change in the performance bonus program design during fiscal 2009. The program had previously called for an adjustment to the bonus amount to take into account the stock price performance of the Company relative to the broad market. The bonus amount was increased ratably by up to 20% if the Company’s total shareholder return outperformed the total shareholder return of the S&P 500 index by 15 percentage points, or reduced by up to 20% if the Company underperformed this measure by 15 percentage points. The Committee decided to eliminate this adjustment beginning with the performance bonus for fiscal 2009 because the bonus is based on financial performance metrics designed to reflect creation of long-term shareholder value and the adjustment tended only to reflect short-term changes in the Company’s stock price. Moreover, the Committee determined that the overall compensation package was adequately aligned to share price performance through the award of restricted stock units and options.

The Committee approved the following target bonuses for the named executive officers for fiscal 2009:

Named Executive Officer	Target Bonus
Robert A. Iger	$10,000,000
Thomas O. Staggs	200% of year-end salary
Alan N. Braverman	200% of year-end salary
Kevin A. Mayer	125% of year-end salary
Christine M. McCarthy	100% of year-end salary

For Mr. Iger, Mr. Staggs, Mr. Braverman and Mr. Mayer, the targets were equal to the minimum amount set forth in their respective employment agreements. Ms. McCarthy’s target was established early in the fiscal year based on Mr. Iger’s recommendation and the Committee’s evaluation of her performance and contribution to the Company.

In January 2009, the Committee also selected four financial performance measures to be used in making the determination with respect to the 70% portion of the target bonus based on financial performance measures. The Committee selected operating income, return on invested capital, after-tax free cash flow and earnings per share and established the performance ranges and weightings shown in the table on the following page. The performance measures and relative weightings were the same as used in fiscal 2008. The Committee selected the performance ranges based on recommendations of the chief executive officer and after reviewing the Company’s annual operating plan for fiscal 2009, the long-term strategic plan and adjustments to the operating plan based on the rapidly deteriorating economic climate at the end of calendar year 2008. The Committee determined that performance below the threshold level of each range represented performance at a level that, in light of planned business operations and expected conditions for the year, represented marginal performance and that the maximum of each range represented exceptional performance in light of these conditions and expectations. In light of the volatile economic environment, the Committee established ranges that were broader than in prior years.

At the same time, the Committee also approved other Company-wide performance factors to be used in making the determination with respect to the 30% portion of the target bonus for each of the named executive officers. The Committee approved the following factors based on the recommendation of Mr. Iger and the strategic objectives of the Company:

•	Foster quality, creativity and innovation to differentiate our content, products and experiences

•	Manage efficiency across all areas of spending, with a specific focus on overhead expenses, to mitigate the impact of macro-economic factors

•	Implement initiatives, including restructuring where appropriate, to position our business for further growth

•	Prudently invest for growth with a focus on consumer-facing, brand and share building initiatives across global markets. Reassess deployment of capital in 2009 to strengthen liquidity

•	Invest in our people including an emphasis on diversity, leadership and succession planning.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

The bonuses awarded to the named executive officers were determined as follows:

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Performance for the fiscal year on the four financial performance measures was compared to the performance range for each of the measures established by the Committee at the beginning of the fiscal year. A performance factor was calculated for each of the four financial performance measures, with the performance factor equal to zero if the bottom of the performance range was not achieved and the factor increasing from 35% to 200% from the bottom of the performance range to the top of performance range for Mr. Iger, Mr. Staggs and Mr. Braverman and from 35% to 150% for Mr. Mayer and Ms. McCarthy. The resulting performance factor for each financial performance measure was multiplied by the weight shown below to arrive at a weighted multiple, and the four weighted multiples were added to arrive at an aggregate financial performance multiple, as shown below.

Performance Measure	Performance Range	Adjusted Actual Fiscal Year 2009 Performance	Resulting Performance Factor		Weight	Weighted Multiple
	(dollars in millions except per share amounts)		Iger, Staggs and Braverman	Mayer and McCarthy		Iger, Staggs and Braverman	Mayer and McCarthy
Operating income	$4,559-$10,637	$6,622	79%	79%	.250	19.8%	19.8%
Return on invested capital*	4.6%-13.6%	8.0%	84%	84%	.250	21.0%	21.0%
After-tax free cash flow**	$436-$3,643	$3,203	173%	136%	.214	37.0%	29.1%
Earnings per share	$1.25-$2.91	$1.80	78%	78%	.286	22.3%	22.3%
Aggregate Financial Performance Goal Multiple***:						100.1%	92.3%

*	“Return on invested capital” is aggregate segment operating income plus corporate and unallocated shared expenses after tax, divided by average net assets (including gross goodwill) invested in operations, all on an equity basis (i.e., including Euro Disney and Hong Kong Disneyland on a basis that reflects our actual ownership percentage rather than on a consolidated basis).
**	“After-tax free cash flow” is cash provided by operations less investments in parks, resorts and other properties, all on an equity basis (i.e., including Euro Disney and Hong Kong Disneyland on a basis that reflects our actual ownership percentage rather than on a consolidated basis).
***	Total may not equal the sum of the column due to rounding.

   In determining actual performance for fiscal year 2009, the Committee excluded the impacts of the following items: gain on the sale of HBO Latin America; restructuring and impairment charges; and accounting gain related to the merger of Lifetime into A&E Television Networks. The Committee determined that these items were not related to the ongoing operation of the Company in a manner consistent with the way the performance ranges were set. Instead, these items were considered, as appropriate, in the evaluation of each officer’s performance against other performance objectives as described below. The amounts included in the table above reflect these adjustments.

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The Committee then evaluated each officer’s performance against the other performance objectives established in January 2009 as set forth above. With respect to performance by each executive officer, the Committee determined (in the case of Mr. Iger) and concurred with Mr. Iger’s conclusions (with respect to the other executive officers) that:

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Mr. Iger effectively led the Company’s rapid response to exceptionally challenging economic conditions coupled with secular shifts in some of the Company’s core businesses, successfully mitigating the immediate impact of the crisis while continuing to manage for long-term growth and improve the Company’s strategic position. Despite the challenging economic environment, the Company quickly mobilized to acquire Marvel, a move designed to increase shareholder value over time and that highlights the Company’s strategic focus on high-quality branded content, technological innovation and international expansion. Mr. Iger also instituted key leadership changes among senior management, strengthening management talent in key areas and highlighting the commitment to long-range talent planning and leadership succession at the Company.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

•

Mr. Staggs skillfully addressed the financial impact on the Company of the challenging economic environment, leading efforts to identify cost reductions and deliver strong cash flow that would not impair the quality of the Company’s products and operations and maintaining the Company’s liquidity and access to capital in the face of the worst credit crisis in a generation. Mr. Staggs continued his effective oversight of the Company’s process for addressing long-term strategic imperatives and brand-building opportunities, including key transactions designed to position the Company for long-term growth such as the acquisition of Marvel. He also guided important initiatives in corporate responsibility and environmental affairs, including the Company’s first Corporate Responsibility Report and initiation of programs to achieve environmental goals set out in the report.

•

Mr. Braverman provided extremely adept leadership of the Company’s legal function in the face of challenging legal and regulatory issues presented by the economic environment, a rapidly changing landscape for the Company’s businesses and the Company’s continued exploration of strategic initiatives. This included excellent counsel in and management of a number of complex and difficult issues and key victories in important matters, while continuing to successfully manage costs of the legal function.

•

Mr. Mayer played a vital leadership role in each of the Company’s key strategic initiatives during the year. Most notably, he led the analysis, due diligence and negotiation of the Marvel acquisition, as well as the Company’s investment in Hulu and the restructuring of the ownership of A&E and Lifetime. He continued his effective management of the Company’s strategic planning process and collaborated closely with business unit leaders to develop and articulate strategic viewpoints on the challenges and opportunities facing their businesses.

•

Ms. McCarthy provided excellent leadership of the Company’s treasury and corporate real estate operations, proactively addressing the crisis in the financial markets to maintain the Company’s strong financial position and access to the capital markets and effectively managed the Company’s exposure to turbulent foreign exchange markets. She led the analysis and structuring of key capital projects, including the financial restructuring of Hong Kong Disneyland and development of a capital plan for the Company’s proposed project in Shanghai. She also spearheaded efforts to create greater efficiency in corporate facilities construction and operations.

   The Committee determined that these factors justified the application of a multiple for other performance factors that would exceed 100% for each of the named executive officers. However, management recommended that, in view of the impact of the difficult economic environment on the overall financial performance of the Company and its stock price, the Committee use its discretion to lower total bonus awards to an amount that would be meaningfully lower than in fiscal 2008 for each of the executive officers, with somewhat lesser relative reductions for Ms. McCarthy and Mr. Mayer. The Committee accepted that recommendation and exercised its discretion to establish a multiple for other performance factors that would achieve this result. Accordingly, the Committee set the multiple at 75% for each of Mr. Iger, Mr. Staggs and Mr. Braverman. In the case of Mr. Mayer, the Committee established a multiple of 128% in recognition of his exceptional performance in connection with the acquisition of Marvel, and in the case of Ms. McCarthy established a 100% multiple in view of her skillful handling of the unprecedented credit environment that prevailed throughout the year.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

•

The Committee then calculated final fiscal year 2009 bonuses for the named executive officers as follows, rounding to the nearest $5,000, except in the case of Mr. Staggs rounding to the nearest $10,000:

BONUS CALCULATION FOR FISCAL 2009

	Target Bonus	Company Performance Amount			Individual Performance Amount			Calculated Bonus Amount (Rounded)
		70% of Target	Multiple	Subtotal	30% of Target	Multiple[1]	Subtotal
Robert A. Iger	$10,000,000	$7,000,000	100.1%	$7,007,500	$3,000,000	75%	$2,250,000	$9,260,000
Thomas O. Staggs[2]	2,650,000	1,855,000	100.1%	1,856,988	795,000	75%	596,250	2,450,000
Alan N. Braverman	2,200,000	1,540,000	100.1%	1,541,650	660,000	75%	495,000	2,035,000
Kevin A. Mayer	875,000	612,500	92.3%	565,583	262,500	128%	336,000	900,000
Christine M. McCarthy	577,500	404,250	92.3%	373,284	173,250	100%	173,250	545,000

[1]	Individual performance multiples were reduced on the recommendation of managements, as described above.
[2]

Mr. Staggs was scheduled to receive, but volunteered to defer, a base salary increase to $1,325,000 in April of 2009. His contract specifies that his bonus target is 200% of scheduled fiscal year-end salary, which for fiscal year 2009 was $1,325,000.

Long-Term Incentive Compensation

The Committee made regular annual equity awards to the named executive officers in January 2009. Consistent with the equity award policies in place at the time (as described under “Performance-Based Compensation — Equity-Based Compensation” above), the Committee awarded restricted stock units and options, with 30% of the grant-date fair value of the award in the form of restricted stock units subject to performance vesting conditions in addition to the Section 162(m) test, 30% in the form of restricted stock units subject only to the Section 162(m) test and 40% in the form of options. For purposes of determining the value of restricted stock units received by executives that included performance conditions, the grant date fair value of these restricted stock units used for accounting purposes as estimated at the time of the award was discounted by 10% to reflect the uncertainty that the performance conditions would be met. The discounted grant-date fair value of the awards to Mr. Iger, Mr. Staggs and Mr. Braverman were equal to $9,000,000, $3,975,000 and $2,200,000, respectively, which were equal to the minimum provided in their respective employment agreements. The discounted grant-date fair values of the award to Mr. Mayer and Ms. McCarthy, neither of whom have contractually agreed minimums, were $1,510,000 and $936,000, respectively. As noted in last year’s proxy statement, Mr. Braverman also received an award of stock units in connection with the execution of his employment agreement at the beginning of fiscal 2009. The number of restricted stock units and options is reflected in the Fiscal 2009 Grants of Plan Based Awards table on page 38 below.

In determining the annual grants of restricted stock units and options for each executive officer, the Committee considered the minimums required by employment agreements, where applicable, and the Company’s overall long-term incentive guidelines for all executives, which attempt to balance, in the context of the competitive market for executive talent, the benefits of incentive compensation tied to performance of the Company’s stock with the dilutive effect of equity compensation awards. The Committee also considered Mr. Iger’s recommendations, except in the case of Mr. Iger’s own agreement and award.

In fiscal 2009, the Committee approved several changes to the design of the Company’s long-term incentive program for awards made starting in calendar year 2010. The Committee updated the performance tests for restricted stock units subject to the test as described and for the reasons set forth under “Performance-Based Compensation — Equity-Based Compensation” above. The Committee also determined that restricted

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

stock units that are not subject to performance tests would vest in four annual equal installments rather than 50% on each of the second and fourth anniversary of the award, and that the term of options issued starting in calendar year 2010 would be ten years instead of seven years to conform more closely to industry practice. In addition, in December 2009, the Committee determined that options and restricted stock units awarded after December 2009 (and awarded at least one year before retirement) would, subject to the attainment of any applicable performance conditions, continue to vest for three years after retirement (and options would remain exercisable until the earlier of three years after retirement and the original expiration date) if the participant was age 60 or greater and had at least ten years of service at the date of retirement, except that this would not apply for employees outside the United States where, in the judgment of management, doing so would create issues under applicable local laws.

Benefits and Perquisites

In fiscal 2009, the Committee determined that it would phase out the Family Income Assurance Plan. As described on page 48 below, this plan provides a continuation of a declining portion of an executive’s salary for three years after his or her death while employed by the Company. Pursuant to their current employment agreements, Mr. Iger, Mr. Staggs and Mr. Braverman (as well as certain other executives) are entitled to this benefit. The Committee determined that it would not renew this benefit for executives when their current employment agreements expired or offer it to any other employee. The Company had been reducing the number of executives covered by the plan as employment discussions have focused on other elements of the overall package. In light of the declining focus, the Committee determined to discontinue this benefit for all executives as their current employment agreements expire.

The Committee also reviewed the practice of providing compensation for certain executives who are subject to excise taxes on compensation received on termination following a change in control. As described on page 50, Mr. Iger’s current employment agreement entitles him to compensation to offset all of this tax liability, and Mr. Staggs and Mr. Braverman’s agreements entitle them to compensation to offset a portion of this liability. The Committee determined that in light of evolving market practice, it would establish a cap on this reimbursement in connection with any renegotiation of material terms of, or renewal or replacement of employment agreements with any executive officer. The Committee will determine the level of this cap in light of market conditions and negotiation at the time of any such renegotiation, renewal or replacement.

Severance

Mr. Shuler served as Executive Vice President and Chief Human Resources Officer from April 2008 to April 2009. In connection with the termination of his employment, Mr. Shuler received the benefits provided under his employment agreement in the event of a termination for good reason by the executive or the exercise by the Company of its termination right. As set forth in greater detail under “Compensation Tables — Payments and Rights on Termination — Compensation of Mr. Shuler,” upon completion of a six month consulting agreement, Mr. Shuler received a payment equal to the salary he would have earned through completion of his employment agreement on March 31, 2011 and a bonus equal to the target amount of his bonus established by the Committee at the beginning of the fiscal year, which was equal to 100% of his salary, pro rated through April 2009. In addition, option and equity awards held by him at the time his employment ended continue to vest (and options remain exercisable) until the scheduled termination of his employment agreement. The Company also agreed to reimburse expenses (and the tax costs of that reimbursement) incurred by Mr. Shuler in relocating back to the state in which he resided prior to beginning with the Company in 2008.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

Deductibility of Compensation

Awards to executive officers under the Management Incentive Bonus Program and the long-term incentive program include a test specifically designed to ensure that the awards are fully deductible under Section 162(m). As required by Section 162(m), the criterion established must not be certain of being achieved at the time it is set. The regulations under Section 162(m) specifically indicate that a test based on profitability is not assured of being attained. Accordingly, our bonus program and equity award program both use a test based on adjusted net income, which means net income adjusted, as appropriate, to exclude the following items or variances: change in accounting principles; acquisitions; dispositions of a business; asset impairments; restructuring charges; extraordinary, unusual or infrequent items; and extraordinary litigation costs and insurance recoveries. For the one- and two-year periods ending at the end of fiscal 2009, the adjusted net income targets were $2.3 billion and $5.8 billion, respectively, and the Company achieved adjusted net income of $3.4 billion and $7.9 billion, respectively. In fiscal 2009, net income was adjusted to exclude the impact of a gain on the sale of HBO Latin America ($71 million), restructuring and impairment charges ($310 million) and an accounting gain related to the merger of Lifetime into A&E Television Networks ($141 million). In fiscal 2008, net income was adjusted to exclude the impact of an accounting gain related to the acquisition of the Disney Stores North America ($11 million), a gain on the sale of movies.com ($9 million) and a bad debt charge for a receivable from Lehman Brothers ($57 million).

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

Compensation Tables

The following table provides information concerning total compensation earned in fiscal 2007, fiscal 2008 and fiscal 2009 by the chief executive officer, the chief financial officer and the three other persons serving as executive officers at the end of fiscal 2009 who were the most highly compensated executive officers of the Company in fiscal 2009. In addition, we have included information for fiscal 2009 with respect to Dennis W. Shuler, who was Executive Vice President and Chief Human Resources Officer from April 2008 through April 2009, and whose compensation in fiscal 2009, as reported in the table below, would have made him one of the five most highly compensated executive officers if he had been an executive officer at the end of the fiscal year. These six officers are referred to as the named executive officers in this proxy statement. Information regarding the amounts in each column follows the table.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary[1]	Stock Awards[1]		Option Awards[1]		Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings		All Other Compensation		Total
Robert A. Iger	2009	$2,038,462	$6,336,509		$8,308,647	[2]	$9,260,000	$2,343,143	[3]	$741,601		$29,028,362
President and Chief Executive Officer	2008	2,000,000	7,766,676		5,975,332	[2]	13,945,493	156,761		773,090		30,617,352
	2007	2,000,000	7,931,660		2,243,180		13,670,686	1,108,498		745,177		27,699,201
Thomas O. Staggs	2009	1,274,038	3,519,720	[4]	1,270,961		2,450,000	717,797	[3]	43,786		9,276,302
Senior Executive Vice President and Chief Financial Officer	2008	1,187,019	2,834,839	[4]	953,581		4,100,000	47,617		78,097		9,201,153
	2007	1,106,250	2,196,727		1,004,354		4,450,000	223,362		68,021		9,048,714
Alan N. Braverman	2009	1,120,769	1,908,471		735,752	[5]	2,035,000	815,439	[3]	34,150		6,649,581
Senior Executive Vice President, General Counsel and Secretary	2008	1,032,885	1,603,625		720,599		3,000,000	277,071		67,649		6,701,829
	2007	1,000,000	2,083,860		985,364		3,450,000	290,593		48,106		7,857,923
Kevin A. Mayer	2009	713,269	613,100		533,219		900,000	257,100	[3]	19,889		3,036,577
Executive Vice President, Corporate Strategy, Business Development and Technology	2008	646,442	495,937		447,396		1,025,000	52,824		18,956		2,686,554
	2007	610,000	368,520		355,816		1,200,000	82,725		16,618		2,633,679

Christine M. McCarthy	2009	588,606	496,277		299,084		545,000	247,171	[3]	20,273		2,196,411
Executive Vice President, Corporate Finance and Real Estate, and Treasurer	2008	563,221	459,451		260,357		800,000	56,238		26,119		2,165,386
	2007	530,000	438,602		277,406		875,000	87,141		18,682		2,226,831

Dennis W. Shuler	2009	395,000	255,831		218,244		—	—		3,122,374	[7]	3,991,449
EVP and Chief Human Resources Officer[6]

[1]	The amounts reflect compensation for 53 weeks in fiscal year 2009 compared to 52 weeks in fiscal 2008 and fiscal 2007 due to the timing of fiscal period end.
[2]

The amounts recorded for fiscal 2009 and fiscal 2008 include $4,802,714 and $3,281,055, respectively, relating to an award of options to purchase 3,000,000 shares at an exercise price of $29.51 per share and scheduled to vest through 2013 awarded to Mr. Iger in fiscal 2008 as an inducement to enter into an extended employment agreement.

[3]

As described more fully under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” below, the change in this amount from fiscal 2008 to fiscal 2009 is driven largely by a change in the discount rate applied to calculate the present value of future pension payments.

[4]

The amounts recorded for fiscal 2009 and fiscal 2008 include $1,463,113 and $942,544 relating to an award of 250,000 restricted stock units scheduled to vest in 2013 awarded to Mr. Staggs in fiscal 2008 as an inducement to enter into a new employment agreement.

[5]

The amount recorded for fiscal 2009 includes $760,952 relating to an award of 100,000 restricted stock units scheduled to vest through 2012 awarded to Mr. Braverman in fiscal 2009 as an inducement to enter into a new employment agreement.

[6]	Mr. Shuler’s employment terminated on April 23, 2009.
[7]	The components of this compensation related to the termination of Mr. Shuler’s employment are described in “Compensation Tables — Payments and Rights on Termination — Compensation of Mr. Shuler”.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

Salary.    This column sets forth salary earned during each fiscal year, none of which was deferred.

Stock Awards.    This column sets forth the dollar amount recognized for financial statement reporting purposes for compensation expense incurred by the Company in each fiscal year with respect to grants in that fiscal year and in prior fiscal years of:

•	restricted stock units awarded as part of the Company’s long-term incentive compensation program, and

•	restricted stock units awarded as compensation related to the dilutive effect of the ABC Radio spin-off.

This column does not include accounting charges related to restricted stock units that the Compensation Committee has elected to award in lieu of cash for a portion of the annual bonus awarded the executive officer under the Company’s Management Incentive Bonus Program. The full dollar amount of the bonus (including restricted stock units valued at the average of the high and low trading prices on the date of award) was included in the “Non-Equity Incentive Plan Compensation” column when awarded. This column also does not include the accounting charges recognized as a result of the termination of Mr. Shuler’s employment, which amounts are included in the “Other Compensation” column.

The grant date fair value of restricted stock units awarded during fiscal 2009 (which differs from the amounts set forth in the table above) is included in the Grants of Plan Based Awards table on page 38 and was determined using the methodology described on that page. The amount recognized for financial statement reporting purposes excludes a portion of the fair value of restricted stock units awarded during the fiscal year to reflect the fact that vesting of the restricted stock units occurs in future years and it includes amounts with respect to restricted stock units awarded in prior years to reflect the fact that vesting occurs in or after the fiscal year. The following table sets forth the amount included in the “Stock

Awards” column for each fiscal year with respect to prior-year grants and grants in the fiscal year.

FISCAL 2007-2009 CHARGES FOR RESTRICTED STOCK UNIT AWARDS
		Amount Included in Table Attributable to
	Fiscal Year	Prior-Year Awards		Current Fiscal Year Awards
Robert A. Iger	2009	$5,166,417		$1,170,092
	2008	6,540,212		1,226,464
	2007	5,018,975		2,912,685
Thomas O. Staggs	2009	3,002,938	[1]	516,782
	2008	1,524,356		1,310,483	[1]
	2007	1,032,916		1,163,811
Alan N. Braverman	2009	861,489		1,046,982	[2]
	2008	1,358,333		245,293
	2007	1,388,083		695,777
Kevin A. Mayer	2009	416,786		196,314
	2008	367,158		128,779
	2007	163,020		205,500
Christine M. McCarthy	2009	374,598		121,679
	2008	349,069		110,382
	2007	229,331		206,769
Dennis W. Shuler	2009	184,732		71,099

[1]

The amounts recorded for fiscal 2009 and fiscal 2008 include $1,463,113 and $942,544 relating to an award of 250,000 restricted stock units scheduled to vest in 2013 awarded to Mr. Staggs in fiscal 2008 as an inducement to enter into a new employment agreement.

[2]

The amount recorded for fiscal 2009 includes $760,952 relating to an award of 100,000 restricted stock units scheduled to vest through 2012 awarded to Mr. Braverman in fiscal 2009 as an inducement to enter into a new employment agreement.

Option Awards.    This column sets forth the dollar amount recognized for financial statement reporting purposes for compensation expense incurred by the Company in each fiscal year with respect to options awarded to the named executive officers. The grant date fair value of options awarded during fiscal 2009 (which differs from the amounts set forth in the table above) is included in the Grants of Plan Based Awards table on page 38 and was determined using the methodology described on that page. The amount recognized for financial statement reporting purposes excludes a portion of the fair value of options awarded during the fiscal year to reflect the fact that vesting of the options occurs in future years and it includes amounts with respect to options awarded in prior years to reflect the fact that vesting occurs in or after the fiscal year. This column does not include the accounting charges recognized as a result

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

of the termination of Mr. Shuler’s employment, which amounts are included in the “Other Compensation” column. The following table sets forth the amount included in the “Option Awards” column with respect to prior-year awards and the current year’s award.

FISCAL 2007-2009 CHARGES FOR OPTION AWARDS
		Amount Included in Table Attributable to
	Fiscal Year	Prior-Year Awards		Current Fiscal Year Awards
Robert A. Iger	2009	$7,662,904	[1]	$645,743
	2008	2,078,826		3,896,506	[1]
	2007	1,616,094		627,086
Thomas O. Staggs	2009	985,758		285,203
	2008	768,946		184,635
	2007	804,403		199,952
Alan N. Braverman	2009	577,905		157,847
	2008	597,508		123,091
	2007	832,651		152,714
Kevin A. Mayer	2009	424,879		108,340
	2008	382,773		64,623
	2007	282,500		73,316
Christine M. McCarthy	2009	231,927		67,157
	2008	204,966		55,391
	2007	217,649		59,758
Dennis W. Shuler	2009	181,644		36,600

[1]

The amounts recorded for fiscal 2009 and fiscal 2008 include $4,802,714 and $3,281,055, respectively, relating to an award of options to purchase 3,000,000 shares at an exercise price of $29.51 per share and scheduled to vest through 2013 awarded to Mr. Iger as an inducement to enter into an extended employment agreement.

Non-Equity Incentive Plan Compensation.    This column sets forth the amount of compensation earned by the named executive officers under the Company’s Management Incentive Bonus program with respect to fiscal 2009. A description of the Company’s annual performance-based bonus program is included in the discussion of “Performance Based Compensation” in the “Compensation Objectives and Program Design” section, and the determination of performance-based bonuses for fiscal 2009 is described in the discussion of “Annual Performance Bonus for Named Executive Officers” in the “Fiscal 2009 Decisions” section, of the Compensation Discussion and Analysis, beginning on page 13. This column also does not include the performance bonus awarded to Mr. Shuler in connection with the termination of his employment, which is included in the “Other Compensation” column.

Change in Pension Value and Nonqualified Deferred Compensation Earnings.    This column reflects the aggregate change in the actuarial present value of each named executive officer’s accumulated benefit under all defined benefit plans, including supplemental plans, during each fiscal year reported. The amounts recorded in this column vary with a number of factors, including the discount rate applied to determine the value of future payment streams. As a result of a reduction in prevailing interest rates in the credit markets during late 2008 and 2009, the discount rate used pursuant to pension accounting rules to calculate the present value of future payments decreased from 7.00% for fiscal 2008 to 5.75% for fiscal 2009, driving the substantial increases in the present value of future payments reported for fiscal 2009. The increase in pension value resulting from the change in the discount rate does not result in any increase in the benefits payable to participants under the plan. None of the named executive officers had earnings on deferred compensation other than Mr. Iger, whose earnings on deferred compensation, which are disclosed below under “Deferred Compensation,” were not above market rates and therefore are not included in this column.

All Other Compensation.    This column sets forth compensation that is not included in other columns, including:

•	the incremental cost to the Company of perquisites and other personal benefits;

•	the amount of Company contributions to employee savings plans;

•	the dollar value of insurance premiums paid by the Company with respect to excess liability insurance for the named executive officers; and

•

for Mr. Shuler, the accounting expense recognized in fiscal 2009 in connection with the termination of his employment, as detailed under “Compensation Tables — Payments and Rights on Termination — Compensation of Mr. Shuler” and reimbursement for taxes incurred as a result of reimbursement of relocation expenses.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

In accordance with SEC interpretations of its rules, the table includes the incremental cost of some items that are provided to executives for business purposes but which may not be considered integrally related to the executive’s duties.

The following table identifies the incremental cost of each perquisite or personal benefit that exceeded the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for a named executive officer in fiscal 2009.

FISCAL 2009 PERQUISITES AND PERSONAL BENEFITS
	Personal Air Travel	Security	Other	Total
Robert A. Iger	$132,374	$589,102	$14,400	$735,876
Thomas O. Staggs	—	—	39,115	39,115
Alan N. Braverman	—	—	28,566	28,566
Kevin A. Mayer	—	—	14,520	14,520
Christine M. McCarthy	—	—	14,850	14,850
Dennis W. Shuler	—	—	26,768	26,768

The incremental cost of the items specified above was determined as follows:

•

Personal air travel:    the actual catering costs, landing and ramp fees, fuel costs and lodging costs incurred by flight crew plus a per hour charge based on the average hourly maintenance costs for the aircraft during the year for flights that were purely personal in nature, and a pro rata portion of catering costs where personal guests accompanied executives on flights that were business in nature.

•	Security: actual costs incurred by the Company for providing security equipment and services.

The column labeled “Other” in the table above includes the incremental cost to the

Company of the vehicle benefit, relocation expenses, personal air travel where the cost to the Company for personal air travel is less than $25,000, reimbursement of up to $450 for health club membership or exercise equipment, reimbursement of up to $1,500 for an annual physical exam and reimbursement of expenses for financial consulting. Executives also are entitled to the other benefits described in the Compensation Discussion and Analysis under the discussion of “Fixed Compensation” in the “Compensation Objectives and Program Design” section, which either involved no incremental cost to the Company or are offered through programs that are available to substantially all of the Company’s salaried employees.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

Grants of Plan Based Awards

The following table provides information concerning the range of awards available to named executive officers under the Company’s management incentive bonus program for fiscal 2009 and information concerning option and restricted stock unit awards made to named executive officers during fiscal 2009. Additional information regarding the amounts in each column follows the table.

FISCAL 2009 GRANTS OF PLAN BASED AWARDS
	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Closing Price of Shares Underlying Options	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum	Threshold	Target		Maximum
Robert A. Iger	1/14/09								480,000	$20.81	$20.80	$3,598,402
	1/14/09				142,720	285,440						5,940,006
		$3,500,000	$10,000,000	$20,000,000
Thomas O. Staggs	1/14/09								212,000	20.81	20.80	1,589,294
	1/14/09				63,035	126,070						2,623,517
		$927,500	$2,650,000	$5,300,000
Alan N. Braverman	10/02/08					100,000	[1]					3,035,500
	1/14/09								117,334	20.81	20.80	879,614
	1/14/09				34,888	69,776						1,452,039
		$770,000	$2,200,000	$4,400,000
Kevin A. Mayer	1/14/09								80,534	20.81	20.80	603,737
	1/14/09				23,946	47,892						996,633
		$306,250	$875,000	$1,750,000
Christine M. McCarthy	1/14/09								49,920	20.81	20.80	374,234
	1/14/09				14,843	29,686						617,766
		$202,125	$577,500	$1,155,000
Dennis W. Shuler	1/14/09								72,000	20.81	20.80	539,760
	1/14/09				21,408	42,816						890,001
		$227,500	$650,000	$1,300,000

[1]	Restricted stock units scheduled to vest through 2013 awarded as an inducement to enter into a new employment agreement.

Grant date.    The Compensation Committee awarded the annual grant of stock options and restricted stock units for fiscal 2009 on January 14, 2009. Mr. Braverman received a grant of restricted stock units on October 2, 2008 in connection with the execution of his new employment agreement. The Compensation Committee approved awards under the Management Incentive Bonus Program on December 15, 2009.

Estimated Future Payouts Under Non-equity Incentive Plan Awards.    As described in the Compensation Discussion and Analysis, the Compensation Committee sets target bonuses at the beginning of the fiscal year under the Company’s Management Incentive Bonus Program and the Amended and Restated 2002 Executive Performance Plan, and bonuses for named executive officers will, except in special circumstances such as unusual challenges or extraordinary successes, range from 35% to 200% of the target amount based on financial perform-

ance factors and other performance factors for the fiscal year, but the bonus may be zero if performance factors (including the Section 162(m) test) fall below threshold amounts or less than the calculated amounts if the Committee otherwise decides to reduce the bonus. As discussed in the discussion of Fiscal 2009 Decisions in the Compensation Discussion and Analysis, the employment agreements of Mr. Iger, Mr. Staggs, Mr. Braverman and Mr. Mayer, as well as the employment agreement for Mr. Shuler, set a minimum target bonus. This column shows the range of bonus amounts for each named executive officer from the threshold to the maximum based on the target set at the beginning of the fiscal year. The actual amounts awarded for fiscal 2009 other than for Mr. Shuler are set forth in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column; the amount for Mr. Shuler is set forth under “Compensation Tables — Payments and Rights on Termination — Compensation of Mr. Shuler”.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

Estimated Future Payouts Under Equity Incentive Plan Awards.    This column sets forth the number of restricted stock units awarded to the named executive officers during fiscal 2009 that are subject to performance tests as described below and/or to the test to assure eligibility for deduction under Section 162(m). These include:

•

units awarded to each of the named executive officers as part of the annual grant in January 2009, 50% of which are subject to the performance tests described in the Compensation Discussion and Analysis under the heading “Performance-based Compensation — Equity-based Compensation” and all of which (other than those held by Mr. Shuler) are subject to the test to assure eligibility under Section 162(m); and

•	units awarded to Mr. Braverman on October 2, 2008 in connection with the execution of his new employment agreement (which are subject to the test to assure eligibility under Section 162(m)).

Vesting dates for all restricted stock units held as of the end of fiscal year 2009 are described under “Outstanding Equity Awards,” below.

In each of the cases described above, if all applicable tests (including the Section 162(m) test) are met on the applicable vesting dates, the named executive officer will be entitled to the number of shares in the “target” column plus any units received as dividend equivalents prior to vesting. (When dividends are distributed to stockholders, dividend equivalents are credited in an amount equal to the dollar amount of dividends on the number of units held on the dividend record date divided by the fair market value of the Company’s shares of common stock on the dividend distribution date.) If the Section 162(m) test is met but none of the other tests are met, the executive would receive the threshold number of shares (which are subject to no additional performance tests) plus dividend equivalents on those shares. If the Section 162(m) test is not met on any vesting date, the execu-

tive would receive no shares on that vesting date.

All Other Option Awards: Number of Securities Underlying Options.    This column sets forth options awarded to the named executive officers as part of the annual grant in January 2009. Vesting dates for these options are described under “Outstanding Equity Awards,” below. The options are scheduled to expire seven years after the date of grant.

Exercise or Base Price of Option Awards; Grant Date Closing Price of Shares Underlying Options.    These columns set forth the exercise price for each option grant and the closing price of the Company’s common stock on the date of grant. The exercise price is equal to the average of the high and low trading price on the grant date, which may be higher or lower than the closing price on the grant date.

Grant Date Fair Value of Stock and Option Awards.    This column sets forth the grant date fair value of stock and option awards calculated in accordance with applicable accounting requirements. The grant date fair value of all restricted stock unit awards is equal to the number of units awarded times the average of the high and low trading price of the Company’s common stock on the grant date subject to discounts for restricted stock units that have performance vesting conditions other than the test to assure deductibility under Section 162(m). The discounts are determined using a Monte Carlo simulation that determines the probability that the performance targets will be achieved. The grant-date fair values of options were calculated using the binomial model. The assumptions used in estimating the fair value of options are set forth in footnote 13 to the Company’s Audited Financial Statements for fiscal year 2009.

Outstanding Equity Awards

The following table provides information concerning unexercised options and unvested restricted stock unit awards held by the named executive officers of the Company as of October 3, 2009. Information regarding the amounts in the columns follows the table.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

OUTSTANDING EQUITY AWARDS AT END OF FISCAL 2009
		Option Awards					Stock Awards
										Equity Incentive Plan Awards
	Grant Date	Number of Securities Underlying Unexercised Options			Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Number of Unearned Units That Have Not Vested		Market Value of Unearned Units That Have Not Vested
		Exercisable	Unexercisable
Robert A. Iger	01/24/00	19,353	—		$132.57	01/24/10	—		—	—		—
	11/27/01	1,750,000	—		21.05	11/27/11	—		—	—		—
	06/27/05	274,241	—		25.81	06/27/12	—		—	88,274	(A)	$2,401,940
	10/02/05	—	—		—	—	—		—	212,546	(B)	5,783,375
	01/09/06	308,250	102,750	(C)	24.87	01/09/13	10,689	(D)	$290,834	169,355	(E)	4,608,146
	01/10/07	188,889	188,889	(F)	34.27	01/10/14	—		—	99,031	(G)	2,694,621
	01/09/08	105,263	315,790	(H)	29.90	01/09/15	—		—	—		—
	01/30/08	—	—		—	—	—		—	203,348	(I)	5,533,112
	01/31/08	500,000	2,500,000	(J)	29.51	01/31/15	—		—	—		—
	01/14/09	—	480,000	(K)	20.81	01/14/16	—		—	285,440	(L)	7,766,822
Thomas O. Staggs	11/22/99	335,000	—		$26.81	11/22/09	—		—	—		—
	01/24/00	27,095	—		132.57	01/24/10	—		—	—		—
	01/28/02	600,000	—		22.20	01/28/12	—		—	—		—
	06/27/05	125,367	—		25.81	06/27/12				40,354	(A)	1,098,036
	01/09/06	115,500	38,500	(C)	24.87	01/09/13	10,689	(D)	290,834	64,101	(E)	1,744,195
	01/10/07	60,000	60,000	(F)	34.27	01/10/14	12,210	(M)	332,222	31,457	(G)	855,945
	01/09/08	31,579	94,737	(H)	29.90	01/09/15	—		—	—		—
	01/30/08	—	—		—	—	—		—	61,005	(I)	1,659,934
	01/30/08	—	—		—	—	—		—	254,186	(N)	6,916,390
	01/14/09	—	212,000	(K)	20.81	01/14/16	—		—	126,070	(L)	3,430,365
Alan N. Braverman	01/24/00	120,000	—		$32.88	01/24/10	—		—	—		—
	02/05/01	120,000	—		30.23	02/05/11	—		—	—		—
	01/28/02	197,500	—		22.20	01/28/12	—		—	—		—
	01/24/03	84,000	—		17.14	01/24/13	—		—	—		—
	03/19/03	60,000	—		16.70	03/19/13	—		—	—		—
	01/22/04	150,000	—		24.64	01/22/14	—		—	—		—
	01/03/05	60,000	—		28.04	01/03/12	—		—	—		—
	01/09/06	65,250	21,750	(C)	24.87	01/09/13	7,482	(D)	203,587	36,403	(E)	990,499
	01/10/07	46,000	46,000	(F)	34.27	01/10/14	6,491	(M)	176,628	24,117	(G)	656,267
	01/09/08	21,052	63,159	(H)	29.90	01/09/15	—		—	—		—
	01/30/08	—	—		—	—	—		—	40,670	(I)	1,106,622
	10/02/08	—	—		—	—	—		—	101,674	(O)	2,766,556
	01/14/09	—	117,334	(K)	20.81	01/14/16	—		—	69,776	(L)	1,898,605
Kevin A. Mayer	06/27/05	120,000	—		$25.81	06/27/12	—		—	—		—
	01/09/06	30,000	10,000	(C)	24.87	01/09/13	—		—	18,946	(E)	515,516
	01/10/07	22,000	22,000	(F)	34.27	01/10/14	—		—	11,534	(G)	313,832
	01/09/08	11,052	33,159	(H)	29.90	01/09/15	—		—	—		—
	01/30/08	—	—		—	—	—		—	21,352	(I)	580,977
	01/14/09	—	80,534	(K)	20.81	01/14/16	—		—	47,892	(L)	1,303,141
Christine M. McCarthy	01/24/00	65,000	—		$32.88	01/24/10	—		—	—		—
	01/24/00	1,452	—		132.57	01/24/10	—		—	—		—
	02/05/01	46,000	—		30.23	02/05/11	—		—	—		—
	01/28/02	60,000	—		22.20	01/28/12	—		—	—		—
	01/24/03	25,200	—		17.14	01/24/13	—		—	—		—
	01/22/04	30,000	—		24.64	01/22/14	—		—	—		—
	01/03/05	22,000	—		28.04	01/03/12	—		—	—		—
	01/09/06	24,000	8,000	(C)	24.87	01/09/13	—		—	15,156	(E)	412,402
	01/10/07	18,000	18,000	(F)	34.27	01/10/14	—		—	9,438	(G)	256,801
	01/09/08	9,473	28,422	(H)	29.90	01/09/15	—		—	—		—
	01/30/08	—	—		—	—	—		—	18,301	(I)	497,980
	01/14/09	—	49,920	(K)	20.81	01/14/16	—		—	29,686	(L)	807,756
Dennis W. Shuler	04/01/08	—	150,000	(P)	$31.77	04/01/15	20,335	(Q)	553,311	20,335	(R)	553,311
	01/14/09	—	72,000	(K)	20.81	01/14/16	21,408	(S)	582,512	21,408	(T)	582,512

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

Number of Securities Underlying Unexercised Options: Exercisable and Unexercisable.    These columns report, for each officer and for each grant made to the officer, the number of shares of common stock that can be acquired upon exercise of outstanding options. The vesting schedule for each grant with unexercisable options is shown under “Vesting Schedule,” below with options identified by the letter following the number of shares underlying options that are unexercisable. Vesting of options held by named executive officers may be accelerated in the circumstances described under “Payments and Rights on Termination,” below.

Number; Market Value of Shares or Units of Stock That Have Not Vested.    These columns report the number and market value, respectively, of shares underlying each grant of restricted stock units to each officer that is not subject to performance vesting conditions nor the test to assure eligibility of deduction pursuant to Section 162(m). The number of shares includes dividend equivalent units that have accrued for dividends payable through October 3, 2009. The market value is equal to the number of shares underlying the units times the closing market price of the Company’s common stock on Friday, October 2, 2009, the last trading day of the Company’s fiscal year. The vesting schedule for each grant is shown below, with grants identified by the letter following the number of shares underlying the grant. Vesting of restricted stock units held by named executive officers may be accelerated in the circumstances described under “Payments and Rights on Termination,” below.

Number; Market Value of Unearned Units That Have Not Vested.    These columns report the number and market value, respectively, of shares underlying each grant of restricted stock units to each officer that is subject to performance vesting conditions and/or the test to assure eligibility for deduction pursuant to Section 162(m). The number of shares includes dividend equivalent units that have accrued for dividends payable through October 3, 2009 and includes units awarded to compensate for the dilu-

tive effect of the Company’s spin-off of the ABC Radio business. The market value is equal to the number of shares underlying the units times the closing market price of the Company’s common stock on Friday, October 2, 2009, the last trading day of the Company’s fiscal year. The vesting schedule and performance tests and/or the test to assure eligibility under Section 162(m) are shown under “Vesting Schedule,” below.

Vesting Schedule.    The options reported above that are not yet exercisable and restricted stock units that have not yet vested are scheduled to become exercisable and vest as set forth below.

(A)	Restricted stock units granted June 27, 2005 subject to performance tests: The remaining units vested on December 1, 2009 upon determination that the test to assure eligibility under Section 162(m) was satisfied.

(B)	Restricted stock units granted October 2, 2005 subject to performance tests: This grant, which was awarded to Mr. Iger in connection with the commencement of his employment agreement, is subject to a total shareholder return test and the test to assure eligibility for deduction pursuant to Section 162(m). With respect to this grant, the Company’s total shareholder return from the grant date until the end of the applicable measurement period must meet or exceed the total shareholder return for the S&P 500 index for the same period. On December 1, 2009, 106,272 of these units vested upon the certification by the Compensation Committee that the test to assure eligibility under Section 162(m) was satisfied with respect to these units. There is one remaining measurement period ending on October 2, 2010. These units are also subject to a test to determine whether they are eligible for deductibility consistent with Section 162(m).

(C)	Options granted January 9, 2006: The remaining unexercisable options are scheduled to become exercisable on January 9, 2010.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

(D)	Restricted stock units granted January 9, 2006 in lieu of a cash bonus and therefore not subject to further performance tests: the remaining units are scheduled to vest January 9, 2010.

(E)	Restricted stock units granted January 9, 2006 subject to performance tests: The remaining units are scheduled to vest January 9, 2010, except that vesting of two-thirds of the units scheduled to vest on that date is subject to satisfaction of the total shareholder return test described under “Compensation Discussion and Analysis — Compensation Objectives and Program Design — Performance-based Compensation — Equity-based Compensation,” above.

(F)	Options granted January 10, 2007: One half of the remaining unexercisable options are scheduled to become exercisable on each of January 10, 2010 and 2011.

(G)	Restricted stock units granted January 10, 2007 subject to performance tests: The remaining units vest on January 10, 2011, subject to determination that the test to assure eligibility under Section 162(m) was satisfied, except that vesting of half of the units scheduled to vest on that date are also subject to satisfaction of the total shareholder return test described under “Compensation Discussion and Analysis — Compensation Objectives and Program Design — Performance-based Compensation — Equity-based Compensation,” above.

(H)	Options granted January 9, 2008: One third of the remaining unexercisable options are scheduled to become exercisable on each of January 9, 2010, 2011 and 2012.

(I)	Restricted stock units granted January 30, 2008 subject to performance tests: One half of the units are scheduled to vest on each of January 30, 2010 and 2012, in the case of the units scheduled to vest in 2012, subject to determination that the test to assure eligibility under Section 162(m) was satisfied, except that vesting of half of the units scheduled to vest on each date is also subject to satisfaction of total shareholder return or earnings per share test described under “Compensation Discussion and Analysis — Determination of Compensation — Long-term Incentive Compensation — Vesting of Restricted Stock Units,” above.

(J)	Options granted January 31, 2008 in connection with the extension of Mr. Iger’s employment agreement: Options with respect to 500,000 shares become exercisable on each of January 31, 2010, 2011 and 2012, and options with respect to 1,000,000 shares become exercisable on January 31, 2013.

(K)	Options granted January 14, 2009: One fourth of the remaining unexercisable options are scheduled to become exercisable on each of January 14, 2010, 2011, 2012 and 2013, except that the options awarded to Mr. Shuler and scheduled to become exercisable on January 14, 2012 and 2013 were forfeited in connection with the termination of his employment.

(L)	Restricted stock units granted January 14, 2009 subject to performance tests: One eighth of the units are scheduled to vest on each of January 14, 2010, 2011, 2012 and 2013, in each case other than the units scheduled to vest in 2010 subject to determination that the test to assure eligibility under Section 162(m) was satisfied. One fourth of the units are scheduled to vest on each of January 14, 2011 and 2013, in each case subject to determination that the test to assure eligibility under Section 162(m) was satisfied and also subject to satisfaction of total shareholder return or earnings per share test described under “Compensation Discussion and Analysis — Compensation Objectives and Program Design — Performance-based Compensation — Equity-based Compensation,” above.

(M)	Restricted stock units granted January 10, 2007 in lieu of a cash bonus and therefore not subject to further performance tests: The remaining units are scheduled to vest on January 10, 2011.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

(N)	Restricted stock units granted to Mr. Staggs January 30, 2008 in connection with the execution of a new employment agreement and subject to performance tests: All of the units are scheduled to vest on March 31, 2013, subject to determination that the test to assure eligibility under Section 162(m) is satisfied.

(O)	Restricted stock units awarded to Mr. Braverman on October 2, 2008 in connection with the execution of his new employment agreement: One-half of the units are scheduled to vest on each of October 2, 2010 and 2012, in each case subject to the test to assure eligibility under Section 162(m).

(P)	Options awarded April 1, 2008 in connection with Mr. Shuler’s initial employment agreement. One-half of the options are scheduled to become exercisable on April 1, 2010 and one-fourth are scheduled to become exercisable on April 1, 2011. The remaining options have been forfeited as a result of his termination of employment.

(Q)	Restricted stock units awarded April 1, 2008, in connection with Mr. Shuler’s initial employment agreement: One-half of the units are scheduled to vest on April 1, 2010. The remaining one-half of these units have been forfeited as a result of Mr. Shuler’s termination of employment.

(R)	Restricted stock units awarded April 1, 2008, in connection with Mr. Shuler’s initial employment agreement, subject to performance tests: One-half of the units are scheduled to vest on April 1, 2010, subject to satisfaction of the total shareholder return or earnings per share test described under “Compensation Discussion and Analysis — Compensation Objectives and Program Design — Performance-based Compensation — Equity-based Compensation,” above. The remaining one-half of these units have been forfeited as a result of Mr. Shuler’s termination of employment.

(S)	Restricted stock units granted January 14, 2009: One-quarter of the units are scheduled to vest on each of April 1, 2010 and 2011. The remaining one-half of these units have been forfeited as a result of Mr. Shuler’s termination of employment.

(T)	Restricted stock units granted January 14, 2009 subject to performance tests: One-half of the units are scheduled to vest on April 1, 2010, subject to satisfaction of the total shareholder return or earnings per share test described under “Compensation Discussion and Analysis — Compensation Objectives and Program Design — Performance-based Compensation — Equity-based Compensation,” above. The remaining one-half of these units have been forfeited as a result of Mr. Shuler’s termination of employment.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

Option Exercises and Stock Unit Vesting During Fiscal 2009

The following table provides information concerning exercises of options and vesting of restricted stock units held by the named executive officers during fiscal 2009. Information regarding the amounts in the columns follows the table.

FISCAL 2009 OPTION EXERCISE AND STOCK VESTED
	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Robert A. Iger	—	—	457,289	$9,736,350
Thomas O. Staggs	500,000	$725,159	77,479	1,717,136
Alan N. Braverman	—	—	200,838	4,320,615
Kevin A. Mayer	—	—	13,377	299,432
Christine M. McCarthy	—	—	19,214	433,479
Dennis W. Shuler	—	—	—	—

The value realized on exercise of options is equal to the amount per share at which the executive sold shares acquired on exercise (all of which occurred on the date of exercise) minus the exercise price of the options times the number of shares acquired on exercise of the options. The value realized on vesting of stock awards is equal to the closing market price of the Company’s common stock on the date of vesting times the number of shares acquired upon vesting. The number of shares and value realized on vesting includes shares that were withheld at the time of vesting to satisfy tax withholding requirements.

Equity Compensation Plans

The following table summarizes information, as of October 3, 2009, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock, restricted stock units or other rights to acquire shares may be granted from time to time.

EQUITY COMPENSATION PLANS
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders[1]	203,595,665	[3]	$26.79	[4]	82,508,179	[5]
Equity compensation plans not approved by security holders	—		—		—
Total[2]	203,595,665	[3]	$26.79	[4]	82,508,179	[5]

[1]

These plans are the Company’s Amended and Restated 2005 Stock Incentive Plan, 1995 Stock Option Plan for Non-Employee Directors, Amended and Restated 1995 Stock Incentive Plans, The Walt Disney Company/Pixar 1995 Stock Plan, and The Walt Disney Company/Pixar 2004 Equity Incentive Plan (Disney/Pixar Plans were assumed by the Company in connection with the acquisition of Pixar).

[2]

Does not include 2,115 shares, at a weighted average exercise price of $154.61, granted under plans assumed in connection with acquisition transactions (other than the Disney/Pixar Plans) and under which no additional options may be granted.

[3]

Includes an aggregate of 32,273,203 restricted stock units and performance-based restricted stock units. Also includes options to purchase an aggregate of 27,653,671 shares, at a weighted average exercise price of $22.52, and 789,882 restricted stock units, in each case granted under plans assumed by the Company in connection with the acquisition of Pixar, which plans were approved by the shareholders of Pixar prior to the Company’s acquisition.

[4]	Weighted average exercise price of outstanding options; excludes restricted stock units and performance-based restricted stock units.
[5]

Includes 199,785 securities available for future issuance under plans assumed by the Company in connection with the acquisition of Pixar, which plans were approved by the shareholders of Pixar prior to the Company’s acquisition.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

Pension Benefits

The Company maintains a tax-qualified, noncontributory retirement plan, called the Disney Salaried Retirement Plan, for salaried employees who have completed one year of service. Benefits are based on a percentage of total average monthly compensation plus a portion of average monthly compensation that exceeds $2,500 multiplied by years of credited service. Average monthly compensation is equal to base salary and excludes other compensation such as bonuses and equity compensation and is calculated based on the highest five consecutive years of compensation during the ten year period prior to termination or retirement, whichever is earlier. In addition, each participant receives a flat dollar amount derived from a table based solely on years and hours of service. Retirement benefits are non-forfeitable after five years of vesting service, or at age 65 after one year of service. After five years of vesting service, actuarially reduced benefits are paid to participants who retire before age 65 but on or after age 55.

In calendar year 2009, the maximum compensation limit under a tax-qualified plan was $245,000, and the maximum annual benefit that may be accrued under a tax-qualified defined benefit plan was $195,000. To provide additional retirement benefits for key salaried employees, the Company maintains a supplemental nonqualified, unfunded plan, the Amended and Restated Key Plan, which provides retirement benefits in excess of the compensation limitations and maximum benefit accruals under tax-qualified plans. This plan recognizes deferred amounts of base salary for purposes of determining applicable retirement benefits, and benefits are otherwise calculated on the same basis as under the tax-qualified plan.

Company employees (including two of the named executive officers) who transferred to the Company from ABC, Inc. after the Company’s acquisition of ABC are also entitled to benefits under the ABC, Inc. Retirement Plan. Benefits under that plan are based on a percentage of average compensation and years of credited service while employed by ABC, Inc., less an actuarially determined Social Security offset, while a participant under the plan. Average compensation is based on the highest five consecutive years of compensation during the last ten-year period of active plan participation, and compensation includes salary and bonus, but excludes equity compensation (except to the extent that the annual bonus is paid as equity), fringe benefits and expense allowances. Like the Company’s Amended and Restated Key Plan, the Benefits Equalization Plan of ABC, Inc., is a non-qualified, non-funded plan that provides eligible participants retirement benefits in excess of the compensation limits and maximum benefit accruals that apply to tax-qualified plans. In addition, a term of the 1995 purchase agreement between ABC, Inc. and the Company provides that employees transferring employment to coverage under a Disney pension plan will receive an additional benefit under Disney plans equal to (a) the amount the employee would receive under the Disney pension plans if all of his or her ABC service were counted under the Disney pension less (b) the combined benefits he or she receives under the ABC plan (for service prior to the transfer) and the Disney plan (for service after the transfer).

Both Mr. Iger and Mr. Braverman transferred from ABC, and each receives a pension benefit to bring his total benefit up to the amount he would have received if all his years of service had been credited under the Disney plans. (The effect of these benefits is reflected in the present value of benefits under the Disney plans in the table below).

Both Mr. Iger and Mr. Braverman are currently eligible for early retirement. The early retirement reduction for the Disney Salaried Retirement Plan and the Restated and Amended Key Plan is 50% at age 55, decreasing to 0% at age 65. The early retirement reduction for the ABC, Inc., Retirement Plan, and the Benefit Equalization Plan of ABC, Inc. is 28% at age 55, decreasing to 0% at age 62 (the Social Security offset reduction at age 55 is 42%, decreasing to 0% at age 62).

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

The following table sets forth the present value to each of the named executive officers of the pension benefits to which they are entitled under each of the plans described above. The present values assume each officer retires at age 65 for purposes of the Disney Salaried Retirement Plan and the Amended and Restated Key Plan and age 62 for purposes of the ABC, Inc. Retirement Plan, and the Benefit Equalization Plan of ABC, Inc. Age 65 is the normal retirement age under each of the plans and is also the age at which unreduced benefits are payable under the Disney plans; the earliest age at which unreduced benefits are payable under the ABC plans is age 62. The values also assume straight life-annuity payment for an unmarried participant. Participants may elect other actuarially reduced forms of payment, such as joint and survivor benefits and payment of benefits for a period certain irrespective of the death of the participant.

FISCAL YEAR END 2009 PENSION BENEFITS
Name	Plan Name	Number of Years of Credited Service at Fiscal Year End	Present Value of Accumulated Benefit at Fiscal Year End	Payments During Last Fiscal Year
Robert A. Iger	Disney Salaried Retirement Plan	10	$428,247	—
	Disney Amended and Restated Key Plan	10	3,513,430	—
	ABC, Inc. Retirement Plan	25	720,807	—
	Benefit and Equalization Plan of ABC, Inc.	25	5,690,767	—

	Total		$10,353,251	—
Thomas O. Staggs	Disney Salaried Retirement Plan	20	$393,196	—
	Disney Amended and Restated Key Plan	20	1,560,021	—

	Total		$1,953,217	—
Alan N. Braverman	Disney Salaried Retirement Plan	7	$449,106	—
	Disney Amended and Restated Key Plan	7	1,011,839	—
	ABC, Inc. Retirement Plan	9	252,041	—
	Benefit and Equalization Plan of ABC, Inc.	9	1,405,191	—

	Total		$3,118,177	—
Kevin A. Mayer	Disney Salaried Retirement Plan	12	$215,870	—
	Disney Amended and Restated Key Plan	12	342,632	—

	Total		$558,502	—
Christine M. McCarthy	Disney Salaried Retirement Plan	10	$278,838	—
	Disney Amended and Restated Key Plan	10	372,970	—

	Total		$651,808	—
Dennis W. Shuler	Disney Salaried Retirement Plan	—	—	—
	Disney Amended and Restated Key Plan	—	—	—

	Total	—	—	—

The present values were calculated using the 5.75% discount rate assumptions set forth in footnote 11 to the Company’s Audited Financial Statements for fiscal year 2009 and using actuarial factors including RP2000 white collar combined mortality table projected 10 years for males and females at 5.75% interest. The present values shown in the table are not available as lump sum payment under the plans.

Deferred Compensation

The Company does not now defer current compensation of any named executive officer on a basis that is not tax qualified, but from 2000 to 2005, $500,000 per year of Mr. Iger’s annual salary was deferred. Mr. Iger’s employment agreement provides that the deferred compensation will be paid, together with interest at the applicable federal rate for mid-term treasuries, reset annually, no later than 30 days after Mr. Iger is no longer subject to the

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

provisions of Section 162(m) of the Internal Revenue Code (or at such later date as is necessary to avoid the imposition of an additional tax on Mr. Iger under Section 409A of the Internal Revenue Code). The interest rate is adjusted annually in March and the weighted average interest rate for fiscal 2009 was 2.37%.

The following table sets forth the earnings on the deferred amount in fiscal 2009 and the aggregate balance including accumulated earnings as of October 3, 2009. There were no additions during the fiscal year to the deferred amount by either the Company or Mr. Iger other than these earnings and no withdrawals during the fiscal year. Because the earnings during this year and previous years were not above market or preferential, these amounts are not included in the Summary Compensation Table.

FISCAL 2009 NONQUALIFIED DEFERRED COMPENSATION
Aggregate Earnings in Last Fiscal Year	Aggregate Balance at Last Fiscal Year End
$ 84,339	$3,644,185

Payments and Rights on Termination

Our named executive officers may receive compensation in connection with the termination of their employment. This compensation is payable pursuant to (a) the terms of compensation plans applicable by their terms to all participating employees and (b) the terms of employment agreements of Mr. Iger, Mr. Staggs, Mr. Braverman and Mr. Shuler. The availability, nature and amount of this compensation differ depending on whether employment terminates because of:

•	death or disability;

•	the Company’s termination of the executive pursuant to the Company’s termination right or the executive’s decision to terminate because of action the Company takes or fails to take;

•	the Company’s termination of the employee for cause; or

•	expiration of an employment agreement, retirement or other voluntary termination.

The compensation that each of our named executive officers (other than Mr. Shuler) may receive under each of these termination circumstances is described below, including quantification of the amount each executive would have become entitled to assuming a termination at the end of fiscal 2009 under the circumstances described. With respect to Mr. Shuler, the compensation he received in connection with his termination in April 2009 is described under “Compensation of Mr. Shuler,” below.

Any actual compensation received by our named executive officers in the circumstances described below may be different than we describe because many factors affect the amount of any compensation received. These factors include: the date of the executive’s termination of employment; the executive’s base salary at the time of termination; the Company’s stock price at the time of termination; and the executive’s age and service with the Company at the time of termination. In addition, although the Company has entered into individual agreements with each of our named executive officers other than Ms. McCarthy, in connection with a particular termination of employment the Company and the named executive officer may mutually agree on severance terms that vary from those provided in pre-existing agreements.

In each of the circumstances described below, our executive officers are entitled to earned, unpaid salary and unconditionally vested accrued benefits pursuant to policies applicable to all employees. In Mr. Iger’s case, this includes the deferred salary and interest earned on it as described under “Deferred Compensation,” above. This earned compensation is not described or quantified below because the amount of compensation to which the officer is entitled does not change because of the termination, but we do describe and quantify benefits that continue beyond the date of termination that are in addition to those provided for in the applicable benefit plans. The executive’s accrued benefits include the pension

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

benefits described under “Pension Benefits,” above, which become payable to all participants who have reached retirement age. Because they have reached retirement age under the plans, Mr. Iger and Mr. Braverman each would have been entitled to these early retirement benefits if their employment had terminated at the end of fiscal year 2009. Because the pension benefits available to Mr. Iger and Mr. Braverman upon termination are not different from those described above under “Pension Benefits” except in ways that are equally applicable to all salaried employees, the nature and amount of pension benefits are not described or quantified below.

Death and Disability

The employment agreements of Mr. Iger, Mr. Staggs, Mr. Braverman and Mr. Mayer each provide that if he dies or his employment terminates because of disability during the term of the agreement, he (or his estate) will receive a bonus for any fiscal year that had been completed at the time of his death or termination of employment due to disability but for which the bonus had not yet been paid. The amount of the bonus will be determined by the Compensation Committee using the same criteria used for determining a bonus as if the executive remained employed.

In addition, Mr. Iger, Mr. Staggs and Mr. Braverman are currently eligible for participation in the Company’s Family Income Assurance Plan, which is being phased out as described in the Compensation Discussion and Analysis, above, but provides that, in the event of the death of a participating key executive while employed by the Company, the eligible spouse, same sex domestic partner or dependent child is entitled to receive an amount equal to 100% of the executive’s salary in effect at the date of death for the first year after such date of death, 75% thereof during the second year, and 50% thereof during the third year.

Ms. McCarthy, who does not have an employment agreement, is entitled to disability compensation under disability benefit plans and death benefits under life insurance plans offered by the Company to all full-time employees to the extent she elects to pay the premiums for participation, but she is not otherwise entitled to compensation in the event of death or disability beyond compensation and benefits accrued at the time of her death or termination of employment and rights under equity compensation plans described below.

In addition to the compensation and rights in the employment agreements described above, pursuant to the terms of the Amended and Restated 1995 Stock Incentive Plan and the Amended and Restated 2005 Stock Incentive Plan (which we refer to as the 1995 and 2005 Plans, respectively), all options awarded to a participant (including the named executive officers) become exercisable upon the death of the participant and remain exercisable for 18 months, and all restricted stock units awarded to the participant under the plans will, to the extent the units had not previously been forfeited, vest and become payable upon the death or disability of the participant. Upon termination due to disability, the exercisability of options will not accelerate but the participant will have one year following termination (or 18 months in the case of participants who are eligible for immediate retirement benefits) rather than three months following termination to exercise options that were at the time of termination, or within three months would become, exercisable.

In addition, Mr. Iger’s employment agreement provides that, upon his death, the restricted stock units (plus any dividend equivalent units that had accrued with respect to those units) awarded to Mr. Iger in connection with the signing of his 2005 employment agreement that have not previously vested will immediately vest. The agreement provides that upon Mr. Iger’s termination due to disability, these units will be distributed on the dates they would have vested in the absence of such termination, but without regard to whether the performance tests were satisfied as of those dates.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

The following table provides the value of benefits each of our executive officers would have received under compensation plans and their employment agreements or compensation arrangements in effect on the date of this proxy statement if their employment had terminated at the close of business on the last day of fiscal 2009 as a result of death or disability. The value of option acceleration is equal to the difference between the $27.21 market price of shares of the Company’s common stock on October 2, 2009 (the last trading day in fiscal 2009) and the weighted average exercise price of options with an exercise price less than the market price times the number of such options that would accelerate as a result of termination. The value of restricted stock unit acceleration is equal to the $27.21 market price of shares of the Company’s common stock on October 2, 2009 and the number of units that would accelerate as a result of (or, in the case of Mr. Iger’s disability, continue to vest despite) termination.

DEATH AND DISABILITY
	Cash Payment		Option Acceleration (only upon death)	Restricted Stock Unit Acceleration
Robert A. Iger	$16,500,000	[1]	$3,312,949	$27,877,912
Thomas O. Staggs	5,262,500	[1]	1,447,083	15,778,914
Alan N. Braverman	4,510,000	[1]	801,941	7,798,765
Kevin A. Mayer	900,000	[1]	538,861	2,713,466
Christine M. McCarthy	—		338,248	1,974,939

[1]

This amount is equal to the bonus awarded to the executives with respect to fiscal 2009 and set forth in the Summary Compensation Table under the column labeled “Non-Equity Incentive Plan Compensation” plus, in the cases of Mr. Iger, Mr. Staggs and Mr. Braverman, amounts payable under the Family Income Assurance Plan.

Termination Pursuant to Company Termination Right or by Executive for Good Reason

The employment agreements of Mr. Iger, Mr. Staggs, Mr. Braverman and Mr. Mayer each provide that if his employment is terminated by the Company pursuant to the Company’s termination right (as described below) or by the named executive officer with good reason (as described below), he will receive, in addition to salary and benefits through the date his employment is terminated, a bonus for any fiscal year that had been completed at the time of his termination of employment but for which the bonus had not yet been paid. The amount of the bonus will be determined by the Compensation Committee using the same criteria used for determining a bonus if the executive remained employed.

In addition, the employment agreements of Mr. Iger, Mr. Staggs, Mr. Braverman and Mr. Mayer each provide that the named executive officer will receive the following compensation and rights conditioned on his executing a mutual release of liability and agreeing to provide the Company with certain consulting services for a period of six months after his termination (or, if less, for the remaining term of his employment agreement) pursuant to a form of consulting agreement attached to the employment agreement.

•

A lump sum payment to be made six months and one day after termination equal to the base salary the named executive officer would have earned had he remained employed during the term of his consulting agreement.

•

If the consulting agreement was not terminated as a result of the named executive officer’s material breach of the consulting agreement, a further lump sum payment to be made six months and one day after termination of his employment equal to the base salary the named executive officer would have earned had he remained employed after the termination of his consulting agreement and until the original scheduled expiration date of his employment agreement.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

•	A bonus for the year in which he is terminated equal to a pro-rata amount of a target bonus amount determined in accordance with his employment agreement.

•

All options that had vested as of the termination date or were scheduled to vest prior to the original scheduled expiration date of his employment agreement (or within three months thereafter) will remain or become exercisable as though the named executive officer were employed until the original scheduled expiration date of his employment agreement and will remain exercisable until the earlier of (a) the scheduled expiration date of the options and (b) 3 months (or in the case of Mr. Iger and Mr. Braverman, 18 months, as provided in the Company’s equity compensation plans) after the original scheduled expiration date of his employment agreement. In addition, all options issued to Mr. Iger prior to 2005 (all of which are currently exercisable) will remain exercisable for the period specified in the applicable option agreements.

•

All restricted stock units that were scheduled to vest prior to the original scheduled expiration date of his employment agreement will (subject to satisfaction of applicable performance conditions) vest as though the named executive officer were employed until the original scheduled expiration date of his employment agreement, except that any test to assure deductibility of compensation under Section 162(m) will be waived for any units scheduled to vest after the fiscal year in which the termination of employment occurs unless application of the test is necessary to preserve deductibility.

•

If any of the foregoing compensation or rights would be subject to excise tax as an “excess parachute payment” under federal income tax rules, the Company has agreed to pay Mr. Iger, Mr. Staggs and Mr. Braverman an additional amount to compensate for their incremental tax costs up to a maximum of $4 million in the case of Mr. Staggs and $2 million in the case of Mr. Braverman. This obligation to provide additional compensation will not apply if the aggregate amounts payable to the named executive officer that are treated as “parachute payments” for purposes of the applicable federal tax provisions would not exceed the maximum amount that can be paid to the named executive officer without incurring such excise tax by at least 10%, in which case the named executive officer’s compensation would be reduced to the maximum amount that would not result in the named executive officer incurring the excise tax.

Under the employment agreements, the Company has the right to terminate the named executive officer’s employment subject to the foregoing compensation in its sole, absolute and unfettered discretion for any reason or no reason whatsoever. A termination for cause does not constitute an exercise of this right and would be subject to the compensation provisions described below under “Termination for Cause.”

Termination by the executive for good reason means a termination by the named executive officer following notice given to the Company within three months of his having actual notice of the occurrence of any of the following events (except that the Company will have 30 days after receipt of the notice to cure the conduct specified in the notice): (i) a reduction in the named executive officer’s base salary, annual target bonus opportunity or (where applicable) annual target long-term incentive award opportunity; (ii) the removal of the officer from his position (including in the case of Mr. Iger, the failure to elect or reelect him as a member of the Board or his removal from the position of president other than in connection with the appointment of another person who is acceptable to him to serve as president); (iii) a material reduction in his duties and responsibilities (other than, in the case of Mr. Iger, in connection with the appointment of another person to serve as president); (iv) the assignment to him of duties that are materially inconsistent with his position or duties or that materially impair his ability to function in his office; (v) relocation of his principal office to a location that is more than 50 miles outside of the greater Los Angeles area and, in the case of Mr. Iger, that is also more than 50

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

miles from Manhattan; or (vi) a material breach of any material provision of the agreement by the Company. Termination for good reason also includes any occurrence after a change in control (as defined in the 1995 and 2005 Plans) that would constitute a triggering event. The 1995 and 2005 Plans each provide that if, within 12 months following a change in control as defined in the plans, a “triggering event” occurs, any outstanding stock options, restricted stock units, performance-based restricted stock units or other plan awards will generally become fully vested and, in certain cases, paid to the plan participant. A triggering event is defined to include: (a) a termination of employment by the Company other than for death, disability or “cause;” or (b) a termination of employment by the participant following a reduction in position, pay or other “constructive termination.” Under the plans, cause has the meaning in the executive’s employment agreement, if applicable, as defined below under “Termination for Cause” or, if there is no employment agreement or the executive would have greater rights under the following definition, cause means conviction for or pleading to a felony under state or Federal law, willful gross misconduct or material breach of an agreement with the Company with respect to confidentiality, noncompetition, nonsolicitation or a similar restrictive covenant. Under the terms of the plans, payments under awards that become subject to the excess parachute tax rules may be reduced under certain circumstances.

The employment agreements of Mr. Iger, Mr. Staggs, Mr. Braverman and Mr. Mayer provide that they are not required to seek other employment to obtain compensation to offset the amounts payable by the Company as described above and compensation resulting from subsequent employment will not be offset against amounts described above.

Ms. McCarthy is entitled to compensation under the Company’s severance pay plan, which provides for compensation if employment is terminated as a result of involuntary termination. Involuntary termination excludes termination because of: an act or omission of the employee result-

ing or intended to result in personal gain at the expense of the Company; unsatisfactory performance; improper disclosure of proprietary or confidential information of the Company; misconduct; and receipt of an offer of alternative employment from a successor to or affiliate of the Company or made at the request of the Company. Under the severance pay plan, Ms. McCarthy is entitled to a payment equal to 18 weeks of her salary plus two weeks for each year of service (up to a maximum of 52 weeks), for a total that is currently equal to 36 weeks of her salary. Except as provided in the 1995 and 2005 Plans in the case of a triggering event following a change in control as described above, Ms. McCarthy is not entitled to any acceleration of her options or restricted stock units in the case of a termination by the Company pursuant to its termination right or by the executive for good reason.

Restricted stock units that were awarded in lieu of cash as a portion of a bonus award vest upon termination for any reason other than a termination for cause as defined in an executive’s employment agreement.

The following table quantifies benefits each of our executive officers would have received if their employment had been terminated at the end of fiscal 2009 by the Company pursuant to its termination right or by the executive with good reason.

The table quantifies the benefits of continued vesting and exercisability of options in the case of a termination in the absence of a change in control by setting forth the difference between the $27.21 market price of shares of the Company’s common stock on October 2, 2009 and the weighted average exercise price of options with an exercise price less than the market price times the number of options that would become exercisable despite the termination, although, as described above, options do not become immediately exercisable absent a change in control. The actual value of the options realized by an executive when they become exercisable may therefore be more or less than that shown below depending on movements in the stock

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

price pending actual vesting of the options. The table quantifies the benefits of continued vesting of restricted stock units in the absence of a change in control by setting forth an amount equal to the $27.21 market price of shares of the Company’s common stock on October 2, 2009 times the number of units that are scheduled to vest prior to the scheduled termination date of the applicable employment agreement, although, as described above, restricted stock units do not immediately vest absent a change in control. The value of restricted stock units realized by an executive may again be more or less than that shown below depending on movements in the stock price pending actual vesting of the restricted stock units.

The value of compensation for additional taxation is the amount estimated to be payable to compensate the executive for the excise tax payable (and the additional taxes payable due to such additional payment) by reason of the compensation received as a result of a change in control. The calculation of whether, and to what extent, any such compensation would have been payable to each of the executive officers was based on the assumption that the termination occurred as of the close of business on the last day of fiscal 2009 and applying the regulations under Section 280G of the Internal Revenue Code, including, as applicable (including in respect of the annual bonuses payable to each such officer), the special rules applicable to amounts the payment of which is contingent solely on the continued performance of services for a specified period and in respect of which at least a portion of the services were performed before the termination.

TERMINATION PURSUANT TO COMPANY TERMINATION RIGHT OR BY EXECUTIVE FOR GOOD REASON
	Cash Payment		Option Valuation	Restricted Stock Unit Valuation	Compensation for Additional Taxation
Robert A. Iger
No change in control	$18,666,667	[1]	$3,312,949	$27,877,912	—
Change in control	18,666,667	[1]	3,312,949	27,877,912	—
Thomas O. Staggs
No change in control	6,825,000	[1]	1,447,083	15,778,914	—
Change in control	6,825,000	[1]	1,447,083	15,778,914	—
Alan N. Braverman
No change in control	6,435,000	[1]	801,941	7,798,765	—
Change in control	6,435,000	[1]	801,941	7,798,765	—
Kevin A. Mayer
No change in control	3,000,000	[1]	410,010	2,224,769	—
Change in control	3,000,000	[1]	538,861	2,713,466	—
Christine M. McCarthy
No change in control	399,808		—	—	—
Change in control	399,808		338,248	1,974,939	—

[1]

This amount is equal to the bonus awarded to the executives with respect to fiscal 2009 and set forth in the Summary Compensation Table under the column labeled “Non-Equity Incentive Plan Compensation” plus the lump sum payments based on salary through the end of the employment term as described above.

Termination for Cause

The employment agreements of Mr. Iger, Mr. Staggs, Mr. Braverman and Mr. Mayer each provide that if his employment is terminated by the Company for cause he will only be entitled to compensation earned and benefits vested through the date of termination, including any rights he may have under his indemnification agreement with the Company or the equity plans of the Company.

“Termination for Cause” is defined in Mr. Iger’s employment agreement as termination by the Company due to (i) conviction of a felony or the entering of a plea of nolo contendere to a felony charge; (ii) gross neglect, willful malfeasance or willful gross misconduct in connection with his employment which has had a material adverse effect on the business of the Company and its subsidiaries, unless he reasonably believed in good faith that such act or non-act was in, or

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

not opposed to, the best interests of the Company; (iii) his substantial and continual refusal to perform his duties, responsibilities or obligations under the agreement that continues after receipt of written notice identifying the duties, responsibilities or obligations not being performed; (iv) a violation that is not timely cured of the Company’s code of conduct or any Company policy that is generally applicable to all employees or all officers of the Company that he knows or reasonably should know could reasonably be expected to result in a material adverse effect on the Company; (v) any failure (that is not timely cured) to cooperate, if requested by the Board, with any investigation or inquiry into his or the Company’s business practices, whether internal or external; or (vi) any material breach that is not timely cured of covenants relating to non-competition during the term of employment and protection of the Company’s confidential information.

“Termination for Cause” is defined in Mr. Staggs’, Mr. Braverman’s and Mr. Mayer’s employment agreement as termination by the Company due to gross negligence, gross misconduct, willful nonfeasance or willful material breach of the agreement by the executive unless, if the Company determines that the conduct or cause is curable, such conduct or cause is timely cured by the executive.

Ms. McCarthy does not have an employment agreement with the Company. In the event her employment is terminated by the Company with cause, the Company’s only obligation is to pay earned but unpaid salary and unconditionally vested accrued benefits and business expenses and severance pay to the extent available as described above.

Expiration of Employment Term; Retirement

Under his employment agreement, if Mr. Iger’s employment ends at or within 30 days following the expiration of the stated term of his employment agreement (i.e., January 31, 2013), he will be entitled to the following compensation and rights, in addition to compensation earned through that date:

•

A separation payment equal to the sum of his then current base salary and average bonus payable to him for the last three completed fiscal years for which the bonus has been determined at the time of the termination. In determining the average bonus, the bonus for any year for which no bonus is received shall be zero. Payment of the separation payment is subject to Mr. Iger executing a mutual release of liability in substantially the form attached to his employment agreement. If Mr. Iger’s employment agreement were scheduled to expire at the end of fiscal 2009 and he terminated within 30 days thereafter, this payment would be equal to $16,243,855.

•

Mr. Iger and his eligible dependants will be entitled to continue participating in all medical, dental and hospitalization benefit plans until the earlier of 12 months following the date of termination and the date Mr. Iger receives equivalent coverage and benefits from a subsequent employer. If this continuation of benefits conflicts with any law or regulation or has adverse tax consequences for Mr. Iger, the Company or other program participants, Mr. Iger will receive the economic equivalent of the continuation of benefits including compensation for the tax costs of receiving the economic equivalent rather than the benefits. If Mr. Iger’s employment agreement were scheduled to expire at the end of fiscal 2009 and he terminated within 30 days thereafter, this value of continued benefits would be $17,797 based on the Company’s estimated cost of providing these benefits.

Mr. Iger is not required to seek other employment to obtain compensation to offset the amounts payable by the Company as described above, and compensation resulting from subsequent employment will not be offset against amounts described above except that continuation of medical benefits may be terminated if Mr. Iger receives equivalent coverage and benefits as described above.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

Under the terms of restricted stock units awarded to Mr. Iger, Mr. Staggs and Mr. Braverman in lieu of a portion of their annual bonus award, these restricted stock units will vest immediately upon termination of their employment for any reason other than cause. If Mr. Iger, Mr. Staggs or Mr. Braverman’s employment had terminated at the end of fiscal 2009 for any reason other than cause, the value of this acceleration, based on the market price of shares of the Company’s common stock on October 3, 2009 times the number of units that would accelerate as a result of termination, would be $289,578, $620,366 and $378,574 for Mr. Iger, Mr. Staggs and Mr. Braverman, respectively.

Mr. Staggs, Mr. Braverman, and Mr. Mayer and Ms. McCarthy are entitled to earned, unpaid salary and unconditionally vested accrued benefits if their employment terminates at the expiration of their employment agreement (where applicable) or they otherwise retire, but they are not contractually entitled to any additional compensation in this circumstance.

Under a change in the Company’s long-term incentive program approved by the Compensation Committee in December 2009, options and restricted stock units awarded after December 2009 (and awarded at least one year before retirement) would continue to vest for three years after retirement (and options would remain exercisable until the earlier of three years after retirement and the original expiration date) if the participant was age 60 or greater and had at least ten years of service at the time of retirement except when, in the judgment of management, this would create issues under applicable local laws. This change did not affect any options or restricted stock units held by the named executive officers on October 3, 2009.

Compensation of Mr. Shuler

Mr. Shuler’s service as Executive Vice President and Chief Human Resources Officer of the Company ended on April 23, 2009. Mr. Shuler was employed pursuant to an employment agreement dated March 19, 2008, which contained provisions that were applicable in the circumstances of his termination relating to compensation upon termination by the Company pursuant to its termination right or by the executive because of action the Company takes or fails to take that are the same as those described above for Mr. Iger, Mr. Staggs, Mr. Braverman and Mr. Mayer. As a result, six months and one day after the end of his employment, Mr. Shuler became entitled to receive a lump sum payment equal to his salary from the date his employment ended through the scheduled termination of his employment agreement on March 31, 2011, and a bonus equal to the target bonus established for him at the beginning of the fiscal year pro-rated through the date his employment ended. In addition, Mr. Shuler’s outstanding stock options continue to vest and remain exercisable through the date that is three months after the scheduled termination of his employment agreement, and restricted stock units continue to vest through the scheduled termination of his employment agreement. The Company also agreed to reimburse expenses (and the tax costs of that reimbursement) incurred by Mr. Shuler in relocating back to the state in which he resided prior to beginning with the Company in 2008.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

Although Mr. Shuler did not become entitled to these payments (and the extension of the vesting and exercise periods of equity awards could have been terminated) until after the end of the Company’s fiscal year, pursuant to applicable accounting rules the Company recorded the expense relating to all of this compensation in fiscal 2009. This expense consisted of the following:

Expenses Recorded with Respect to Termination of Mr. Shuler
Salary continuation (April 24, 2008 through March 31, 2011)	$1,314,135
Pro-rated bonus	364,420
Accounting expense relating to stock options	846,666
Accounting expense relating to restricted stock units	550,743
Relocation expenses and tax cost reimbursement	11,073

Total expense recorded with respect to termination	$3,087,037

The accounting expense relating to stock options and restricted stock units set forth above arises from recording as an expense the remaining unamortized grant-date fair value of the options and restricted stock units held by Mr. Shuler that will ultimately vest as a result of his employment termination and does not represent the value he has realized or will realize from those awards. None of the options that were exercisable at the time of his termination had an exercise price less than the market price of the Compa-

ny’s common stock on that date, and the value he can realize on his equity awards when they vest or are exercised could be more or less than the amount set forth above. Moreover, one-half of the restricted stock units held by Mr. Shuler are subject to performance tests based on total shareholder return for the Company relative to that of the S&P 500 and earnings per share of the Company, and there is no assurance that these tests will be satisfied.

Audit-Related Matters

Audit Committee Report

The charter of the Audit Committee of the Board specifies that the purpose of the Committee is to assist the Board in its oversight of:

•	the integrity of the Company’s financial statements;

•	the adequacy of the Company’s system of internal controls;

•	the Company’s compliance with legal and regulatory requirements;

•	the qualifications and independence of the Company’s independent registered public accountants; and

•	the performance of the Company’s independent registered public accountants and of the Company’s internal audit function.

In carrying out these responsibilities, the Audit Committee, among other things:

•	monitors preparation of quarterly and annual financial reports by the Company’s management;

•

supervises the relationship between the Company and its independent registered public accountants, including: having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit services; approving audit and non-audit services; and confirming the independence of the independent registered public accountants; and

•

oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of the Company’s policies relating to legal and regulatory compliance, ethics and conflicts of interests and review of the Company’s internal auditing program.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

The Committee met nine times during fiscal 2009. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee’s meetings include, whenever appropriate, executive sessions in which the Committee meets separately with the Company’s independent registered public accountants, the Company’s internal auditors, the Company’s chief financial officer and the Company’s general counsel.

As part of its oversight of the Company’s financial statements, the Committee reviews and discusses with both management and the Company’s independent registered public accountants all annual and quarterly financial statements prior to their issuance. During fiscal 2009, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Committee. These reviews included discussion with the independent registered public accountants of matters required to be discussed pursuant to Public Company Accounting Oversight Board AU 380 (Communication With Audit Committees), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee also discussed with PricewaterhouseCoopers LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from PricewaterhouseCoopers LLP to the Committee pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence.

In addition, the Committee reviewed key initiatives and programs aimed at maintaining the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing internal audit department staffing levels and steps taken to maintain the effectiveness of internal procedures and controls.

Taking all of these reviews and discussions into account, the undersigned Committee members recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2009, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Robert W. Matschullat

John E. Pepper, Jr.

Orin C. Smith (Chair)

Policy for Approval of Audit and Permitted Non-audit Services

All audit, audit-related and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Outside Auditor Independence Policy provides for pre-approval of specifically described audit, audit-related and tax services by the Committee on an annual basis, but individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy also requires specific approval by the Committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The policy authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

Auditor Fees and Services

The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements and internal control over financial reporting for fiscal 2009 and fiscal 2008, together with fees for audit-related serv-

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

ices and tax services rendered by PricewaterhouseCoopers LLP during fiscal 2009 and fiscal 2008. Audit related services consisted principally of audits of employee benefit plans and other entities related to the Company and financial due diligence reviews. Tax services consisted principally of tax compliance (primarily international returns), planning and advisory services, as well as tax examination assistance.

	Fiscal 2009	Fiscal 2008
	(in millions)
Audit fees	$18.9	$18.4
Audit-related fees	2.3	2.8
Tax fees	2.3	3.1
All other fees	—	—

Items to Be Voted On

Election of Directors

The current term of office of all of the Company’s Directors expires at the 2009 annual meeting. The Board proposes that all of the currently serving Directors be re-elected and that Sheryl Sandberg, who is not currently serving as a Director, be elected for a term of one year and until their successors are duly elected and qualified. Ms. Sandberg was initially identified as a potential nominee by a third-party search firm and recommended for nomination by the Governance and Nominating Committee. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a Director before the annual meeting, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

Directors are elected by a majority of votes cast unless the election is contested, in which case Directors are elected by a plurality of votes cast. A majority of votes cast means that the number of shares voted “for” a Director exceeds the number of votes cast “against” the Director. If an incumbent Director in an uncontested election does not receive a majority of votes cast for his or her election, the Director is required to submit a letter of resignation to the Board of Directors for consideration by the Governance and Nominating Committee. The Governance and Nominating Committee is required to promptly assess the appropriateness of such nominee continuing to serve as a Director and recommend to the Board the action to be taken with respect to the tendered resignation. The Board is required to determine whether to accept or reject the resignation, or what other action should be taken, within 90 days of the date of the certification of election results.

Unlike previous years, brokers holding shares beneficially owned by their clients will no longer have the ability to cast votes with respect to the election of Directors unless they have received instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to Directors is counted.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

The Board recommends a vote “FOR” each of the persons nominated by the Board.

  Susan E. Arnold, 55, is retired and was President—Global Business Units of Procter & Gamble from 2007 to 2009. Prior to that, she was Vice Chair of P&G Beauty and Health from 2006, Vice Chair of P&G Beauty from 2004 and President Global Personal Beauty Care and Global Feminine Care from 2002. She is a director of McDonalds Corporation. Ms. Arnold has been a Director of the Company since 2007.

  Judith L. Estrin, 55, is Chief Executive Officer of JLABS, LLC, (formerly Packet Design Management Company, LLC), a privately held company focused on furthering innovation in business, government and non-profit organizations. Ms. Estrin served as Chief Technology Officer and Senior Vice President of Cisco Systems Inc., a developer of networking products, from 1998 until April 2000, and as President and Chief Executive Officer of Precept Software, Inc., a developer of networking software of which she was co-founder, from 1995 until its acquisition by Cisco in 1998. She is also a director of FedEx Corporation, an international provider of transportation and delivery services. Ms. Estrin has been a Director of the Company since 1998.

  Robert A. Iger, 58, has served as President and Chief Executive Officer of the Company since October 2005, having previously served as President and Chief Operating Officer since January 2000 and as President of Walt Disney International and Chairman of the ABC Group from 1999 to January 2000. From 1974 to 1998, Mr. Iger held a series of increasingly responsible positions at ABC, Inc. and its predecessor Capital Cities/ABC, Inc., culminating in service as President of the ABC Network Television Group from 1993 to 1994 and President and Chief Operating Officer of ABC, Inc. from 1994 to 1999. He is a member of the Board of Directors of Lincoln Center for the Performing Arts in New York City. Mr. Iger has been a Director of the Company since 2000. The Company has agreed in Mr. Iger’s employment agreement to nominate him for re-election as a member of the Board at the expiration of each term of office during the term of the agreement, and he has agreed to continue to serve on the Board if elected.

  John E. Bryson, 66, serves as Senior Advisor to Kohlberg Kravis Roberts & Co. (KKR) and is Retired Chairman of the Board and Chief Executive Officer, Edison International. Mr. Bryson served as Chairman, President and Chief Executive Officer of Edison International (an electric power generator and distributor), the parent company of Southern California Edison, from 1990 to 2008. He is also a director of The Boeing Company, a trustee of the California Institute of Technology and a director of the W.M. Keck Foundation and the California Endowment. Mr. Bryson has been a Director of the Company since 2000.

  John S. Chen, 54, has been Chairman, Chief Executive Officer and President of Sybase, Inc., a software developer, since November 1998. From February 1998 through November 1998, he served as co-Chief Executive Officer. Mr. Chen joined Sybase in August 1997 as Chief Operating Officer and served in that capacity until February 1998. From March 1995 to July 1997, Mr. Chen was President of the Open Enterprise Computing Division, Siemens Nixdorf, a computer and electronics company, and Chief Executive Officer and Chairman of Siemens Pyramid, a subsidiary of Siemens Nixdorf. He is a director of Wells Fargo & Company. Mr. Chen has been a Director of the Company since 2004.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

  Steven P. Jobs, 54, has served as Chief Executive Officer of Apple Inc., a designer, manufacturer and marketer of personal computers, mobile communication devices and portable digital music and video players, since February 1997 and is a member of its Board of Directors. Prior to the Company’s acquisition of Pixar, Mr. Jobs also served as Chairman of Pixar from March 1991 and as Chief Executive Officer of Pixar from February 1986. Mr. Jobs has been a Director of the Company since the Company’s acquisition of Pixar in May 2006.

  Aylwin B. Lewis, 56, has served as President and Chief Executive Officer of Potbelly Sandwich Works since June 2008. Prior to that, Mr. Lewis was President and Chief Executive Officer of Sears Holdings Corporation, a nationwide retailer, from September 2005 to February 2008. Prior to being named Chief Executive Officer of Sears, Mr. Lewis was President of Sears Holdings and Chief Executive Officer of KMart and Sears Retail following Sears’ acquisition of KMart Holding Corporation in March 2005. Prior to that acquisition, Mr. Lewis had been President and Chief Executive Officer of KMart since October 2004. Prior to that, Mr. Lewis was Chief Multibranding and Operating Officer of YUM! Brands, Inc., a franchisor and licensor of quick service restaurants including KFC, Long John Silvers, Pizza Hut, Taco Bell and A&W, from 2003 until October 2004, Chief Operating Officer of YUM! Brands from 2000 until 2003 and Chief Operating Officer of Pizza Hut from 1996. Mr. Lewis has been a Director of the Company since 2004.

  Fred H. Langhammer, 66, is Chairman, Global Affairs, of The Estée Lauder Companies Inc., a manufacturer and marketer of cosmetics products. Prior to being named Chairman, Global Affairs, Mr. Langhammer was Chief Executive Officer of The Estée Lauder Companies Inc. from 2000 to 2004, President from 1995 to 2004 and Chief Operating Officer from 1985 through 1999. Mr. Langhammer joined The Estée Lauder Companies in 1975 as President of its operations in Japan. In 1982, he was appointed Managing Director of its operations in Germany. He is also a director of The Shinsei Bank Limited. Mr. Langhammer has been a Director of the Company since 2005.

  Monica C. Lozano, 53, is Publisher and Chief Executive Officer of La Opinión, the largest Spanish-language newspaper in the United States, and Senior Vice President of its parent company, ImpreMedia, LLC. In addition, Ms. Lozano is a member of the Board of Regents of the University of California and a trustee of the University of Southern California. She is a director of Bank of America Corporation and a director of the Weingart Foundation. Ms. Lozano has been a Director of the Company since 2000.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

  Robert W.Matschullat, 62, a private equity investor, served from 1995 until 2000 as Vice Chairman of the board of directors and Chief Financial Officer of The Seagram Company Ltd., a global company with entertainment and beverage operations. Prior to joining Seagram, Mr. Matschullat was head of worldwide investment banking for Morgan Stanley & Co. Incorporated, a securities and investment firm, and was on the Morgan Stanley Group board of directors. He is a director of The Clorox Company, where he was Interim Chairman of the Board and Interim Chief Executive Officer from March to October 2006, and a director of Visa Inc. Mr. Matschullat has been a Director of the Company since 2002.

  Sheryl Sandberg, 40, has served as the Chief Operating Officer of Facebook, Inc., an online social utility company, since March 2008. From 2001 to March 2008, Ms. Sandberg was the Vice President of Global Online Sales and Operations for Google Inc., an Internet search engine company. Ms. Sandberg also is a former Chief of Staff of the United States Treasury Department and previously served as a management consultant with McKinsey & Company and as an economist with The World Bank. Ms. Sandberg is a director of Starbucks Corp. and serves on a number of nonprofit boards including The Brookings Institution, The AdCouncil, Women for Women International, and V-Day.

  John E. Pepper, Jr., 71, has served as Chairman of the Board of the Company since January 1, 2007 and is Co-Chairman of the National Underground Railroad Freedom Center. Previously, he served as Chief Executive Officer of the National Underground Railroad Freedom Center from December 2005 to May 2007 and as Vice President of Finance and Administration at Yale University from January 2004 to December 2005. Prior to that, he served as Chairman of the Executive Committee of the Board of Directors of The Procter & Gamble Company until December 2003. Since 1963, he had served in various positions at Procter & Gamble, including Chairman of the Board from 2000 to 2002, Chief Executive Officer and Chairman from 1995 to 1999, President from 1986 to 1995 and director from 1984 to 2003. Mr. Pepper serves on the board of Boston Scientific Corp. and is a member of the Executive Committee of the Cincinnati Youth Collaborative. Mr. Pepper has been a Director of the Company since 2006.

  Orin C. Smith, 67, was President and Chief Executive Officer of Starbucks Corporation from 2000 to 2005. He joined Starbucks as Vice President and Chief Financial Officer in 1990, became President and Chief Operating Officer in 1994, and became a director of Starbucks in 1996. Prior to joining Starbucks, Mr. Smith spent a total of 14 years with Deloitte & Touche. Mr. Smith is a director of Nike, Inc. and Washington Mutual. He also serves on the Board of Directors of Conservation International and the University of Washington Foundation Board and is Chairman of the Starbucks Foundation Board. Mr. Smith has been a Director of the Company since 2006.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

Ratification of Appointment of Independent Registered Public Accountants

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year ending October 2, 2010. Services provided to the Company and its subsidiaries by PricewaterhouseCoopers LLP in fiscal 2009 are described under “Audit-Related Matters — Auditor Fees and Services,” above.

We are asking our shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice.

Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on this item will be required for approval. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote.

The Board recommends that shareholders vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for fiscal 2010.

In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Approval of an Amendment to the Amended and Restated 2005 Stock Incentive Plan

The Board of Directors recommends that shareholders approve an amendment to the Company’s Amended and Restated 2005 Stock Incentive Plan (which we refer to as the 2005 Plan). The amendment increases the maximum total number of shares of common stock we may issue under the 2005 Plan by 42,000,000 shares from 136,000,000 to 178,000,000 shares.

The purpose of the increase in authorized shares is to secure adequate shares to fund expected awards under the Company’s long-term incentive program through at least the next annual award in January 2011. The Board believes that this number represents a reasonable amount of potential equity dilution and allows the Company to continue awarding equity incentives, which are an important component of our overall compensation program. The Company expects that it will need to seek shareholder approval in 2011 for additional shares to continue the program beyond 2011.

The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on this item will be required for approval of the amendments to the 2005 Plan. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote. Broker non-votes (as described under “Information About Voting and the Meeting — Voting”) will not be considered entitled to vote on this item and therefore will not be counted in determining the number of shares necessary for approval.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

Purpose of the 2005 Plan

The 2005 Plan governs grants of stock-based awards to employees and non-employee directors. It is designed to support the Company’s long-term business objectives in a manner consistent with our executive compensation philosophy. The Board believes that by allowing the Company to continue to offer its employees long-term, performance-based compensation through the 2005 Plan, the Company will promote the following key objectives:

•	aligning the interest of employees with those of the shareholders;

•	reinforcing key Company goals and objectives that help drive shareholder value; and

•	attracting, motivating and retaining experienced and highly qualified employees who contribute to the Company’s financial success.

Shares Available Under Plans

As of October 3, 2009, and prior to the requested increase, 73.1 million shares remain available for issuance of future awards pursuant to the 2005 Plan, 0.20 million shares remain available for future awards pursuant to the Walt Disney

Company/Pixar 2004 Equity Incentive Plan (which we refer to as the Disney/Pixar Plan), and 9.2 million shares remain available for future awards pursuant to the Amended and Restated 1995 Stock Incentive Plan (which we refer to as the 1995 Plan). The Company expects to issue restricted stock units and options in January in connection with its regular annual equity award grant, and after those awards it expects that approximately 3.8 million shares and 40.3 million shares will remain available for issuance of future awards pursuant to the 1995 Plan and the 2005 Plan, respectively. The number of shares that may be issued under these plans may increase to the extent outstanding awards are cancelled due to forfeiture of awards or expiration of awards without exercise. Other plans remain active with outstanding awards, but no future awards may be made from those plans.

The following table sets forth the number of shares authorized for future issuance (including shares authorized for issuance pursuant to restricted stock, restricted stock unit and stock awards) as of October 3, 2009 and after including the additional shares under the amendment, along with the equity dilution represented by the shares available for future awards as a percentage of the common shares outstanding.

SHARE AUTHORIZATION (shares in millions)
	Total Shares Available	Equity Dilution: Percent of Basic Common Shares Outstanding
Shares authorized for future awards as of October 3, 2009[1]	82.5	4.43%
Requested increase to shares available in the 2005 Plan after amendment	42.0	2.26%
Shares authorized for future awards after approval of amendment[1]	124.5	6.69%

[1]

Includes shares authorized under the Amended and Restated 2005 Stock Incentive Plan, Amended and Restated 1995 Stock Incentive Plan, and the Walt Disney Company/Pixar 2004 Equity Incentive Plan. Awards scheduled to be made in January 2010 have not been deducted.

On October 3, 2009, the equity overhang, or the percentage of outstanding shares (plus shares that could be issued pursuant to plans) represented by all stock incentives granted and those available for future grant under all plans, was 13.3%.1 The equity overhang from all stock incentives granted and available would be approximately 15.0% assuming approval of the requested amendment. Equity overhang following the original approval of the 2005 Plan in February 2005 was 12.9%, was 12.1% following approval of an amendment in March 2007, was 12.7% following approval of an amendment in March 2008 and was 13.6% following approval of an amendment in March 2009.

[1]

Equity overhang was calculated as all shares issuable upon exercise of outstanding options and vesting of outstanding restricted stock units plus shares available for future grant divided by (a) basic common shares outstanding + (b) shares in the numerator.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

The options and units outstanding (as shown in the following table) also include the impact (net of subsequent activity) of the addition of 44 million options and

1 million unvested restricted stock units converted in connection with the acquisition of Pixar in May 2006. In addition, the Company’s share buyback program, under which the Company repurchased 4,586,000 shares during Fiscal 2009, has had the effect of reducing the common shares outstanding. All of these factors increase overhang and, in light of these factors, the Company believes its overhang level is reasonable.

The following table sets forth information regarding outstanding options and restricted stock units as of October 3, 2009.

OUTSTANDING AWARDS (shares in millions)
Range of Exercise Prices	Outstanding Options	Weighted Average Exercise Price	Weighted Average Remaining Years of Contractual Life	Unvested Restricted Stock Units
$0.01 - $15	7.7	$10.70	2.7	n/a
$15.01 - $20	24.5	19.75	5.6	n/a
$20.01 - $25	36.8	23.88	3.4	n/a
$25.01 - $30	61.6	29.16	4.1	n/a
$30.01 - $35	31.8	33.75	3.3	n/a
$35.01 - $40	3.5	39.85	0.7	n/a
$40.01 - $45	3.0	42.21	1.0	n/a
$45.01 - $185	1.2	117.30	0.4	n/a
Total	170.1	27.76	3.8	32.3

The following table sets forth information regarding options outstanding on October 3, 2009. Approximately 27.0% of all options outstanding on October 3, 2009 were exercisable on that date and had exercise prices below the closing trading price on that date, and approximately 13.5% of the options outstanding on that date were exercisable, had been outstanding for more than six years and had exercise prices below the closing price on that date.

OUTSTANDING AWARDS (shares in millions)
	Outstanding Options	Weighted Average Exercise Price	Weighted Average Remaining Years of Contractual Life
In-the-money options outstanding six years or more	23.1	$17.64	2.5
All options outstanding less than six years	117.2	$27.48	4.8
Underwater options outstanding six years or more	29.8	$36.87	0.9

The Company continues to manage its run rate1 of awards granted over time to levels it believes are reasonable in light of changes in its business and number of outstanding shares while ensuring that our overall executive compensation program is competitive, relevant and motivational. The Committee adjusted grant guidelines for fiscal years 2007, 2008 and 2009 to reduce average awards per recipient. The run rate in fiscal 2008 was impacted by the special award in connection with the extension of Mr. Iger’s employment agreement and the reduction in common shares outstanding due to the Company’s active repurchase of shares during the fiscal year. Adjusting for the impact of these two factors, the 2008 run rate would have been 1.74%. The Committee further adjusted grant guidelines for fiscal 2010 as a means to continue reducing average awards per recipient.

[1]

Run rate was calculated as (a) all option awards and non-performance restricted stock units granted in a fiscal year + (b) actual performance-based restricted stock units vested in a fiscal year, divided by the number of basic common shares outstanding at the end of that fiscal year.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

The following table sets forth information regarding awards granted and earned, the run rate for each of the last three fiscal years and the average run rate over the last three years.

RUN RATE (shares in millions)
	Fiscal 2007	Fiscal 2008	Fiscal 2009	3-year Average
Stock options granted	24.8	29.8	17.4	24.0
Service-based restricted stock units granted	9.8	7.4	11.3	9.5
Actual performance-based restricted stock units earned	1.1	0.3	1.8	1.07
Basic common shares outstanding at fiscal year end	1,916.7	1,853.8	1,861.4	1,877.3
Run rate	1.86%	2.02%	1.64%	1.84%

On October 2, 2009, the closing price of our common stock traded on the New York Stock Exchange was $27.21 per share.

Overview of Plans

All employees of the Company and its affiliates are eligible to receive awards under the 2005 Plan, but awards in fiscal 2009 were generally limited to approximately 4,500 Disney and Pixar employees and non-employee Directors of Disney (of whom there are currently 11 and one of whom does not receive Director compensation). The relative weight of equity compensation in the total compensation package generally increases in relation to a participant’s role in influencing shareholder value.

The 2005 Plan is an “omnibus” stock plan that provides for a variety of equity award vehicles to maintain flexibility. The 2005 Plan permits the grant of stock options, stock appreciation rights, restricted and unrestricted stock awards and stock units. As described more fully in Compensation Discussion and Analysis, participants currently are generally granted a mix of stock options and restricted stock units. Restricted stock units granted in fiscal 2009 that do not have performance conditions (other than the test to assure deductibility under Section 162(m)) vest 25% on each of the first four anniversaries of grant. Restricted stock units granted in fiscal 2009 that have performance conditions (in addition to the test to assure deductibility under Section 162(m), where applicable) vest 50% on the second anniversary of the grant and 50% on the fourth anniversary of grant. Except for restricted stock units issued as a part of an executive’s bonus, restricted stock units awarded to senior executives include performance requirements for vesting. The 2005 Plan is designed to meet the requirements for deductibility of executive compensation under Section 162(m) of the Internal Revenue Code with respect to stock options and stock appreciation rights. Other awards may qualify under Section 162(m) if they are granted in accordance with the Company’s Amended and Restated 2002 Executive Performance Plan and subject to performance conditions as specified in that plan. Also, in order to meet Section 162(m) requirements, the 2005 Plan provides limits on the number and type of shares that any one participant may receive during any calendar-year period, as described below.

Neither the 2005 Plan nor the 1995 Plan permit any modification of options or stock appreciation rights that would be treated as a “repricing” (under applicable rules, regulations or New York Stock Exchange listing requirements) without the approval of shareholders, nor the granting of discounted options or stock options with reload features. They both count stock appreciation rights as one share for every stock-settled exercise, regardless of the actual number of shares used to settle the stock appreciation right upon exercise. Neither plan contains an “evergreen” provision to automatically increase the number of shares available for future issuance.

The Disney/Pixar Plan does not permit the granting of discounted options or stock options with reload features. The Disney/Pixar Plan does not prohibit the repricing of options, but the Board does not intend to reprice options or stock appreciation rights granted from this plan without the

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

approval of shareholders. In addition, the Company is subject to exchange rules which prohibit the repricing of stock options without shareholder approval.

Summary of 2005 Plan

The following is a summary of the material terms of the amended 2005 Plan.

Plan Administration

The selection of employee participants in the 2005 Plan, the level of participation of each participant and the terms and conditions of all awards are determined by the Compensation Committee. It is intended that each member of the Compensation Committee will be an “independent director” for purposes of the Company’s Corporate Governance Guidelines, the Compensation Committee’s charter and the New York Stock Exchange listing requirements; a “non-employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. Currently, the Compensation Committee is comprised of five directors meeting these independence criteria. The Compensation Committee has the discretionary authority to interpret the 2005 Plan, to prescribe, amend and rescind rules and regulations relating to the 2005 Plan, and to make all other determinations necessary or advisable for the administration of the 2005 Plan. The Committee may delegate authority to administer the 2005 Plan as it deems appropriate, subject to the express limitations set forth in the 2005 Plan. In the case of awards under the 2005 Plan to non-employee Directors, the powers of the Compensation Committee will be exercised by the full Board.

Limits on Plan Awards

This paragraph assumes adoption of the requested amendment. The Board has reserved a maximum of 178,000,000 shares for issuance pursuant to stock options, stock appreciation rights, restricted and unrestricted stock awards and stock units under the 2005 Plan. Each share subject to a stock option or stock appreciation award reduces the number of shares available for issuance under the 2005 Plan by one share, and each share subject to an award of restricted or unrestricted stock, or stock unit awards would reduce the number of shares available for issuance by two shares. A maximum of 4,0000,000 shares may be granted under the 2005 Plan to an individual pursuant to stock options and stock appreciation rights awarded during any calendar year. For restricted stock, restricted stock units and stock awards, a maximum of 2,000,000 shares may be granted under the 2005 Plan to an individual during any calendar year. These limitations on grants to an individual will be applied in aggregate to all awards granted under any equity-based compensation plan of the Company.

Shares delivered under the 2005 Plan will be authorized but unissued shares of Disney common stock, treasury shares or shares purchased in the open market or otherwise. To the extent that any award payable in shares is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made, the shares covered thereby will no longer be charged against the maximum share limitation and may again be made subject to awards under the 2005 Plan, and will return at the same ratio as the ratio at which they were granted. Notwithstanding the foregoing, upon exercise of a stock-settled stock appreciation right, the number of shares subject to the award being exercised shall be counted against the maximum aggregate number of shares of common stock that may be issued under the plan as provided above, on the basis of one share for every share subject thereto, regardless of the actual number of shares used to settle the stock appreciation right upon exercise. Any awards settled in cash will not be counted against the maximum share reserve under the 2005 Plan. Any shares exchanged by a participant or withheld from a participant as full or partial payment to the Company of the exercise price or the tax withholding upon exercise or payment of an award will not be returned to the number of shares available for issuance under the 2005 Plan.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

Eligibility and Participation

All of the approximately 103,000 full-time employees of the Company and its affiliates, as well as the Company’s non-employee Directors, are eligible to participate in the 2005 Plan. Approximately 4,500 Disney employees (including six executive officers of the Company) and non-employee Directors receive long-term incentive awards in a given year, although this may vary from year to year. From time to time, the Compensation Committee (or as to non-employee Directors, the Board) will determine who will be granted awards, the number of shares subject to such grants and all other terms of awards.

As described in “Corporate Governance and Board Matters — Board Compensation”, each non-employee Director (other than Mr. Jobs) is currently awarded on an annual basis stock options to purchase shares of Disney common stock pursuant to a Director compensation program adopted by the Board of Directors. Each non-employee Director (other than Mr. Jobs) is also awarded a grant or grants of stock or deferred stock units. The Board expects that similar annual awards will be continued under the 2005 Plan, and any change to that program would be determined by the Board of Directors in the future.

Types of Plan Awards

As described in the Compensation Discussion and Analysis, the Company’s current equity compensation awards to employees are generally comprised of stock options and restricted stock units. The 2005 Plan provides for a variety of other equity instruments to preserve flexibility. The types of securities that may be issued under the 2005 Plan are described below.

Stock Options.    Stock options granted under the 2005 Plan may be either non-qualified stock options or incentive stock options qualifying under Section 422 of the Internal Revenue Code. The price of any stock option granted may not be less than the fair market value of the Disney common stock on the date the option is granted. The option price is payable in cash, shares of Disney common stock, through a broker-assisted cashless exercise or as otherwise permitted by the Compensation Committee.

The Compensation Committee determines the terms of each stock option grant at the time of the grant. Generally since 2005, Disney has granted options that terminate after a seven-year period from the date of the grant, but beginning with the 2010 annual awards the Committee has modified the exercise term of future awards to ten years. The Committee specifies at the time each option is granted the time or times at which, and in what proportions, an option becomes vested and exercisable. Vesting may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Committee or both. The Committee may accelerate the vesting of options at any time and, unless otherwise provided in the award agreement, vesting accelerates if the participant dies while employed by the Company or any of its affiliates.

In general, except for termination for cause as described in the 2005 Plan, a stock option expires (i) 12 months after termination of service, if service ceases due to disability, (ii) 36 months after termination, if service ceases when the participant has reached the definition of “eligible retirement” for such provision unless management determines that doing so for a participant outside the United States would create issues under applicable local laws, (iii) 18 months after termination, if service ceases when the participant is eligible to receive retirement benefits under a Company pension plan but does not meet the definition of “eligible retirement” or if the participant died while employed by the Company or any of its affiliates, or (iv) 3 months after termination, if service ceases under any other circumstances. The Compensation Committee may provide for extension of the expiration of options in individual option agreements and has done so pursuant to employment agreements of certain officers as described under Payments and Rights on Termination, above.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

Stock Appreciation Rights.    A stock appreciation right (which we refer to as an SAR) entitles the participant, upon settlement, to receive a payment based on the excess of the fair market value of a share of Disney common stock on the date of settlement over the base price of the right, multiplied by the applicable number of shares of Disney common stock. SARs may be granted on a stand-alone basis or in tandem with a related stock option. The base price may not be less than the fair market value of a share of Disney common stock on the date of grant. The Compensation Committee will determine the vesting requirements and the payment and other terms of an SAR, including the effect of termination of service of a participant. Vesting may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Committee or both. The Committee may accelerate the vesting of SARs at any time. Generally, any SAR, if granted, would terminate after the ten-year period from the date of the grant. SARs may be payable in cash or in shares of Disney common stock or in a combination of both.

The Company has not issued any SARs under any of its currently effective compensation plans, and does not currently have any SARs outstanding.

Restricted Stock.    A restricted stock award represents shares of Disney common stock that are issued subject to restrictions on transfer and vesting requirements as determined by the Compensation Committee. Vesting requirements may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Committee or both. Subject to the transfer restrictions and vesting requirements of the award, the participant will have the same rights as one of Disney’s shareholders, including all voting and dividend rights, during the restriction period, unless the Committee determines otherwise at the time of the grant.

Stock Units.    An award of stock units provides the participant the right to receive a payment based on the value of a share of Disney common stock. Stock units may be subject to such vesting requirements, restrictions and conditions to payment as the Compensation Committee determines are appropriate. Vesting requirements may be based on the continued service of the participant for a specified time period or on the attainment of specified business performance goals established by the Committee or both. A stock unit award may also be granted on a fully vested basis, with a deferred payment date. Stock unit awards are payable in cash or in shares of Disney common stock or in a combination of both. Stock units may also be granted together with related dividend equivalent rights.

Stock Awards.    A stock award represents shares of Disney common stock that are issued free of restrictions on transfer and free of forfeiture conditions and to which the participant is entitled all the rights of a shareholder. A stock award may be granted for past services, in lieu of bonus or other cash compensation, as Director’s compensation or for any other valid purpose as determined by the Compensation Committee.

Section 162(m) Awards

Awards of options and stock appreciation rights granted under the 2005 Plan will automatically qualify for the “performance-based compensation” exception under Section 162(m) of the Internal Revenue Code pursuant to their expected terms. In addition, awards of restricted stock, stock units or stock awards may qualify under Section 162(m) if they are granted in accordance with the Company’s Amended and Restated 2002 Executive Performance Plan (or successor plans) and the performance conditions specified there-under. Under Section 162(m), the terms of the award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award, and must preclude discretion to increase the amount of compensation payable under the terms of the award (but may give the Compensation Committee discretion to decrease the amount of compensation payable).

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

Effect of Change in Control

Awards under the 2005 Plan are generally subject to special provisions upon the occurrence of a “change in control” (as defined in the 2005 Plan) transaction with respect to the Company. Under the 2005 Plan, if within twelve months of a change in control there occurs a “triggering event” (as defined in the 2005 Plan) with respect to the employment of the participant, any outstanding stock options, SARs or other equity awards under the 2005 Plan will generally become fully vested and exercisable, and, in certain cases, paid to the participant. A triggering event is defined generally to include a termination of employment by the Company other than for cause or a termination of employment by the participant following a reduction in position, pay or other constructive termination event. Payments under awards that become subject to the excess parachute payment rules under Section 280G of the Internal Revenue Code may be reduced under certain circumstances.

Limited Transferability

All options, stock appreciation rights, restricted stock and restricted stock units granted under the 2005 Plan are nontransferable except upon death, either by the participant’s will or the laws of descent and distribution or through a beneficiary designation, or in the case of nonqualified options, during the participant’s lifetime to immediate family members of the participant as may be approved by the Compensation Committee.

Adjustments for Corporate Changes

In the event of stock splits, stock dividends, recapitalizations, reclassifications, mergers, spin-offs or other changes affecting the Company or shares of Disney common stock, equitable adjustments shall be made to the number of shares of Disney common stock available for grant, as well as to other maximum limitations under the 2005 Plan, and the number and kind of shares of Disney common stock or other rights and prices under outstanding awards and other terms of outstanding awards affected by such events.

Term, Amendment and Termination

The 2005 Plan has a term of seven years expiring on December 30, 2011, unless terminated earlier by the Board of Directors. The Board may at any time and from time to time and in any respect amend or modify the Plan. The Board may seek the approval of any amendment or modification by the Company’s shareholders to the extent it deems necessary or advisable in its sole discretion for purposes of compliance with Section 162(m) or Section 422 of the Internal Revenue Code, the listing requirements of the New York Stock Exchange or other exchange or securities market or for any other purpose. No amendment or modification of the 2005 Plan will adversely affect any outstanding award without the consent of the participant or the permitted transferee of the award.

Plan Benefits

Future benefits under the 2005 Plan are not currently determinable. With respect to fiscal year 2009, stock options and restricted stock units were granted under the 2005 Plan to the Company’s named executive officers as set forth in the table captioned Fiscal 2009 Grants of Plan Based Awards, and options for a total of 1,011,788 million shares and a total of 701,680 million restricted stock units were awarded to the named executive officers as a group. With respect to fiscal year 2009, options, stock units and restricted stock units were granted to non-employee Directors as set forth in the tables captioned Form of Receipt of Director Fees for Fiscal 2009, Director Stock Unit Awards for Fiscal 2009 and Director Option Values for Fiscal 2009 and the accompanying text. Options for a total of 16,237,882 million shares and a total of 13,959,057 million restricted stock units were awarded to employees other than executive officers with respect to fiscal year 2009.

U.S. Tax Treatment of Awards

Incentive Stock Options.    An incentive stock option results in no taxable income to the optionee or deduction to the Com-

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

pany at the time it is granted or exercised. However, the excess of the fair market value of the shares acquired over the option price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise of an incentive stock option for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period (i.e., a “disqualifying disposition”), then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares, upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such case, the Company will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee’s income as compensation. The optionee’s basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Non-Qualified Stock Options.    A non-qualified stock option results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising such an option will, at that time, realize taxable compensation in an amount equal to the difference between the option price and the then market value of the shares. Subject to the applicable provisions of the Internal Revenue Code, a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation recognized by the optionee.

The optionee’s basis in such shares is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short- term gain (or loss), depending upon the holding period of the shares.

If a non-qualified option is exercised by tendering previously owned shares of the Company’s common stock in payment of the option price, then, instead of the treatment described above, the following generally will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the optionee’s basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The optionee will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the optionee’s basis in such excess shares will be equal to the amount of such compensation income; and the holding period in such excess shares will begin on the date of exercise.

Stock Appreciation Rights.    Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted. If an employee receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the employee at the time it is received. If an employee receives the appreciation inherent in the SARs in stock, the spread between the then current fair market value of the stock and the base price will be taxed as ordinary income to the employee at the time the stock is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the settlement of an SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement.

Other Awards.    The current United States federal income tax consequences of other awards authorized under the 2005 Plan are generally in accordance with the following: (i) restricted stock is generally subject to

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

ordinary income tax at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant; (ii) stock unit awards are generally subject to ordinary income tax at the time of payment; and (iii) unrestricted stock awards are generally subject to ordinary income tax at the time of grant. In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Section 162(m).    Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Internal Revenue Code. Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thus allowing the Company the full federal tax deduction otherwise permitted for such compensation. The 2005 Plan enables the Compensation Committee to grant awards that will be exempt from the deduction limits of Section 162(m).

Section 409A.    Acceleration of income, additional taxes, and interest apply to nonqualified deferred compensation that is not compliant with Section 409A of the Internal Revenue Code. To be compliant with Section 409A rules with respect to the timing of elections to defer compensation, distribution events and funding must be satisfied. The Company has adopted amendments to the 2005 Plan intended to ensure that awards under it will not be subject to adverse tax consequences applicable to deferred compensation under Section 409A.

Tax Treatment of Awards to Non-Employee Directors and to Employees Outside the United States.    The grant and exercise of options and awards under the 2005 Plan to non-employee Directors and to employees outside the United States may be taxed on a different basis.

The Board recommends that shareholders vote “FOR” the amendment to the Amended and Restated 2005 Stock Incentive Plan.

Approval of Amendments to the Restated Certificate of Incorporation

The Board of Directors recommends that shareholders approve amendments to the Company’s Restated Certificate of Incorporation. The amendments relate to four different aspects of the Restated Certificate of Incorporation, and are therefore set forth as four separate proposals:

•

Interested Person Transactions. Reduce from four-fifths of outstanding shares to two-thirds of outstanding shares the shareholder vote required to approve certain business combinations with “Interested Persons” and amendments to this provision in the Restated Certificate of Incorporation.

•	Bylaw Amendments. Reduce from 66 2 /3% of outstanding shares to a majority of outstanding shares the shareholder vote required to approve amendments to the Company’s Bylaws.

•	Tracking Stock Provisions. Delete from the Restated Certificate of Incorporation obsolete provisions relating to tracking stock of go.com, which was previously outstanding.

•

Classified Board Transition Provisions.    Delete from the Restated Certificate of Incorporation obsolete provisions relating to the transition of the Board from a classified board to a non-classified board, which has long since occurred.

We discuss below each of these four proposals. We will restate the Company’s Certificate of Incorporation to incorporate each of the amendments that are approved by the requisite vote of the shareholders, and the complete text of the Restated Certificate of Incorporation assuming all of the amendments are adopted is set forth as Annex A to this Proxy Statement.

•	Interested Person Transactions

As part of its continuing review of evolving practices in corporate governance, the Board of Directors has revisited the provisions of the Company’s Restated Certifi-

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

cate of Incorporation that require approval of the vote of more than a majority of outstanding shares. There are two such provisions, one relating to business combinations with “Interested Persons” and the other (discussed in the following section) relating to amendment of the Bylaws.

Article VII of the Restated Certificate of Incorporation requires a vote of four-fifths of the outstanding shares to approve any business combination with any person (an “Interested Person”) who beneficially owns more than 5% of any class of voting securities of the Company at the time of the transaction unless (a) the transaction is approved by the Board of Directors and (b) a majority of the members of the Board were members of the Board before the person acquired more than 5% of the Company’s shares. The provision defines a business combination to include a merger, sale of all or substantially all of the Company’s assets, purchase of all or substantially all of the assets of another entity and any other transaction that requires the approval of shareholders under the Delaware General Corporation Law. The provision defines an Interested Person to include a person, firm or corporation, or any group acting or intending to act in concert, including persons who are directly or indirectly controlling or controlled by one another or are under direct or indirect common control. Article VIII of the Restated Certificate of Incorporation requires a vote of four-fifths of outstanding shares to amend Article VII.

These provisions are designed to protect minority shareholders in an instance in which a party seeks to acquire the Company or its assets through the open market accumulation of shares. In such an instance, the interests of the Interested Person may diverge from the interests of other shareholders because the acquirer seeks to complete the takeover either without an appropriate premium or by wielding substantial (and self-interested) influence over the outcome of any required shareholder vote. These provisions ensure that the interests of all shareholders are adequately represented either through the super-majority requirement or through the requirement of approval by the Board of Directors, pursuant to which the Board would exercise its fiduciary duties to make a judgment that takes into account the interests of all shareholders.

The Board of Directors is proposing to change the shareholder vote required to approve business combination transactions with an interested person from four-fifths to two-thirds of outstanding shares. The proposed two-thirds vote requirement mirrors Section 203 of the Delaware General Corporation Law, which (unless shareholders approve a provision of the Certificate of Incorporation or Bylaws expressly electing not to be covered by this section) prohibits certain transactions with “interested stockholders” unless the transaction is approved by a vote of two-thirds of outstanding shares or meets other exceptions. The Board of Directors believes that, taking into account evolving governance practices, the voting standard used in the Delaware General Corporation Law, combined with the other provisions of Article VII of the Restated Certificate of Incorporation, provides the right balance for achieving appropriate protection of shareholder interests. For similar reasons, the Board believes that it is appropriate to reduce to two-thirds of shares outstanding the vote required in Article VIII to approve an amendment to Article VII. As currently drafted, a vote of eighty percent of outstanding shares is needed to amend that Article. The Board therefore recommends that Article VII and VIII of the Restated Certificate be amended to read as set forth in Annex A.

Following this amendment, our Restated Certificate of Incorporation will continue to require supermajority shareholder approval at a reduced level for business combination transactions with Interested Persons if the Board does not approve the transaction (or if the Board does not contain a majority of members elected before the Interested Person became an Interested Person), and the Company will remain subject to the anti-takeover provisions of the Delaware General Corporation Law. These provisions of our Certificate of Incorporation and of Delaware Law could have the effect of delaying or preventing a

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

change of control in some circumstances. In addition, the Restated Certificate of Incorporation contains a provision regulating the ability of shareholders to bring matters for action before annual and special meetings and authorizes the Board of Directors to issue and set the terms of preferred stock. The regulations on shareholder action could make it more difficult for any person seeking to acquire control of the Company to obtain shareholder approval of actions that would support this effort. The issuance of preferred stock could effectively dilute the interests of any person seeking control or otherwise make it more difficult to obtain control.

The affirmative vote of four-fifths of the number of shares of common stock outstanding on the record date for the Annual Meeting will be required for approval of this proposal. Abstentions will have the effect of a negative vote on this proposal. Broker non-votes (as described under “Information About Voting and the Meeting — Voting”) will not be considered entitled to vote on this proposal and will have the effect of a negative vote on this proposal.

The Board of Directors has determined that this amendment is advisable and recommends that you vote “FOR” this proposal, and if you properly submit your proxy it will be voted for this proposal unless you specify otherwise.

•	Bylaw Amendments

Article X of the Restated Certificate of Incorporation authorizes the Board of Directors to amend the Bylaws of the Company and provides that the Bylaws may also be amended by the affirmative vote of 66 2/3% of the outstanding shares of the Company. This provision is designed to protect the rights of minority shareholders by assuring that fundamental changes in how the Company is governed are not made without either the approval of the Board of Directors (taking into account the interests of all shareholders) or a substantial majority of shareholders. Matters covered by the Bylaws include important governance issues such as the timetable and requirements for shareholder nominations of Directors or meeting proposals, the mechanics for electing Directors, rules governing repurchase of securities from holders of significant amounts of shares and the requirements for adopting and maintaining shareholder rights plans. These matters require careful consideration of the rights of all shareholders, and should not be lightly changed in ways that may disadvantage minority shareholders.

After reviewing practices at other public companies regarding the requisite shareholder vote needed to amend a bylaw, the Board has determined that it is appropriate to reduce the shareholder vote required to amend the Bylaws from 66 2/3% of outstanding shares to a majority of outstanding shares. This level is consistent with that of many companies with businesses similar to the Company’s, including Time Warner, Viacom and CBS. The proposed requirement of a majority of shares outstanding, while less than the current requirement for 66 2/3%, is a higher hurdle than a majority of shares voting on the proposal and provides a continuing measure of protection for minority shareholders that the Board believes is appropriate. The Board therefore recommends that Article X of the Restated Certificate be amended to read as set forth in Annex A.

The affirmative vote of two-thirds of the number of shares of common stock outstanding on the record date for the Annual Meeting will be required for approval of this proposal. Abstentions will have the effect of a negative vote on this proposal. Broker non-votes (as described under “Information About Voting and the Meeting — Voting”) will not be considered entitled to vote on this proposal and will have the effect of a negative vote on this proposal.

The Board of Directors has determined that this amendment is advisable and recommends that you vote “FOR” this proposal, and if you properly submit your proxy it will be voted for this proposal unless you specify otherwise.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

•	Tracking Stock Provisions

In 1999, the Company added provisions to its Certificate of Incorporation to create two classes of common stock: Disney common stock and go.com common stock. The go.com common stock had voting, dividend, liquidation and conversion rights that were tied to the Company’s go.com business and the Disney common stock had rights that were tied to the remainder of the Company’s business. In 2001, all shares of go.com common stock were converted to shares of Disney common stock pursuant to the terms set forth in the Restated Certificate of Incorporation, and no shares of go.com common stock have been outstanding since that time. Therefore, the provisions in the Restated Certificate of Incorporation defining the rights of the separate classes of common stock are now obsolete and can be removed. As there is no longer any purpose served by these provisions, the Board of Directors recommends that they be removed from the Restated Certificate of Incorporation. The language set forth in Article IV of Annex A accomplishes that objective by removing the provisions relating to the tracking stock, but otherwise leaving the Article as it was.

The affirmative vote of a majority of shares of common stock outstanding on the record date for the Annual Meeting will be required for approval of this proposal. Abstentions will have the effect of a negative vote on this proposal.

The Board of Directors has determined that this amendment is advisable and recommends that you vote “FOR” this proposal, and if you properly submit your proxy it will be voted for this proposal unless you specify otherwise.

•	Classified Board Transition Provisions

In 2001, the Company amended its Certificate of Incorporation to change from a classified board, in which Directors served three-year terms that were staggered so approximately one-third of the Directors were elected each year, to a non-classified board, in which all Directors are elected to a one-year term each year. This conversion occurred over a three-year period, with each class serving out its existing term before being converted to a one-year term, and the Restated Certificate of Incorporation reflected this transition period. Now that the three-year terms that were in effect at the time of the 2001 amendment have all expired and all Directors are elected to a one-year term, the transition provisions are obsolete and can be removed. As there is no longer any purpose served by the transition provisions, the Board of Directors recommends that Section 2 of Article V of the Restated Certificate of Incorporation be amended by deleting it in its entirety and replacing it with the language set forth in Section 2, Article V of Annex A to remove the transition provisions.

The affirmative vote of a majority of shares of common stock outstanding on the record date for the Annual Meeting will be required for approval of this proposal. Abstentions will have the effect of a negative vote on this proposal.

The Board of Directors has determined that this amendment is advisable and recommends that you vote “FOR” this proposal, and if you properly submit your proxy it will be voted for this proposal unless you specify otherwise.

Shareholder Proposals

The Company has been notified that two shareholders intend to present proposals for consideration at the annual meeting. The shareholders making these proposals have presented the proposals and supporting statements below, and we are presenting the proposals as they were submitted to us. While we take issue with a number of the statements contained in the proposals and the supporting statements, we have limited our responses to the most important points and have not attempted to address all the statements with which we disagree. The address and stock ownership of each of the proponents will be furnished by the Company’s Secretary to any person, orally or in writing as requested, promptly upon receipt of any oral or written request.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on the proposal will be required for approval of each of the proposals. Abstentions will be counted as represented and entitled to vote and will have the effect of a negative vote on all proposals. Broker non-votes (as described under “Information About Voting and the Meeting — Voting”) will not be considered entitled to vote on these proposals and will not be counted in determining the number of shares necessary for approval of the proposals.

•	Proposal 1–Shareholder Advisory Vote on Executive Compensation

Walden Asset Management has notified the Company that it intends to present the following proposal for consideration at the annual meeting:

RESOLVED, that shareholders of The Walt Disney Company request the board of directors to adopt a policy that provides shareholders the opportunity at each annual shareholder meeting to vote on an advisory resolution, proposed by management, to ratify the compensation of the named executive officers (“NEOs”) set forth in the proxy statement’s Summary Compensation Table (the “SCT”) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

SUPPORTING STATEMENT: Investors are increasingly concerned about mushrooming executive compensation especially when it is insufficiently linked to performance.

In 2009, shareholders filed close to 100 “Say on Pay” resolutions. Votes averaged 47% in favor, with eighteen passing, demonstrating strong shareholder support for this reform. Public sentiment and Congressional concern about executive compensation has reached new levels of intensity.

An Advisory Vote establishes an annual referendum process for shareholders about senior executive compensation. We believe the voting results, especially when linked to a robust investor communication program, would provide Disney’s board and management useful information about shareholder views on Disney’s senior executive compensation.

In its 2008 proxy Aflac submitted an Advisory Vote resulting in a 93% vote in favor, indicating strong investor support for good disclosure and a reasonable compensation package. Daniel Amos, Chairman and CEO said, “An advisory vote on our compensation report is a helpful avenue for our shareholders to provide feedback on our pay-for-performance compensation philosophy and pay package.”

A number of other companies have also agreed to an Advisory Vote, including Ingersoll Rand, Verizon, Hewlett Packard, Intel, MBIA, H&R Block, Blockbuster, and PG&E. And approximately 300 companies under TARP are now implementing the Advisory Vote providing an opportunity to see it in action.

Influential proxy voting service RiskMetrics Group, recommends votes in favor, noting: “RiskMetrics encourages companies to allow shareholders to express their opinions of executive compensation practices by establishing an annual referendum process. An advisory vote on executive compensation is another step forward in enhancing board accountability.”

A bill to allow annual advisory votes passed the House of Representatives by a 2-to-1 margin in the last Congress. We expect legislation on this issue will pass in the near future.

We believe that existing U.S. Securities and Exchange Commission rules and stock exchange listing standards do not provide shareholders with sufficient mechanisms for providing input to boards on senior executive compensation. In contrast, in the United Kingdom, public companies allow shareholders to cast a vote on the “directors’ remuneration report,” which

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

discloses executive compensation. Such a vote isn’t binding, but gives shareholders a clear voice that could help shape senior executive compensation.

We believe that a company that has a clearly explained compensation philosophy and metrics, reasonably links pay to performance, and communicates effectively to investors would find a management sponsored Advisory Vote a helpful tool.

The Board of the Company recommends a vote “AGAINST” this proposal for the following reasons:

The Board respects the proponent’s view that, in the right circumstances, advisory votes can enhance shareholder value, and the Board acknowledges that legislation has been introduced that could require companies to hold some form of advisory vote. At the same time, the Board believes that the proposed advisory vote is not in the best interest of the shareholders of Disney and that the one-size-fits-all approach of the proposed legislation does not represent a sound approach to dealing with compensation issues. In this Board’s view, the potential benefits of advisory votes cannot be generalized and the need for an advisory vote in any given case rests on an assessment of whether the potential gains associated with an advisory vote outweigh its potential drawbacks in light of the approach to compensation previously taken by a particular board. For the reasons that follow, the Board believes that, when such an assessment is made for Disney, the balance tips against an advisory vote and that an advisory vote therefore should not be implemented at this time.

1. One assumption underlying advisory vote proposals is that they are needed to encourage boards to focus on executive compensation decisions and take them more seriously. This Board of Directors does not believe that any such justification exists with respect to Disney. Over the past several years, through its Compensation Committee, the Board has created a rigorous pay-for-performance compensation structure. As we describe in greater detail on pages 18 to 19 of this Proxy Statement, over the last several years only approximately 20% of the compensation awarded to named executive officers is guaranteed at the beginning of the year in the form of salary and benefits. The remainder of these executive’s compensation is in the form of a performance-based bonus and equity awards whose value depends on Company performance. In addition, the Committee regularly reviews the relationship between the Company’s compensation philosophy, the incentives it seeks to create to drive long-term growth and the competitive market for executive talent. In effect, the Board’s task is to strike the delicate balance between a compensation philosophy that will attract and retain the level of talent that the Company needs while, at the same time, providing appropriate incentives to align our executive with the creation of long-term shareholder value.

2. The Board is further of the view that one of the other justifications that is sometimes offered in support of advisory votes — the need to encourage Board dialogue with shareholders — also doesn’t exist with respect to Disney. This Board already believes that the views of shareholders are, and need to be, an important input into the Board’s decision making process and has demonstrated its responsiveness to developing best practices in compensation and in governance issues generally. The opportunity for dialogue is facilitated by Disney’s Board structure, which, as a result of splitting the chairman of the Board and chief executive officer functions, gives shareholders access to the Board through an independent, non-executive chairman. In short, when our shareholders have a desire to focus on compensation philosophy and practices, there is already in place a meaningful process for views to be expressed and heard. Our Directors also monitor ongoing public discussion of issues of governance and compensation. Indeed, the Company’s current “pay for performance” compensation design was influenced by significant interaction with inter-

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

ested shareholder groups. In addition, the Board has adopted a number of governance procedures designed to enhance accountability to shareholders on a range of issues including executive compensation. These include a bylaw providing for majority election of Directors, procedures for direct communication with Directors (as described on page 12 of this proxy statement) and procedures for shareholder nominations of Directors (as described on page 12 of this proxy statement). We believe these measures, together with the Board’s solicitation of input from shareholders on executive compensation, already provide our shareholders with the opportunity for meaningful input into executive compensation decisions.

3. Some advocates assert that, whatever its limitations, there can be no harm from an advisory vote and that the process would yield meaningful shareholder feedback that would assist a board in discharging its responsibilities. This Board disagrees with that assessment. One of the Board’s most critical functions is to evaluate and provide appropriate incentives to the executive management team. This is particularly true of the chief executive officer, where the Board is directly responsible for managing, in effect, the employee relationship. The Board’s management of that relationship is inherently and necessarily based on proprietary and sensitive information, such as the annual and long-term business plans for the Company, and an assessment of the executive’s performance against those expectations. In discharge of its fiduciary duties owed to shareholders, a board is uniquely positioned to assess how those sensitive factors should be weighed to appropriately manage, reward and incentivize the chief executive officer. That is particularly true of a Board such as Disney’s, which has the added perspective of an independent chairman whose working relationship with the chief executive officer only enhances the insights that the Board brings to bear on this set of judgments. Given the proprietary basis for the underlying judgments, it is not realistic to believe that an up or down vote can effectively weigh, in an informed fashion, the balance of factors that inhere in the Board’s judgments about how best to discharge this vital aspect of its responsibility. Nor would an up or down vote likely provide useful guidance about the driving force behind the vote. It would be difficult to discern whether the drivers of the vote were long-term or short-term investors — who may well have different perspectives on compensation philosophy — or whether the vote was motivated by one aspect of compensation or another, or compensation for one executive or another, on an entire compensation package for the entire executive team. Understanding these drivers is, of course, critical to evaluating the input and forming an appropriate response. The Board believes the best and only real way to develop that understanding is the opportunity for dialogue that is currently in place and that the proposed process could create real and unfortunate frictions that could impair the ability of the Board to perform one of its core functions.

4. Pending legislation that would, if enacted, require some form of advisory vote does not change the Board’s view that it would be inadvisable to implement an advisory vote at Disney at this time. There is wide ranging debate about whether this legislation should be adopted and, if so, the form that any advisory vote requirement should take. The Board therefore believes that the Company should not institute an advisory vote before any legislative requirement is enacted. If an advisory vote is required by law, the Board will seek to carefully tailor such a vote to the Company’s circumstances within the parameters required by law. Unless and until those parameters are established, the Board believes that adopting an advisory vote would be premature and, for the reasons described above, inadvisable.

For all these reasons, the Board believes that the existing opportunities for dialogue with shareholders, its consideration of

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

public debate regarding compensation issues and its evaluation of these inputs in the context of the directors’ intense familiarity with the specific circumstances and needs of the Company are far better ways to assess investor reaction to compensation matters than a shareholder vote.

Accordingly, the Board recommends that you vote “AGAINST” this proposal, and your proxy will be voted against if the proposal is presented unless you specify otherwise.

•	Proposal 2–Ex-Gay Nondiscrimination Policy

Bobbie Strohbar has notified the Company that she intends to present the following proposal for consideration at the annual meeting:

WHEREAS: The Walt Disney Company does not explicitly prohibit discrimination based on ex-gay status in its sexual orientation employment policy and diversity training for employees.

Parents and Friends of Ex-Gays & Gays (PFOX), a national non-profit organization defines the ex-gay community as men and women with unwanted same-sex attractions who leave homosexuality by gender affirming therapy, faith based ministries, Homosexuals Anonymous support groups, or other non-judgmental environments. Their decision is one only they can make. However, there are others in society who refuse to respect individual self-determination. Consequently, formerly gay men and women are reviled simply because they dare to exist.

PFOX has documented numerous incidents of intolerance against the ex-gay community. Ex-gays and their supporters are subject to an increasingly hostile environment because they live out or support a different view of homosexuality. They remain closeted because of other’s negative reactions or disapproval. Ex-gay employees are uncomfortable being open about their sexual orientation with their colleagues because they fear discrimination or unfair treatment in the workplace.

Disney has a sexual orientation policy and mandatory diversity training for employees that supports gays and bisexuals, but excludes any support for ex-gays.

In our Nation’s Capital, the Superior Court for the District of Columbia has ruled that ex-gays are a legally protected class under sexual orientation and thus protected from discrimination under the D.C. Human Rights Act.

RESOLVED: The shareholders request that Disney amend its sexual orientation policy to explicitly include the prohibition of discrimination based on ex-gay status.

SUPPORTING STATEMENT: Employee discrimination diminishes employee morale and productivity. Disney’s exclusion of ex-gays from its sexual orientation policy and program reinforces the second-class status of ex-gays, and contributes to the negative perceptions and discrimination against former homosexuals. Disney’s exclusion also disregards diversity and the basic human right to dignity and self-determination. Adding ex-gays to Disney’s sexual orientation policy and programs, which already include gays and bisexuals, will increase diversity, assure equality in the workplace, and be inexpensive for the Company to implement.

Because state and local laws differ with respect to employment discrimination, our Company would benefit from a consistent, corporate-wide policy to further enhance efforts to prevent discrimination, resolve complaints internally to avoid costly litigation or damage to its reputation, access employees from the broadest possible talent pool, and ensure a respectful and supporting atmosphere for all employees. I urge you to vote for this beneficial proposal which serves to increase diversity at minimal cost.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

The Board of the Company recommends a vote “AGAINST” this proposal for the following reasons:

The Board believes that the Company’s current employment discrimination policies provide broad and appropriate protection against discrimination based on sexual orientation and that it would be inappropriate to amend its policy to address the specific situation requested by the proponent.

Contrary to the proponent’s assertion, the Company does not have a “sexual orientation policy” or a policy that specifically “supports gays and bisexuals” and “excludes any support for ex-gays.” What the Company does have is an equal employment opportunity policy pursuant to which the Company commits to provide equal opportunity for all employees based on a list of characteristics and statuses including sexual orientation without distinguishing between homosexuals and heterosexuals. The Company also has a harassment policy, which prohibits employees from harassing “any employee, guest, or other person in the course of the Company’s business for any reason” including based on sexual orientation, again without distinguishing between homosexuals and heterosexuals. Both of these policies are designed to broadly protect homosexuals and heterosexuals alike from adverse treatment based on their sexual orientation.

The Company’s policies are quite deliberately stated in general terms and broadly prohibit discrimination and harassment based on race, religion, color, sex, sexual orientation, gender identity, national origin, age, marital status, covered veteran status, mental or physical disability, pregnancy, or any other basis prohibited by state or federal law. If the policies were amended to address the specific situation requested by the proponent, the Company would also have to consider whether to address other specific situations, such as the application of the policies to persons of mixed race, persons who have changed their religious identification, persons whose marital status has changed or persons who have specific mental or physical disabilities or who developed those disabilities in specific ways. It would be impossible to effectively identify and address every specific situation that might arise and the inclusion of some specific situations would perhaps leave open to question whether other specific situations are covered. Moreover, any attempt to catalog specific instances would impose a rigid inflexibility in the application of the policy to the variety of legal, regulatory and cultural circumstances that arise in a company as diverse and wide ranging as ours.

The Board therefore believes it is far more appropriate for the Company’s policies to address discrimination and harassment in the general, non-exclusionary terms currently used than to try to address the specific instance raised by the proponent.

Accordingly, the Board recommends that you vote “AGAINST” this proposal, and your proxy will be voted against if the proposal is presented unless you specify otherwise.

Other Matters

Management is not aware of any other matters that will be presented at the Annual Meeting, and Company Bylaws do not allow proposals to be presented at the meeting unless they were properly presented to the Company prior to December 10, 2009. However, if any other question that requires a vote is properly presented at the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

Information About Voting and the Meeting

Shares Outstanding

Shareholders owning Disney common stock at the close of business on January 11, 2010 (the record date), may vote at the 2010 Annual Meeting and any post-

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

ponements or adjournments of the meeting. On that date,              shares of common stock were outstanding. Each share is entitled to one vote on each matter considered at the meeting.

Voting

Shareholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card.

•	To vote by Internet, go to www.ProxyVote.com and follow the instructions there. You will need the 12 digit number included on your proxy card, voter instruction form or notice.

•

To vote by telephone, registered shareholders should dial (800) 690-6903 and follow the instructions. Beneficial holders should dial the phone number listed on your voter instruction form. You will need the 12 digit number included on your proxy card, voter instruction form or notice.

•	If you received a notice and wish to vote by traditional proxy card, you can receive a full set of materials at no charge through one of the following methods:

1) by internet: www.ProxyVote.com

2) by Phone: (800) 579-1639

3) by email: sendmaterial@proxyvote.com (your email should contain the 12 digit number in the subject line).

The deadline for voting by telephone or electronically is 11:59 p.m., Eastern Time, on March 9, 2010. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

If you properly sign and return your proxy card or complete your proxy via the telephone or Internet, your shares will be voted as you direct. If you sign and return your proxy but do not specify how you want your shares voted, they will be voted FOR the election of all nominees for Director as set forth under “Election of Directors,” FOR the ratification of the appointment of the independent registered public accountants, FOR approval of the amendment to the Amended and Restated 2005 Stock Incentive Plan, FOR approval of each of the amendments to the Restated Certificate of Incorporation and AGAINST each of the shareholder proposals.

You may revoke your proxy and change your vote at any time before the close of balloting at the Annual Meeting by submitting a written notice to the Secretary, by submitting a later dated and properly executed proxy (including by means of a telephone or Internet vote) or by voting in person at the Annual Meeting.

If you participate in the Disney Savings and Investment Plan or the Disney Hourly Savings and Investment Plan, you may give voting instructions as to the number of shares of common stock equivalent to the interest in Disney common stock credited to your account as of the record date. You may provide voting instructions to Fidelity Management Trust Company by voting online or by completing and returning a proxy card if you received one. If you hold shares other than through these plans and you vote electronically, voting instructions you give with respect to your other shares will be applied to Disney stock credited to your accounts in a savings and investment plan unless you request a separate control number with respect to each account. To receive separate control numbers, please call (866) 412-8382.

The trustee will vote your shares in accordance with your duly executed instructions received by March 5, 2010. If you do not send instructions, the trustee will vote the number of shares equal to the share equivalents credited to your account in the same proportion that it votes shares in your plan for which it did receive timely instructions from other participants. You may revoke previously given voting instructions by March 5, 2010, by either revising your instructions on line or by submitting to the trustee either a written notice of revocation or a properly completed and signed proxy card bearing a later date. Your voting instructions will be kept confidential by the trustee.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

Under New York Stock Exchange Rules, the proposal to approve the appointment of independent auditors and the proposals to amend the Restated Certificate of Incorporation to eliminate tracking stock provisions and to eliminate classified board transition provisions are considered “discretionary” items. This means that brokerage firms may vote in their discretion on these matters on behalf of clients who have not furnished voting instructions at least 10 days before the date of the meeting. In contrast, the election of directors, the amendment to the Amended and Restated 2005 Stock Incentive Plan, the amendments to the Restated Certificate of Incorporation relating to Interested Person transactions and Bylaw amendments and the shareholder proposals are “non-discretionary” items. This means brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote for Directors, the amendments to the Amended and Restated 2005 Stock Incentive Plan and the shareholder proposals. Because the amendments to the Restated Certificate of Incorporation require approval by a percentage of all shares outstanding, broker non-votes will have the effect of a vote against these proposals.

We will post preliminary results of voting at the meeting on our investor relations web site promptly after the meeting.

Attendance at the Meeting

If you plan to attend the meeting, you must request an admission ticket in advance. Tickets will be issued to registered and beneficial owners and to one guest accompanying each registered or beneficial owner. You may request tickets by:

•	visiting www.disney.com/annualmeeting2010 and following the instructions provided;

•

sending an e-mail to the Shareholder Services department at Corp.Shareholder.Services@Disney.com providing the name under which you hold shares of record or the evidence described below of your beneficial ownership of shares and whether you are requesting one or two tickets;

•

sending a fax to (818) 553-7210 providing the name under which you hold shares of record or the evidence described below of your beneficial ownership of shares and whether you are requesting one or two tickets;

•	calling Shareholder Services at (818) 553-7200 and following the instructions provided; or

•

sending a request by mail to Shareholder Services, The Walt Disney Company, 500 S. Buena Vista St., MC 9722, Burbank, CA 91521 providing the name under which you hold shares of record or the evidence described below of your beneficial ownership of shares and whether you are requesting one or two tickets.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to send a written request for a ticket either by regular mail, fax or e-mail, along with proof of share ownership, such as a copy of the portion of your voting instruction form showing your name and address, a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding your shares, confirming ownership.

Requests for admission tickets will be processed in the order in which they are received and must be requested no later than March 5, 2010. Please note that seating is limited and requests for tickets will be accepted on a first-come, first-served basis. On the day of the meeting, each shareholder will be required to present a valid picture identification such as a driver’s license or passport with their admission ticket. Seating will begin at 9:00 a.m. and the meeting will begin at 10:00 a.m. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

Other Information

Stock Ownership

Based on a review of filings with the Securities and Exchange Commission, the Company has determined that the following persons are holders of more than 5% of the outstanding shares of Disney common stock:

Name and Address of Beneficial owner	Shares	Percent of Class
FMR LLC[1] 82 Devonshire Street, Boston, Massachusetts 02109	6,433,957	5.2%
Steven P. Jobs One Infinite Loop Cupertino, CA 95014	138,000,007	7.4%

[1]	Based on a report on Form 13F filed by FMR on November 16, 2009 reporting share ownership as of September 30, 2009.

The following table shows the amount of Disney common stock beneficially owned (unless otherwise indicated) by our current Directors and named executive officers and by Directors and executive officers as a group. Except as otherwise indicated, all information is as of December 14, 2009.

Name	Shares[1,2]	Stock Units[3,4]	Shares Acquirable Within 60 Days[4,5]	Percent of Class
Susan E. Arnold	1,848	10,347	4,990	*
Alan N. Braverman	148,091	—	1,102,048	*
John E. Bryson	10,314	32,133	43,390	*
John S. Chen	13,092	14,434	25,390	*
Judith L. Estrin	36,119	5,852	49,390	*
Robert A. Iger	697,248	—	4,436,688	*
Steven P. Jobs	138,000,007	—	—	7.4%
Fred H. Langhammer	16,014	18,514	19,390	*
Aylwin B. Lewis	8,388	15,440	25,390	*
Monica C. Lozano	8,549	24,913	43,390	*
Robert W. Matschullat	15,362	29,687	31,390	*
Kevin A. Mayer	11,900	—	276,183	*
Christine M. McCarthy	28,029	—	362,672	*
John E. Pepper, Jr.	50,170	19,945	13,390	*
Orin C. Smith	6,493	5,852	13,390	*
Thomas O. Staggs	232,934	—	1,248,922	*
All Directors and executive officers as a group (17 persons)	139,296,065	177,116	7,764,424	7.9%

*	Less than 1% of outstanding shares.
[1]

The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Some Directors and executive officers disclaim beneficial ownership of some of the shares included in the table, as indicated below:

•	Mr. Chen – 1,125 shares held for the benefit of children;
•	Ms. Lozano – 57 shares held for the benefit of a child;
•	Mr. Mayer – 65 shares held for the benefit of members of his family;
•	Mr. Pepper – 150 shares held for the benefit of a child; and
•	Mr. Staggs – 900 shares held by a trust for the benefit of members of his family, of which he is trustee.

All Directors and executive officers as a group disclaim beneficial ownership of a total of 2,297 shares.

[2]

For executive officers, the number of shares listed includes interests in shares held in Company savings and investment plans as of December 11, 2009: Mr. Iger—17,389 shares; Mr. Staggs—6,904 shares; Mr. Braverman—8,067 shares; Ms. McCarthy—2,613 shares and all executive officers as a group—46,479 shares.

[3]

Reflects the number of stock units credited as of December 14, 2009 to the account of each non-employee Director participating in the Company’s Amended and Restated 1997 Non-Employee Directors Stock and Deferred Compensation Plan. These units are payable solely in shares of Company common stock as described under “Corporate Governance and Board Matters—Board Compensation,” but do not have current voting or investment power. Excludes unvested restricted stock units awarded to executives under the Company’s Amended and Restated 2002 Executive Performance Plan which vest on a performance basis and other restricted stock units awarded to executives that have not vested under their vesting schedules.

[4]	Excludes dividends to be credited March 31, 2010 on restricted stock units held on December 31, 2009.
[5]

Reflects the number of shares that could be purchased by exercise of options exercisable at January 11, 2010, or within 60 days thereafter under the Company’s stock option plans and the number of shares underlying restricted stock units that vest within 60 days of January 11, 2010.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our Directors and executive officers complied during fiscal 2009 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, with the exception of Mr. Pepper who filed a report relating to the acquisition of shares one day following the due date of the report.

Electronic Availability of Proxy Statement and Annual Report

As permitted by Securities and Exchange Commission rules, we are making this proxy statement and our annual report available to shareholders electronically via the Internet on the Company’s website at www.disney.com/investors. On January    , 2010, we began mailing to our shareholders a notice containing instructions on how to access this proxy statement and

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

our annual report and how to vote online. If you received that notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained on the notice or set forth in the following paragraph.

If you received a paper copy of this proxy statement by mail and you wish to receive a notice of availability of next year’s proxy statement either in paper form or electronically via e-mail, you can elect to receive a paper notice of availability by mail or an e-mail message that will provide a link to these documents on our website. By opting to receive the notice of availability and accessing your proxy materials online, you will save the Company the cost of producing and mailing documents to you, reduce the amount of mail you receive and help preserve environmental resources. Registered shareholders may elect to receive electronic proxy and annual report access or a paper notice of availability for future annual meetings by registering online at www.disney.com/investors. If you received electronic or paper notice of availability of these proxy materials and wish to receive paper delivery of a full set of future proxy materials, you may do so at the same location. Beneficial or “street name” shareholders who wish to elect one of these options may also do so at www.disney.com/investors.

Reduce Duplicate Mailings

The Company is required to provide an annual report and proxy statement or notice of availability of these materials to all shareholders of record. If you have more than one account in your name or at the same address as other shareholders, the Company or your broker may discontinue mailings of multiple copies. If you wish to receive separate mailings for multiple accounts at the same address, you should mark the designated box on your proxy card. If you are voting by telephone or the Internet and you wish to receive multiple copies, you may notify us at the address and phone number at the end of the following paragraph if you are a shareholder of record or notify your broker if you hold through a broker.

Once you have received notice from your broker or us that they or we will discontinue sending multiple copies to the same address, you will receive only one copy until you are notified otherwise or until you revoke your consent. If you received only one copy of this proxy statement and the annual report or notice of availability of these materials and wish to receive a separate copy for each shareholder at your household, or if, at any time, you wish to resume receiving separate proxy statements or annual reports or notices of availability, or if you are receiving multiple statements and reports and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to The Walt Disney Company, Shareholder Services, 500 South Buena Vista Street, MC 9722, Burbank, California 91521, or by calling Shareholder Services at (818) 553-7200 and we will promptly deliver additional materials as requested.

Proxy Solicitation Costs

The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. We have retained Laurel Hill Advisory Group, LLC, 2 Robbins Lane, Suite 201, Jericho, New York 11753, to aid in the solicitation. For these and related advisory services, we will pay Laurel Hill a fee of $35,000 and reimburse it for certain out-of-pocket disbursements and expenses. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

Annex A

Restated Certificate of Incorporation

ARTICLE I

NAME

The name of the corporation (the “Corporation”) is The Walt Disney Company.

ARTICLE II

ADDRESS OF REGISTERED OFFICE;

NAME OF REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle. The name of its registered agent at that address is Corporation Services Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code, as in effect from time to time (the “DGCL”).

ARTICLE IV

CAPITAL STOCK

1. Authorization.

The total number of shares of stock which the Corporation shall have authority to issue is 4,700,000,000, of which 4,600,000,000 shares shall be shares of common stock having a par value of $.01 per share (“Common Stock”) and 100,000,000 shares shall be shares of preferred stock having a par value of $.01 per share (“Preferred Stock”) and issuable in one or more classes or series as hereinafter provided.

The number of authorized shares of any class or classes of capital stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote generally in the election of directors.

2. Common Stock.

The voting powers, preferences and relative, participating, optional or other special rights of the Common Stock, and the qualifications and restrictions thereon, shall be as follows in this Section 2.

2.1 Dividends. Subject to any preferences and relative, participating, optional or other special rights of any outstanding series of Preferred Stock and any qualifications or restrictions on the Common Stock created thereby, dividends may be declared and paid upon Common Stock upon such terms as the Board of Directors may determine out of the funds of the Corporation legally available therefor.

2.2 Voting Powers. Except as otherwise provided by law or by the terms of any outstanding series of Preferred Stock or any provision of the Certificate of Incorporation or Bylaws of the Corporation, the entire voting power of the stockholders of the Corporation shall be vested in the holders of Common Stock of the Corporation, who shall be entitled to vote on any matter on which the holders of stock of the Corporation shall, by law or by the provisions of the Certificate of Incorporation or Bylaws of the Corporation, be entitled to vote. On each matter to be voted on by the holders of Common Stock each outstanding share of Common Stock shall have one vote.

2.3 Liquidation Rights. In the event of the voluntary or involuntary dissolution of the Corporation or the liquidation and winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and the full preferential amounts (including any accumulated and unpaid dividends) to which the holders of Preferred Stock are entitled, unless otherwise provided in respect of a series of Preferred Stock by the resolution of the Board of Directors fixing the liquidation rights and preferences of such series of Preferred Stock,

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

the holders of the outstanding shares of Common Stock shall be entitled to receive the remaining assets of the Corporation on a per share basis. Neither the merger nor consolidation of the Corporation into or with any other company, nor the merger or consolidation of any other company into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall, alone, be deemed a liquidation or winding up of the Corporation, or cause the dissolution of the Corporation, for purposes of this subsection 2.3.

3. Preferred Stock.

Shares of the Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation, number of shares, or title as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall consist of such number of shares, and have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware. By Certificate of Designation dated November 17, 1999, the Corporation authorized the issuance of Series A Voting Preferred Stock, a copy of which Certificate of Designations is attached hereto as Exhibit A.

ARTICLE V

BOARD OF DIRECTORS

1. Number of Directors.

The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than nine directors or more than twenty-one directors, the exact number of directors to be determined from time to time solely by resolution adopted by the Board of Directors.

2. Term of Office.

All directors shall be of one class and serve for a term ending at the annual meeting following the annual meeting at which the director was elected. In no case shall a decrease in the number of directors shorten the term of any incumbent director. Each director shall hold office after the annual meeting at which his or her term is scheduled to end until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, disqualification or removal from office.

3. Vacancies.

Any newly created directorship resulting from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy on the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

4. Special Voting Rights of Preferred Stock Holders.

Notwithstanding the foregoing provisions, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article IV applicable thereto.

5. Selection by Written Ballot.

Elections of directors at an annual or special meeting of stockholders shall be by written ballot unless the Bylaws of the Corporation shall otherwise provide.

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

ARTICLE VI

SPECIAL MEETINGS OF STOCKHOLDERS

Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors or the President. Special meetings of the stockholders of the Corporation may not be called by any other person or persons.

ARTICLE VII

CERTAIN BUSINESS COMBINATIONS

1. Vote Required for Certain Business Combinations.

Except as set forth in subsection 2 of this Article VII, the affirmative vote of the holders of two-thirds (2/3) of the outstanding stock of the Corporation entitled to vote shall be required for:

1.1 any merger or consolidation to which the Corporation, or any of its subsidiaries, and an Interested Person (as hereinafter defined) are parties;

1.2 any sale or other disposition by the Corporation, or any of its subsidiaries, of all or substantially all of its assets to an Interested Person;

1.3 any purchase or other acquisition by the Corporation, or any of its subsidiaries, of all or substantially all of the assets or stock of an Interested Person; and

1.4 any other transaction with an Interested Person which requires the approval of the stockholders of the Corporation under the Delaware General Corporation Law.

2. Exceptions.

The provisions of subsection 1 of this Article VII shall not be applicable to any transaction described therein if (i) such transaction is approved by resolution of the Corporation’s Board of Directors, provided that a majority of the members of the Board of Directors voting for the approval of such transaction were duly elected and acting members of the Board of Directors prior to the date that the person, firm or corporation, or any group thereof, with whom such transaction is proposed, became an Interested Person, or (ii) the provision of a vote in excess of that required by the Delaware General Corporation Law for such transaction violates the express provisions of the Delaware General Corporation Law.

3. Definition of Interested Person.

As used in this Article VII, the term “Interested Person” shall mean any person, firm or corporation, or any group thereof, acting or intending to act in concert, including any person directly or indirectly controlling or controlled by or under direct or indirect common control with such person, firm or corporation or group, which owns of record or beneficially, directly or indirectly, five percent (5%) or more of any class of voting securities of the Corporation.

ARTICLE VIII

AMENDMENT OF ARTICLE VII

The affirmative vote of the owners of two-thirds (2/3) of the outstanding Common Stock of the Corporation entitled to vote shall be required to amend, alter or repeal Article VII.

ARTICLE IX

INDEMNIFICATION; LIMITATION ON LIABILITY OF DIRECTORS

1. Indemnification.

The Corporation shall indemnify to the full extent authorized or permitted by law (as now or hereinafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall

The Walt Disney Company Notice of 2010 Annual Meeting and Proxy Statement

affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment or repeal of this subsection 1 of this Article VIII shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

2. Limitation of Liability.

A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

3. Insurance; Trust Funds.

In furtherance and not in limitation of the powers conferred by statute:

3.1 the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of law; and

3.2 the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

ARTICLE X

BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation. In addition, the Bylaws of the Corporation may be adopted, repealed, altered, amended or rescinded by the affirmative vote of a majority of the outstanding stock of the Corporation entitled to vote thereon.

ARTICLE XI

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

*** Exercise Your Right to Vote ***

IMPORTANT NOTICE Regarding the Availability of Proxy Materials

THE WALT DISNEY COMPANY

Meeting Information

For Meeting holders Type: as of: January Annual 11, 2010

Date: Location: March 10, 2010 Time: 10:00 AM CST

JW Marriott San Antonio Hill Country

23808 Resort Parkway

San Antonio, TX 78232

The Walt Disney Company

THE WALT DISNEY COMPANY SUITE 6100 611 M. BRANO BLVD

GLENDALE, CA 91203

M18769-TDB

You are receiving this communication because you hold

shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before See the voting. reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT ANNUAL REPORT

How to View Online:

Have How the to Request 12-Digit Control and Receive Number a PAPER available or (located E-MAIL on the Copy: following page) and visit: www.proxyvote.com.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please 1) BY choose INTERNET one : of the www following .proxyvote methods .com to make your request:

2) BY TELEPHONE: 1-800-579-1639

3) BY E-MAIL*: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the Requests, following instructions page) in the and subject other line inquiries . sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before February 24, 2010 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12 Digit Control Number available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

M18770-TDB

Voting Items

The Board of Directors recommends you vote FOR the following proposal(s):

1. Election of Directors

1a. Susan E. Arnold

1b. John E. Bryson

1c. John S. Chen

1d. Judith L. Estrin

1e. Robert A. Iger

1f. Steven P. Jobs

1g. Fred H. Langhammer

1h. Aylwin B. Lewis

1i. Monica C. Lozano

1j. Robert W. Matschullat

1k. John E. Pepper, Jr.

1l. Sheryl Sandberg

1m. Orin C. Smith

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s registered public accountants for 2010.

3. To approve the Amendment to the Amended and Restated 2005 Stock Incentive Plan.

4. To approve the amendment to the Company’s Restated Certificate of Incorporation relating to Interested Person transactions.

5. To approve the amendment to the Company’s Restated Certificate of Incorporation relating to Bylaw amendments.

6. To approve the amendment to the Company’s Restated Certificate of Incorporation relating to tracking stock provisions.

7. To approve the amendment to the Company’s Restated Certificate of Incorporation relating to classified board transition provisions.

The Board of Directors recommends you vote AGAINST the following proposals:

8. To approve the shareholder proposal relating to shareholder advisory vote on executive compensation.

9. To approve the shareholder proposal relating to ex-gay non-discrimination policy.

M18773-TDB

The Walt Disney Company

If you plan to attend the meeting on March 10, 2010, you must request an admission ticket in advance following the instructions set forth in the Proxy Statement. Tickets will be issued to registered and beneficial owners and to one guest accompanying each registered or beneficial owner.

Requests for admission tickets will be processed in the order in which they are received and must be requested no later than March 5, 2010. Please note that seating is limited and requests for tickets will be accepted on a first-come, first-served basis. On the day of the meeting, each shareholder will be required to present a valid picture identification such as a driver’s license or passport with their admission ticket. Seating will begin at 9:00 a.m., and the meeting will begin at 10:00 a.m. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

If you wish to change your address, please visit www.disneyshareholder.com, or call Disney Shareholder Services Department at 1-818-553-7200.

The Walt Disney Company

M18772-TBD

Annual Meeting of Shareholders - To Be Held March 10, 2010

THE BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned hereby appoint(s) JAMES A. RASULO, ALAN N. BRAVERMAN and ROGER J. PATTERSON, and each of them, attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of The Walt Disney Company that the undersigned would be entitled to cast if personally present at the 2010 Annual Meeting of Shareholders of the Company, and at any postponement or adjournment thereof.

IF YOU ARE A SHAREHOLDER OF RECORD, THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED ON THE REVERSE SIDE. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED AS TO ALL SHARES OF THE UNDERSIGNED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE; FOR PROPOSALS 2, 3, 4, 5, 6 AND 7; AGAINST PROPOSALS 8 AND 9; AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. VOTING INSTRUCTIONS MUST BE RECEIVED BY 11:59 P.M. EASTERN TIME ON MARCH 9, 2010.

If you hold shares in any 401(k) savings plan of the Company (the “Plans”), then this proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on all matters properly coming before the Annual Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the trustee for shares held in any of the Plans. Shares in each of the Plans for which voting instructions are not received by 11:59 p.m. Eastern Time on March 5, 2010, or if no choice is specified, will be voted by the trustee in the same proportion as the shares for which voting instructions are received from other participants of the Plan. Your voting instructions will be kept confidential by the trustee.

Please date and sign exactly as your name appears on the form and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners must sign.

(Continued and to be marked, dated and signed on the other side)

The Walt Disney Company

THE WALT DISNEY COMPANY SUITE 6100 611 N. BRAND BLVD. GLENDALE, CA 91203

Vote 24 Hours a Day, 7 Days a Week by Internet , Telephone or Mail. VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. See reverse side for specific deadlines. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future notices of availability of proxy materials or proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. See reverse side for specific deadlines. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, please do NOT mail back the proxy card. You can access, view and download this year’s Annual Report and Proxy Statement at www.proxyvote.com. *Note: To vote accounts separately, please call 1-866-412-8382.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M18771-TBD KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. THE WALT DISNEY COMPANY

The Board of Directors recommends you vote FOR the following proposals:

For Against Abstain 1. Election of Directors 1a. Susan E. Arnold 0 0 0 1b. John E. Bryson 0 0 0 1c. John S. Chen 0 0 0 1d. Judith L. Estrin 0 0 0 1e. Robert A. Iger 0 0 0 1f. Steven P. Jobs 0 0 0 1g. Fred H. Langhammer 0 0 0 1h. Aylwin B. Lewis 0 0 0

1i. Monica C. Lozano 0 0 0 1j. Robert W. Matschullat 0 0 0 1k. John E. Pepper, Jr. 0 0 0 1l. Sheryl Sandberg 0 0 0 1m. Orin C. Smith 0 0 0 NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature [PLEASE SIGN WITHIN BOX] Date

2. To ratify the appointment of Pricewaterhouse-Coopers LLP as the Company’s registered public accountants for 2010.

3. To approve the Amendment to the Amended and Restated 2005 Stock Incentive Plan.

4. To approve the amendment to the Company’s Restated Certificate of Incorporation relating to Interested Person transactions.

5. To approve the amendment to the Company’s Restated Certificate of Incorporation relating to Bylaw amendments.

6. To approve the amendment to the Company’s Restated Certificate of Incorporation relating to tracking stock provisions.

7. To approve the amendment to the Company’s Restated Certificate of Incorporation relating to classified board transition provisions.

The Board of Directors recommends you vote AGAINST the following proposals:

8. To approve the shareholder proposal relating to shareholder advisory vote on executive compensation.

9. To approve the shareholder proposal relating to ex-gay non-discrimination policy. For Against Abstain Yes No 0 0 0 0 0 0 0 0 0 0 0

0 0 0 0 0 0 0 0 0 0 0 0 0 0 HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in asingle package per household. Signature (Joint Owners) Date